PROSPECTUS SUPPLEMENT
(To Prospectus Dated October 24, 2003)


                                 [HYUNDAI LOGO]

                                  $753,347,000

                      Hyundai Auto Receivables Trust 2003-A
                                     Issuer

                         Hyundai ABS Funding Corporation
                                    Depositor

                          Hyundai Motor Finance Company
                               Seller and Servicer

-----------------------------------
You should carefully read the
"risk factors", beginning on page
S-12 of this prospectus
supplement and page 1 of the
prospectus.

The notes are asset-backed
securities. The notes will be
the sole obligation of the issuer
and will not be obligations of or
guaranteed by Hyundai Motor
Finance Company, Hyundai ABS
Funding Corporation or any of their
affiliates.

No one may use this prospectus
supplement to offer and sell
these securities unless it is
accompanied by the prospectus.
-----------------------------------

The following notes are being offered by this prospectus supplement:

                                               Principal Amount     Interest Rate     Stated Maturity Date
                                               ----------------     -------------     --------------------
Class A-1 Notes...........................       $170,000,000           1.11%          November 15, 2004
Class A-2 Notes...........................       $241,000,000           1.56%         September 15, 2006
Class A-3 Notes...........................       $130,000,000           2.33%          November 15, 2007
Class A-4 Notes...........................       $120,618,000           3.02%           October 15, 2010
Class B Notes.............................       $ 39,034,000           2.99%           October 15, 2010
Class C Notes.............................       $ 11,710,000           3.19%           October 15, 2010
Class D Notes.............................       $ 40,985,000           4.06%           October 15, 2010

                                                Initial Public       Underwriting        Proceeds to the
                                                Offering Price         Discount             Depositor
                                                --------------       ------------        ---------------
Per Class A-1 Note........................          100.000000%           0.1300%             99.870000%
Per Class A-2 Note........................           99.988203%           0.1550%             99.833203%
Per Class A-3 Note........................           99.998659%           0.1800%             99.818659%
Per Class A-4 Note........................           99.994187%           0.2175%             99.776687%
Per Class B Note..........................           99.983993%           0.3000%             99.683993%
Per Class C Note..........................           99.990531%           0.3500%             99.640531%
Per Class D Note..........................           99.978919%           0.4500%             99.528919%
   Total .................................      $753,293,817.37     $1,433,413.65        $751,860,403.72

-------------
         o The notes are payable solely from the assets of the issuer, which consist primarily of motor vehicle retail installment sale contracts that are secured by new and used automobiles and light-duty trucks.

         o The issuer will pay interest and principal on the notes on the 15th day of each month, or the next business day if such 15th day is not a business day, starting on December 15, 2003.

         o The issuer will pay principal on the notes in accordance with the payment priorities described in this prospectus supplement.

         o Credit enhancement will consist of overcollateralization, a reserve account with an initial deposit of $5,855,027.57, and the subordination of the certificateholder's right to receive excess interest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               Joint Bookrunners of the Class A, B, C and D Notes

Banc One Capital Markets, Inc.                                        Citigroup

                        Co-Managers of the Class A Notes

ABN AMRO Incorporated         Deutsche Bank Securities                 SG Cowen

          The date of this prospectus supplement is October 29, 2003.

                                TABLE OF CONTENTS

                              Prospectus supplement
                                                                                     Page
                                                                                     ----
SUMMARY OF TERMS......................................................................S-3
RISK FACTORS.........................................................................S-12
USE OF PROCEEDS......................................................................S-20
THE ISSUER...........................................................................S-21
THE RECEIVABLES POOL.................................................................S-22
THE DEPOSITOR........................................................................S-27
HYUNDAI MOTOR FINANCE COMPANY........................................................S-27
WEIGHTED AVERAGE LIFE OF THE NOTES...................................................S-29
THE NOTES............................................................................S-36
CREDIT ENHANCEMENT...................................................................S-45
YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT........................................S-47
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS.................................S-49
LEGAL INVESTMENT.....................................................................S-51
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES...............................S-51
ERISA CONSIDERATIONS.................................................................S-51
UNDERWRITING.........................................................................S-53
FORWARD-LOOKING STATEMENTS...........................................................S-54
LEGAL OPINIONS.......................................................................S-54
GLOSSARY.............................................................................S-55
INDEX................................................................................S-59

                                   Prospectus

 RISK FACTORS...........................................................................1
 CAPITALIZED TERMS......................................................................6
 DESCRIPTION OF THE ISSUERS.............................................................6
 DESCRIPTION OF THE OWNER TRUSTEE.......................................................7
 DESCRIPTION OF THE RECEIVABLES.........................................................7
 ORIGINATION AND SERVICING PROCEDURES...................................................8
 PREFUNDING ARRANGEMENT................................................................13
 MATURITY AND PREPAYMENT CONSIDERATIONS................................................14
 POOL FACTORS, NOTE FACTORS AND POOL INFORMATION.......................................14
 USE OF PROCEEDS.......................................................................15
 DESCRIPTION OF THE DEPOSITOR..........................................................15
 DESCRIPTION OF THE NOTES..............................................................15
 DESCRIPTION OF THE TRANSACTION AGREEMENTS.............................................25
 DESCRIPTION OF THE INDENTURE..........................................................34
 MATERIAL LEGAL ASPECTS OF THE RECEIVABLES.............................................39
 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES................................44
 STATE AND LOCAL TAX CONSEQUENCES......................................................49
 ERISA CONSIDERATIONS..................................................................49
 UNDERWRITING..........................................................................53
 FORWARD-LOOKING STATEMENTS............................................................54
 RATING OF THE NOTES...................................................................54
 REPORTS TO NOTEHOLDERS................................................................54
 WHERE YOU CAN FIND MORE INFORMATION...................................................55
 INCORPORATION BY REFERENCE............................................................55
 LEGAL MATTERS.........................................................................55
 GLOSSARY..............................................................................56
 INDEX.................................................................................58



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



                  WHERE TO FIND INFORMATION IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         This prospectus supplement and the attached prospectus provide information about the issuer and the notes offered by this prospectus supplement and the accompanying prospectus.

         We tell you about the notes in two separate documents that progressively provide more detail:

         o the accompanying prospectus, which provides general information, some of which may not apply to your notes; and

         o this prospectus supplement, which describes the specific terms of your notes.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate on any date other than the dates stated on their respective covers.

         We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents included in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under "Index" beginning on page S-59 of this prospectus supplement and page 58 of the accompanying prospectus.

         If the description of the terms of your notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

                                SUMMARY OF TERMS

         This summary highlights selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding of the offering. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering.

THE PARTIES


   Issuer........................  Hyundai Auto Receivables Trust 2003-A, a
                                   Delaware statutory trust, will issue the
                                   notes. The principal assets of the issuer
                                   will be a pool of motor vehicle retail
                                   installment sale contracts.

   Depositor.....................  Hyundai ABS Funding Corporation, a Delaware
                                   corporation, a wholly-owned special purpose
                                   subsidiary of Hyundai Motor Finance Company,
                                   is the depositor. The depositor will sell the
                                   motor vehicle retail installment sale
                                   contracts to the issuer.

                                   You may contact the depositor by mail at 10550 Talbert Avenue, Fountain Valley,
                                   California 92708, or by calling (714)
                                   594-1579.

   Seller........................  Hyundai Motor Finance Company, a California
                                   corporation, will sell the motor vehicle
                                   retail installment sale contracts to the
                                   depositor.

   Servicer......................  Hyundai Motor Finance Company will act as the servicer. The servicer will service the motor
                                   vehicle retail installment sale contracts
                                   held by the issuer.

   Administrator.................  Hyundai Motor Finance Company will act as administrator of the issuer.

   Trustees......................  Wells Fargo Bank Minnesota, National
                                   Association, a national banking association,
                                   will be the indenture trustee.

                                   Wilmington Trust Company, a Delaware banking corporation, will be the owner trustee.

THE OFFERED NOTES................  The issuer will issue the following notes:


                                                           Principal    Interest
                                       Class                Balance       Rate
                                       ---------------    ------------  --------

                                       Class A-1 notes    $170,000,000    1.11%
                                       Class A-2 notes    $241,000,000    1.56%
                                       Class A-3 notes    $130,000,000    2.33%
                                       Class A-4 notes    $120,618,000    3.02%
                                       Class B notes      $ 39,034,000    2.99%
                                       Class C notes      $ 11,710,000    3.19%
                                       Class D notes      $ 40,985,000    4.06%



                                   The issuer will also issue one certificate, which represents the residual interest in the issuer and is not offered hereby, and to which we refer herein as the certificate. The depositor will initially retain the certificate. Any information in this prospectus supplement relating to the certificate is presented solely to provide you with a better understanding of the notes.



                                   The notes are issuable in an initial
                                   denomination of $1,000 and integral multiples of $1,000 in excess thereof (except for one note of each class which may be issued in a denomination other than an integral multiple of $1,000).

                                   The issuer expects to issue the notes on or about November 7, 2003, which we refer to herein as the closing date.

SERVICING FEE....................  The servicing fee for the calendar month immediately preceding any payment date (a
                                   collection period) will be one-twelfth of
                                   1.00% of the pool balance as of the first day
                                   of the related collection period or, in the
                                   case of the first payment date, the pool
                                   balance as of the cut-off date. The servicer
                                   will be entitled to collect and retain as
                                   additional servicing compensation in respect
                                   of each collection period any late fees and
                                   any other administrative fees and expenses or
                                   similar charges collected during that
                                   collection period, plus any investment
                                   earnings or interest earned during that
                                   collection period from the investment of
                                   monies on deposit in the collection account
                                   and the note distribution account.

ADVANCES.........................  The servicer may elect to make a payment with respect to the aggregate amount of interest
                                   to be paid by obligors during the related
                                   collection period that remained unpaid at the
                                   end of such collection period. We refer to
                                   such a payment herein as an advance. The
                                   servicer shall not make an advance with
                                   respect to any defaulted receivable. Advances
                                   made by the servicer with respect to any
                                   receivable shall be repaid from subsequent
                                   payments on, or liquidation proceeds or other
                                   payments with respect to, such receivable.
PRINCIPAL AND
INTEREST.........................  Principal payments to be made will generally be divided among the classes of notes in a
                                   manner intended to maintain credit
                                   enhancement, including amounts on deposit in
                                   the reserve account, for each such class
                                   (after giving effect to such allocation) in
                                   an amount equal to the greater of the target
                                   overcollateralization amount and the
                                   following approximate percentage of the
                                   aggregate principal balance of the contracts
                                   as of the last day of the preceding month:
                                   37.00% for the Class A notes, 25.44% for the
                                   Class B notes, 21.97% for the Class C notes
                                   and 9.00% for the Class D notes; provided,
                                   however, that prior to the payment date on
                                   which the Class A-1 notes are paid in full,
                                   all funds on deposit in the principal
                                   distribution account will be distributed to
                                   the Class A-1 notes. As a result of this
                                   allocation, after the Class A-1 notes are
                                   paid in full and after the required credit
                                   enhancement for the Class A notes is met, the
                                   Class B, Class C and Class D notes may
                                   receive a disproportionately larger
                                   percentage of principal distributions than
                                   the Class A notes that remain outstanding.

                                   On each payment date after a specified event of default under the indenture occurs and the notes are accelerated or the receivables are liquidated, no distributions of principal or interest will be made on the Class B notes until the payment in full of principal and interest on the Class A notes. Payments of principal on the Class A notes will be made first to the Class A-1 notes until the Class
                                   A-1 notes are repaid in full, and then pro rata to the Class A-2 notes, Class A-3 notes and Class A-4 notes. In addition, no distributions of principal or interest will be made on the Class C notes until payment in full of principal and interest on the Class B notes, and no distributions of principal or interest will be made on the Class D notes until payment in full of principal and interest on the Class C notes.

                                   The issuer will generally pay principal on the notes in the following amounts and order of priority:



                                      o to the Class A notes, the class A
                                        principal distributable amount in the
                                        following order of priority:

                                        o to the Class A-1 notes, until the
                                          Class A-1 notes are paid in full;

                                        o to the Class A-2 notes, until the
                                          Class A-2 notes are paid in full;

                                        o to the Class A-3 notes, until the
                                          Class A-3 notes are paid in full;

                                        o to the Class A-4 notes, until the
                                          Class A-4 notes are paid in full;

                                      o to the Class B notes, the class B
                                        principal distributable amount until the
                                        Class B notes are paid in full;

                                      o to the Class C notes, the class C
                                        principal distributable amount until the
                                        Class C notes are paid in full; and

                                      o to the Class D notes, the class D
                                        principal distributable amount until the
                                        Class D notes are paid in full.

                                   The issuer will pay interest on the notes monthly, on the 15th day of each month (or on the next business day), which we refer to herein as the payment date. The first payment date is December 15, 2003. So long as the notes are in book-entry form, the issuer will make payments on the notes to the holders of record on the day immediately preceding the payment date, which we refer to herein as the record date. If the notes are issued in definitive form, the record date will be the last day of the month preceding the payment date.

                                   The Class A-1 notes will accrue interest on the basis of a 360 day year and the actual number of days from the previous payment date to but excluding the next payment date, except that the first interest accrual period will be from the closing date to but excluding December 15, 2003. This means that the interest due on each payment date will be the product of:

                                      o the outstanding principal amount of the
                                        Class A-1 notes;

                                      o the interest rate; and

                                      o the actual number of days elapsed since
                                        the previous payment date (or in the
                                        case of the first payment date, since
                                        the closing date), to but excluding the
                                        current payment date, divided by 360.

                                   The Class A-2 notes, Class A-3 notes, Class
                                   A-4 notes, Class B notes, Class C notes and
                                   Class D notes will accrue interest on the basis of a 360 day year consisting of twelve
                                   30 day months from the 15th day of each
                                   calendar month to but excluding the 15th day of the succeeding calendar month, except that the first interest accrual period will be from the closing date to but excluding
                                   December 15, 2003. This means that the
                                   interest due on each payment date will be the product of:

                                      o the outstanding principal amount of the
                                        related class of notes;

                                      o the applicable interest rate; and

                                      o 30 (or, in the case of the first payment
                                        date, 38) divided by 360.


   Early Redemption of
   the Notes.....................  The servicer may purchase all the receivables when the outstanding aggregate principal
                                   balance of the receivables declines to 10% or
                                   less of the original total principal balance
                                   of the receivables as of the cut-off date. If
                                   the servicer exercises this "clean up call"
                                   option, any notes outstanding will be
                                   redeemed.

ISSUER PROPERTY..................  The primary assets of the issuer will be a pool of motor vehicle retail installment sale
                                   contracts secured by new and used automobiles
                                   and light duty trucks. We refer to these
                                   contracts herein as receivables or motor
                                   vehicle receivables, to the pool of those
                                   receivables as the receivable pool and to the
                                   persons who financed their purchases with
                                   these contracts as obligors.

                                   The receivables identified on the schedule of receivables delivered by the seller on the closing date will be transferred to the depositor by the seller and then transferred by the depositor to the issuer. The issuer will grant a security interest in the receivables and the other issuer property to the indenture trustee on behalf of the noteholders.

                                   In addition to the receivables, the issuer property will also include the following:

                                      o security interests in the vehicles
                                        financed by the receivables, which we
                                        refer to herein as the financed
                                        vehicles;

                                      o any other property securing the
                                        receivables;

                                      o all recourse rights against the dealers
                                        which originated the receivables;

                                      o rights to proceeds under insurance
                                        policies that cover the obligors under
                                        the receivables or the financed
                                        vehicles;

                                      o amounts on deposit in the accounts owned
                                        by the issuer and eligible investments
                                        in those accounts;

                                      o certain rights under the receivables
                                        purchase agreement between the depositor and the seller; and

                                      o the proceeds of the receivables and the
                                        proceeds of any and all of the above.

                                   As of September 30, 2003, which we refer to herein as the cut-off date, the receivables have the following characteristics:



                                      o Aggregate Principal
                                        Balance..................$815,463,348.54

                                      o Number of Receivables.............52,845

                                      o Weighted Average Contract
                                        Rate..............................7.296%

                                      o Weighted Average Original
                                        Term.........................62.3 months

                                      o Weighted Average Remaining
                                        Term.........................56.0 months

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

CREDIT ENHANCEMENT...............  Credit enhancement is intended to protect you against losses and delays in payments on your
                                   notes by absorbing losses on the receivables
                                   and other shortfalls in cash flows. The
                                   credit enhancement for the notes will be as
                                   follows:


                                     Class A notes   Subordination of the Class B
                                                      notes, subordination of
                                                      the Class C notes,
                                                      subordination of the Class
                                                      D notes, the reserve
                                                      account,
                                                      overcollateralization and
                                                      the subordination of the
                                                      certificateholder's right
                                                      to receive excess
                                                      collections.

                                     Class B notes    Subordination of the
                                                      Class C notes,
                                                      subordination of the Class
                                                      D notes, the reserve
                                                      account,
                                                      overcollateralization and
                                                      the subordination of the
                                                      certificateholder's right
                                                      to receive excess
                                                      collections.

                                     Class C notes    Subordination of the
                                                      Class D notes, the reserve
                                                      account,
                                                      overcollateralization and
                                                      the subordination of the
                                                      certificateholder's right
                                                      to receive excess
                                                      collections.

                                     Class D notes    The reserve account,
                                                      overcollateralization and
                                                      the subordination of the
                                                      certificateholder's right
                                                      to receive excess
                                                      collections.



Subordination of Principal
and Interest.....................  As long as the Class A notes remain outstanding:

                                      o payments of interest on the Class
                                        B notes, the Class C notes and the Class
                                        D notes will be subordinated to payments of interest on the Class A notes and, in certain circumstances, payments of principal on the Class A notes; and

                                      o payments of principal on the Class B
                                        notes, the Class C notes and the Class D notes will be subordinated to payment of interest and principal on the Class A notes.

                                   As long as the Class A notes or Class B notes remain outstanding:

                                      o payments of interest on the Class C
                                        notes and the Class D notes will be
                                        subordinated to payments of interest on
                                        the Class A notes and Class B notes and, in certain circumstances, payments of principal on the Class A notes and the Class B notes; and

                                      o payments of principal on the Class C
                                        notes and the Class D notes will be
                                        subordinated to payment of interest and
                                        principal on the Class A notes and the
                                        Class B notes.

                                   As long as the Class A notes, Class B notes or Class C notes remain outstanding:

                                      o payments of interest on the Class D
                                        notes will be subordinated to payments
                                        of interest on the Class A notes, the
                                        Class B notes and the Class C notes and, in certain circumstances, payments of principal on the Class A notes, the Class B notes and the Class C notes; and


                                      o payments of principal on the Class D
                                        notes will be subordinated to payment of interest and principal on the Class A notes, the Class B notes and the Class C notes.

                                   See "The Notes--Payments of Interest" and
                                   "--Payments of Principal" in this prospectus supplement.

Reserve Account..................  On the closing date, the issuer will establish an account, which we refer to
                                   herein as the reserve account, and will make
                                   a deposit thereto of an amount equal to
                                   $5,855,027.57 which is 0.75% of the adjusted
                                   pool balance as of the cut-off date. The
                                   reserve account will be an asset of the
                                   issuer and will be an eligible account held
                                   by the indenture trustee, and will be pledged
                                   to the indenture trustee for the benefit of
                                   the noteholders.

                                   On each payment date, after making required payments to the servicer and the holders of the notes, the issuer will make a deposit to the reserve account to the extent necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount.

                                   The amount which we refer to as the reserve account required amount with respect to any payment date is equal to 0.75% of the adjusted pool balance as of the cut-off date.
                                   However, in no event will the reserve account required amount be more than the then outstanding principal amount of the notes. As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the reserve account required amount.

                                   All amounts on deposit in the reserve account on any payment date will be available to make up shortfalls in the amounts payable to the noteholders on such payment date to the extent described herein. On each payment date, amounts on deposit in the reserve account in excess of the reserve account required amount may be released to the certificateholder, subject to certain conditions set forth in the sale and servicing agreement. The noteholders will have no further interest in or rights with respect to any amounts so released from the reserve account.

                                   Amounts on deposit in the reserve account will be invested as provided in the sale and servicing agreement in eligible investments.
                                   Any amounts held on deposit in the reserve account and any investment earnings thereon will be the property of the issuer.

   Excess Collections............  The certificateholder is entitled to receive collections on the receivables which are not
                                   used by the issuer to make other required
                                   payments. The certificateholder's right to
                                   receive excess collections is subordinated to
                                   the payment of the amounts described in
                                   clauses 1 through 11 under "--Payment
                                   Waterfall" below.

   Overcollateralization.........  On the closing date, the adjusted pool balance will exceed the principal amount of
                                   the notes of all classes by approximately
                                   $27,323,343.23, which is approximately 3.50%
                                   of the adjusted pool balance as of the
                                   cut-off date. This excess represents
                                   overcollateralization. The level of
                                   overcollateralization is required to increase
                                   to, and thereafter be maintained at, a target
                                   level equal to 9.00% of the outstanding
                                   adjusted pool balance less the amounts in the
                                   reserve account after withdrawals from the
                                   reserve account but prior to deposits to the
                                   reserve account. In general, the target
                                   amount of overcollateralization will decrease
                                   as the adjusted pool balance decreases.
                                   However, the target amount of

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

                                   overcollateralization on any payment date will generally not be less than 1.25% of the adjusted pool balance as of the cut-off date.

ADJUSTED POOL
BALANCE..........................  The adjusted pool balance on any day is equal to the aggregate principal balance of the
                                   receivables as of the end of a collection
                                   period or, initially, as of the cut-off date,
                                   minus the yield supplement
                                   overcollateralization amount as of the
                                   related payment date or, initially, as of the
                                   cut-off date.

YIELD SUPPLEMENT
OVERCOLLATERALIZATION
AMOUNT...........................  On the closing date, the initial yield supplement overcollateralization amount will
                                   be $34,793,005.31, which is approximately
                                   4.27% of the aggregate principal balance of
                                   the receivables as of the cut-off date. The
                                   yield supplement overcollateralization amount
                                   will decline on each payment date. The yield
                                   supplement overcollateralization amount is
                                   intended to compensate for the low annual
                                   percentage rates on some of the receivables.

PAYMENT WATERFALL................  From collections on the receivables during the prior calendar month and amounts
                                   withdrawn from the reserve account, the
                                   issuer will pay the following amounts on each
                                   payment date generally in the following order
                                   of priority:

                                   1. To the servicer, the servicing fee and all
                                      unpaid servicing fees from prior collection periods and amounts in respect of reimbursement for unreimbursed advances,

                                   2. To the Class A noteholders, the accrued
                                      and unpaid interest on the Class A notes,

                                   3. To the principal distribution account, the
                                      first priority principal distribution amount which will generally be an amount equal to the excess of:

                                      o the outstanding principal amount of the
                                        Class A notes, over

                                      o the adjusted pool balance;

                                   4. To the Class B noteholders, accrued and
                                      unpaid interest on the Class B notes,

                                   5. To the principal distribution account, the
                                      second priority principal distribution amount
                                      which will generally be an amount equal to
                                      the excess of:

                                      o the sum of the outstanding principal
                                        amount of the Class A notes and Class B
                                        notes, over

                                      o the adjusted pool balance;

                                      provided that this amount will be reduced by any amounts previously deposited in the principal distribution account in accordance with clause 3 above,

                                   6. To the Class C noteholders, accrued and
                                      unpaid interest on the Class C notes,

                                      S-9



                                   7. To the principal distribution account, the
                                      third priority principal distribution amount which will generally be an amount equal to the excess of:

                                      o the sum of the outstanding principal
                                        amount of the Class A notes, Class B
                                        notes and Class C notes, over

                                      o the adjusted pool balance;

                                      provided that this amount will be reduced by any amounts previously deposited in the principal distribution account in accordance with clauses 3 and 5 above,

                                   8. To the Class D noteholders, accrued and
                                      unpaid interest on the Class D notes,

                                   9. To the principal distribution account, the
                                      regular principal distribution amount which will generally be an amount equal to the excess of:

                                      o the sum of the outstanding principal
                                        amount of the notes, over

                                      o the adjusted pool balance minus the
                                        target overcollateralization amount;

                                      provided that this amount will be reduced by any amounts previously deposited in the principal distribution account in accordance with clauses 3, 5 and 7 above,

                                   10. To the reserve account, the amount, if
                                       any, necessary to cause the amount on deposit
                                       in the reserve account to equal the reserve
                                       account required amount,

                                   11. To the indenture trustee and the owner
                                       trustee, the indenture trustee fee and owner
                                       trustee fee, respectively, to the extent not
                                       paid by the servicer, and all unpaid
                                       indenture trustee fees and owner trustee fees
                                       from prior collection periods to the extent
                                       not otherwise paid by the servicer, and

                                   12. Any remaining funds will be distributed
                                       to the holder of the certificate, which we refer to herein as the certificateholder.

                                       For more detailed information concerning the payment waterfall, you should refer to "The Notes."

Tax Status.......................  Latham & Watkins LLP, special federal tax counsel to the depositor, is of the opinion
                                   that, subject to the assumptions and
                                   limitations set forth in such opinions, for
                                   U.S. federal income tax purposes: (1) the
                                   notes will be characterized as indebtedness
                                   and (2) the issuer will not be classified as
                                   an association taxable as a corporation or as
                                   a publicly traded partnership taxable as a
                                   corporation.

                                   If you purchase the notes, you will agree to treat the notes as debt for federal, state and local income and franchise tax purposes.
                                   The depositor and any subsequent purchaser of the certificate will agree to treat the issuer for federal, state and local income tax purposes: (1) as either a partnership or a grantor trust in which the certificateholders are partners or grantors, as the case may be, or (2) if there is only one beneficial owner of the certificate, as either a "disregarded entity" or a grantor trust.




                                   See "Material United States Federal Income
                                   Tax Consequences" in this prospectus
                                   supplement and in the accompanying
                                   prospectus.

ERISA Considerations.............  Subject to the satisfaction of important conditions described under "ERISA
                                   Considerations" in this prospectus supplement
                                   and in the accompanying prospectus, the notes
                                   may be purchased by employee benefit plans or
                                   other retirement arrangements. If you are a
                                   benefit plan fiduciary considering the
                                   purchase of the notes or if you intend to
                                   purchase the notes on behalf of an entity
                                   deemed to hold "plan assets" of any employee
                                   benefit plan or other retirement
                                   arrangements, you should, among other things,
                                   consult with your counsel in determining
                                   whether all required conditions have been
                                   satisfied.

                                   See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Registration, Clearance
and Settlement...................  The notes will be issued in book-entry form through DTC, Clearstream or Euroclear.

Money Market Investment..........  The Class A-1 notes have been structured to be eligible securities for purchase by money
                                   market funds under Rule 2a-7 under the
                                   Investment Company Act of 1940, as amended.
                                   If you are a money market fund contemplating
                                   a purchase of Class A-1 notes, before making
                                   such a purchase you should consult your
                                   counsel regarding the eligibility of the
                                   Class A-1 notes under Rule 2a-7 and whether
                                   an investment in the Class A-1 notes
                                   satisfies the fund's investment policies and
                                   objectives.

Ratings..........................  It is a condition to the issuance of the notes that the notes will receive the
                                   following ratings from Standard & Poor's
                                   Ratings Services, a division of the
                                   McGraw-Hill Companies, Inc. and referred to
                                   herein as Standard & Poor's, Moody's
                                   Investors Service, Inc., which we refer to
                                   herein as Moody's, and Fitch, Inc., which we
                                   refer to herein as Fitch. We refer herein to
                                   Fitch, Standard & Poor's and Moody's each as
                                   a rating agency and together as the rating
                                   agencies:



                                              Standard
                                     Class    & Poor's     Moody's        Fitch
                                     -----    --------     -------        -----
                                     A-1       A-1+          P-1           F1+
                                     A-2        AAA          Aaa           AAA
                                     A-3        AAA          Aaa           AAA
                                     A-4        AAA          Aaa           AAA
                                     B          AA           Aa2           AA
                                     C           A           A1            A+
                                     D          BBB         Baa2          BBB+

                                   There can be no assurance that a rating will not be lowered or withdrawn by an assigning rating agency.

                                  RISK FACTORS

     An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors on page 1 of the accompanying prospectus.

The return on your notes           A deterioration in economic conditions could
may be reduced due to              adversely affect the ability and willingness
varying economic                   of obligors to meet their payment obligations
circumstances.                     under the receivables. An improvement in
                                   economic conditions could result in
                                   prepayments by the obligors of their payment obligations under the receivables. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, losses and prepayments of the receivables.

Features of the                    There are a number of features of the
receivables pool may               receivables in the pool that create
result in losses.                  additional risk of loss, including the
                                   following:

                                      o  The concentration of the receivables in
                                         specific geographic areas may increase
                                         the risk of loss. Economic and
                                         weather-related conditions in the
                                         states where obligors reside may affect
                                         the delinquency, loss and repossession
                                         experience of the issuer with respect
                                         to the receivables. Economic conditions
                                         in any state or region may decline over
                                         time and from time to time. Because of
                                         the concentration of the obligors in
                                         certain states, any adverse economic
                                         conditions in those states may have a
                                         greater effect on the performance of
                                         the notes than if the concentration did
                                         not exist. As of the cut-off date, the
                                         seller's records indicate that, based
                                         on the state where the vehicles
                                         relating to the receivables are titled,
                                         the receivables were concentrated in
                                         the following states:


                                             Percentage of
                                            Total Principal
                    State                       Balance
                    -----                       -------
                    Texas                        8.38%
                   Florida                       8.12%
                   New York                      7.39%
                   Arkansas                      6.99%
                  California                     6.94%
                  Illinois                       6.21%
                    Ohio                         5.52%


                                   No other state constituted more than 5.00% of the aggregate principal balance of the receivables as of the cut-off date.

                                   For a discussion of the breakdown of the receivables by state, we refer you to "The Receivables Pool" in this prospectus supplement.

                                      o  Newly originated contracts may be more
                                         likely to default, which may cause
                                         losses. Defaults on motor vehicle
                                         receivables tend to occur at higher
                                         rates during the early years of the
                                         contract. Substantially all of the
                                         receivables will have been originated
                                         within 12 months prior to the sale to
                                         the issuer. As a result, the issuer may
                                         experience higher rates of default on
                                         the receivables than if the receivables
                                         had been outstanding for a longer
                                         period of time.

Your yield to maturity may be      The pre-tax yield to maturity is uncertain
reduced by prepayments.            and will depend on a number of factors
                                   including the following:

                                      o  The rate of return of principal is
                                         uncertain. The amount of distributions
                                         of principal on your notes and the time
                                         when you receive those distributions
                                         depends on the amount and times at
                                         which obligors make principal payments
                                         on the receivables. Those principal
                                         payments may be regularly scheduled
                                         payments or unscheduled payments
                                         resulting from prepayments or defaults
                                         of the receivables.

                                      o  You may be unable to reinvest
                                         distributions in comparable
                                         investments. Asset backed securities,
                                         like the notes, usually produce a
                                         faster return of principal to investors
                                         if market interest rates fall below the
                                         interest rates on the receivables and
                                         produce a slower return of principal
                                         when market interest rates are above
                                         the interest rates on the receivables.
                                         As a result, you are likely to receive
                                         more money to reinvest at a time when
                                         other investments generally are
                                         producing a lower yield than that on
                                         your notes, and are likely to receive
                                         less money to reinvest when other
                                         investments generally are producing a
                                         higher yield than that on your notes.
                                         You will bear the risk that the timing
                                         and amount of distributions on your
                                         notes will prevent you from attaining
                                         your desired yield.

                                      o  An early redemption will shorten the
                                         life of your investment which may
                                         reduce your yield to maturity. If the
                                         receivables are sold upon exercise of a
                                         "clean-up call" redemption by the
                                         servicer, you will receive the
                                         remaining principal amount of your
                                         notes plus accrued interest through the
                                         related interest period. Because your
                                         notes will no longer be outstanding,
                                         you will not receive the additional
                                         interest payments that you would have
                                         received had the notes remained
                                         outstanding. If you bought your notes
                                         at par or at a premium, your yield to
                                         maturity will be lower than it would
                                         have been if the optional redemption
                                         had not been exercised.

Used vehicles included in the      Some of the receivables are secured by
receivables pool may incur         financed vehicles that are used. Because the
higher losses than new             value of a used vehicle is more difficult to
vehicles.                          determine, a greater loss may be incurred if
                                   a used vehicle must be repossessed and sold.
                                   See "The Receivables Pool--Composition of the
                                   Receivables Pool" in this prospectus
                                   supplement.

The notes may not be a             The notes are not a suitable investment if
suitable investment for you.       you require a regular or predictable schedule
                                   of payments or payment on any specific date.
                                   The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the notes and the interaction of these factors.

Repurchase obligations are         The issuer will be obligated to remove from
limited.                           the issuer property, the depositor will be
                                   obligated to repurchase from the issuer and the seller will be obligated to repurchase from the depositor, any receivable if there is a breach of the representations or warranties with respect to such receivable
                                   (and such breach is not cured) which
                                   materially and adversely affects the
                                   interests of the noteholders in such
                                   receivable. The issuer, the depositor and the seller will represent that each receivable is secured by a financed vehicle and that each receivable meets the underwriting guidelines for similar receivables. The issuer, the depositor and the seller will make warranties with respect to the perfection and priority of the security interests in the financed vehicles other than any statutory lien arising on or after the closing date which may have priority even over perfected security interests in the financed vehicles.
                                   While the issuer, the depositor and the
                                   seller are obligated to remove or repurchase any receivable if there is a breach of any of their respective representations and warranties relating thereto which materially and adversely affects the interests of the noteholders in such receivable, there can be no assurance given that any entity will financially be in a position to fund its repurchase obligation.

Withdrawal or downgrading of       A rating is not a recommendation to buy, sell
the initial ratings of the         or hold notes. The ratings are an assessment
notes will affect the prices       by the rating agencies of the likelihood that
for the notes upon resale.         interest on a class of notes will be paid on
                                   a timely basis and that a class of notes will be paid in full by its stated maturity date.
                                   Similar ratings on different types of notes do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. A rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed. Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and affect your ability to resell your notes. The ratings do not consider to what extent the notes will be subject to prepayment.

Subordinated noteholders may       If an event of default occurs under the
not be able to direct the          indenture, only the holders of the
indenture trustee upon an          controlling class of notes may waive that
event of default under the         event of default, accelerate the maturity
indenture.                         dates of the notes or direct or consent to
                                   any action under the indenture. The holders of any outstanding subordinate class or classes of notes will not have any rights to direct or to consent to any action until each of the more senior class or classes of notes have been repaid in full.

You may suffer delays in           No principal will be paid on any class of
payment or losses as a result      notes until the Class A-1 notes have been
of the manner in which             paid in full. After the Class A-1 notes have
principal of the notes is          been paid in full, the aggregate principal
paid.                              distribution amount for any payment date will
                                   be divided among the remaining classes of the Class A notes, the Class B notes, the Class C notes and the Class D notes in a manner intended to maintain the credit enhancement, including amounts on deposit in the reserve account, for each such class, after giving effect to such allocation, in an amount equal to the greater of the target overcollateralization amount and the following approximate percentages of the aggregate principal balances of the receivables: 37.00% for the Class A notes, 25.44% for the Class B notes, 21.97% for the Class C notes and 9.00% for the Class D notes. In addition, the Class A-2 notes, the Class A-3 notes and the Class A-4 notes feature sequential payments of principal.

                                   A portion of the principal of the Class B notes, the Class C notes and the Class D notes may be paid before payment in full of the later maturing classes of Class A notes. Holders of the Class B notes, the Class C notes and the Class D notes are not required to return any amounts paid to them as principal even if an event of default under the indenture occurs and the indenture trustee sells the assets of the issuer at a price insufficient to pay the balance of the later maturing classes of Class A notes. If this occurs, the holders of later maturing classes of Class A notes could suffer a loss on their investment.

                                   In addition, classes of notes that receive payments, particularly principal payments, at lower priorities than other classes may be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after the other classes that have been receiving most or all amounts payable on their notes have been repaid, and after which a disproportionate amount of credit enhancement may have been applied and not replenished. As discussed below under "--The occurrence of an event of default under the indenture may delay payments on the Class B notes, the Class C notes and the Class D notes", the subordination of the Class B notes, the Class C notes and the Class D notes will increase after an event of default occurs, resulting in an even more pronounced effect on payment.

                                   As a result, the yields of the later maturing classes of Class A notes will be sensitive, and the yields of the Class B notes, Class C notes and Class D notes will be very sensitive, to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Your notes may not be repaid       It is expected that final payment of each
on their stated maturity date      class of notes will occur on or prior to the
                                   respective stated maturity dates. Failure to make final payment of any class of notes on or prior to the respective stated maturity dates would constitute an event of default under the indenture. However, no assurance can be given that sufficient funds will be available to pay each class of notes in full on or prior to the stated maturity date. If sufficient funds are not available, final payment of any class of notes could occur later than the stated maturity date for that class.

Failure to pay principal on        The amount of principal required to be paid
your notes will not constitute     to the noteholders will be limited to cash
an event of default until          available in the collection account and the
maturity.                          reserve account. Therefore, the failure to
                                   pay principal of your notes on any payment date will not result in the occurrence of an event of default until the stated maturity date for your notes.

Proceeds of the sale of            If so directed by the holders of the
receivables may not be             requisite percentage of outstanding notes of
sufficient to pay your notes       a series, following an acceleration of the
in full.                           notes upon an event of default, the indenture
                                   trustee will sell the receivables owned by the issuer only in limited circumstances.
                                   However, there is no assurance that any
                                   overcollateralization would then exist and that the market value of those receivables will at any time be equal to or greater than the aggregate outstanding principal amount of the notes. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. This deficiency will be exacerbated in the case of any notes where the aggregate outstanding principal amount of the notes exceeds the aggregate principal balance of the receivables.

You may suffer losses due to       The receivables include receivables that have
receivables with low contract      contract rates that are less than the
rates.                             interest rates on your notes. Interest paid
                                   on the higher contract rate receivables
                                   compensates for the lower contract rate
                                   receivables to the extent such interest is paid by the issuer as principal on your notes and additional overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the interest payments available.

If you own Class B notes, you      The Class B notes bear greater risk than the
are subject to greater credit      Class A notes because payments of interest
risk because the Class B notes     and principal on the Class B notes are
are subordinate to the Class A     subordinate, to the extent described below,
notes.                             to payments of interest and principal on the
                                   Class A notes.

                                   Interest payments on the Class B notes on each payment date will be subordinated to servicing fees due to the servicer, payments to the servicer for unreimbursed advances, interest payments on the Class A notes and an allocation of principal payments to the Class A notes to the extent the sum of the outstanding principal amounts of the Class A notes exceeds the adjusted pool balance.

                                   Principal payments on the Class B notes will be fully subordinated to principal payments on the Class A notes. No principal will be paid on the Class B notes until the Class A notes have been paid in full.

If you own Class C notes, you      The Class C notes bear greater risk than the
are subject to greater credit      Class A notes and the Class B notes because
risk because the Class C notes     payments of interest and principal on the
are subordinate to the Class A     Class C notes are subordinate, to the extent
notes and the Class B notes.       described below, to payments of interest and
                                   principal on the Class A notes and the Class
                                   B notes.

                                   Interest payments on the Class C notes on each payment date will be subordinated to servicing fees due to the servicer, payments to the servicer for unreimbursed advances, interest payments on the Class A notes, an allocation of principal payments to the Class A notes to the extent the sum of the outstanding principal amounts of the Class A notes exceeds the adjusted pool balance, interest payments on the Class B notes and an allocation of principal payments to the Class B notes to the extent the sum of the outstanding principal amounts of the Class A notes and the Class B notes exceeds the adjusted pool balance.

                                   Principal payments on the Class C notes will be fully subordinated to principal payments on the Class A notes and Class B notes. No principal will be paid on the Class C notes until the Class A notes and the Class B notes have been paid in full.

If you own Class D notes, you      The Class D notes bear greater risk than the
are subject to greater credit      Class A notes, the Class B notes and the
risk because the Class D notes     Class C notes because payments of interest
are subordinate to the Class A     and principal on the Class D notes are
notes, the Class B notes and       subordinate, to the extent described below,
the Class C notes.                 to payments of interest and principal on the
                                   Class A notes, the Class B notes and the Class C notes.

                                   Interest payments on the Class D notes on each payment date will be subordinated to servicing fees due to the servicer, payments to the servicer for unreimbursed advances, interest payments on the Class A notes, an allocation of principal payments to the Class A notes to the extent the sum of the outstanding principal amounts of the Class A notes exceeds the adjusted pool balance, interest payments on the Class B notes, an allocation of principal payments to the Class B notes to the extent the sum of the outstanding principal amounts of the Class A notes and the Class B notes exceeds the adjusted pool balance, interest payments on the Class C notes and an allocation of principal payments to the Class C notes to the extent the sum of the outstanding principal amounts of the Class A notes, the Class B notes and the Class C notes exceeds the adjusted pool balance.

                                   Principal payments on the Class D notes will be fully subordinated to principal payments on the Class A notes, Class B notes and Class C notes. No principal will be paid on the Class D notes until the Class A notes, the Class B notes and the Class C notes have been paid in full.

The failure to pay interest on     The indenture provides that failure to pay
the subordinated classes of        interest when due on the outstanding
notes is not an event of           subordinated class or classes of notes -- for
default.                           example, for so long as any of the Class A
                                   notes are outstanding, the Class B notes, Class C notes and Class D notes, after the Class A notes have been paid in full but the Class B notes, the Class C notes and the Class D notes are still outstanding, the Class C notes and the Class D notes, and after the Class A notes and the Class B notes have been paid in full but the Class C notes and the Class D notes are still outstanding, the Class D notes -- will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated classes of notes which are not a controlling class will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

You may experience reduced         You may receive payment of principal on your
returns on your investment         notes earlier than you expected for the
resulting from prepayments,        reasons set forth below. As a result, you may
repurchases or early               not be able to reinvest the principal paid to
termination of the issuer.         you earlier than you expected at a rate of
                                   return that is equal to or greater than the rate of return on your notes. Prepayments on the receivables by the related obligors and purchases of the receivables by the depositor and the servicer will shorten the life of the notes to an extent that cannot be fully predicted.

                                   The depositor will be required to repurchase receivables from the issuer if there is a breach of a representation or warranty relating to those receivables that materially adversely affects the interests of the noteholders in those receivables. The servicer will be required to repurchase receivables from the issuer if there is a breach of certain covenants relating to those receivables that materially adversely affects the interests of the noteholders in those receivables. The servicer shall be permitted to purchase all remaining receivables from the issuer when the outstanding aggregate principal balance of the receivables is 10% or less of the initial aggregate principal balance of the receivables as of the cut-off date.

                                   Further, the receivables may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. The servicer has limited historical experience with respect to prepayments on receivables. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the servicer cannot predict the actual prepayment rates of the receivables. You will bear reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the notes.

                                   The final payment of each class of notes is expected to occur prior to its stated maturity date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of notes in full on its stated maturity date, an event of default will occur and final payment of that class of notes may occur later than that date.

Occurrence of events of            Payment defaults or the insolvency or
default under the indenture        dissolution of the depositor may result in
may result in insufficient         prepayment of the notes, which may result in
funds to make payments on your     losses. If the issuer fails to pay principal
notes.                             on the notes of a class of notes on its
                                   stated maturity date, or fails to pay
                                   interest on the notes of the controlling class within thirty-five days of the due date, the indenture trustee or the holders of the controlling class of notes outstanding may declare the entire amount of the notes to be due immediately. If this happens, the trustee may be directed to sell the assets of the issuer and prepay the notes. In the event the indenture trustee sells the receivables under adverse market conditions, proceeds from the sale of the receivables may not be sufficient to repay all of the notes and you may suffer a loss.

The occurrence of an event of      The issuer will not make any distributions of
default under the indenture        principal or interest on a subordinate class
may delay payments on the          of notes until payment in full of principal
Class B notes, the Class C         and interest on the outstanding senior
notes and the Class D notes.       class(es) of notes following:

                                      o  an event of default under the indenture
                                         relating to the payment of principal on
                                         any note or the payment of interest on
                                         the controlling class of notes which
                                         has resulted in acceleration of the
                                         notes;

                                      o  an event of default under the indenture
                                         relating to an insolvency event or a
                                         bankruptcy with respect to the issuer
                                         which has resulted in an acceleration
                                         of the notes; or

                                      o  a liquidation of the issuer assets
                                         following any event of default under
                                         the indenture.

                                   This may result in a delay or default in making payments on the Class B notes, the Class C notes or the Class D notes.

You may suffer losses because      Because the issuer has pledged the property
you have limited control over      of the issuer to the indenture trustee to
actions of the issuer and          secure payment on the notes, the indenture
conflicts between classes of       trustee may, and at the direction of the
notes may occur.                   required percentage of the controlling class
                                   (which will be the Class A notes for so long as any Class A notes are outstanding, the Class B notes after the Class A notes have been paid in full and for so long as the Class B notes are outstanding, the Class C notes after the Class B notes have been paid in full and for so long as the Class C notes are outstanding, and the Class D notes after the Class C notes have been paid in full) will, take one or more of the other actions specified in the indenture relating to the property of the issuer, including a sale of the assets of the issuer.

                                   In addition, the holders of a majority of the Class A notes, under some circumstances, have the right to waive events of servicing termination or terminate the servicer without consideration of the effect that the waiver or termination would have on the holders of Class B notes, Class C notes or Class D notes. The holders of Class B notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class A notes have been paid in full. The holders of Class C notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class B notes have been paid in full. The holders of Class D notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class C notes have been paid in full.

                                 USE OF PROCEEDS

         The depositor will use the proceeds from the issuance of the Notes to:

         o purchase the Receivables from the seller; and

         o make the initial deposit into the Reserve Account.

         The seller or its affiliates may use all or a portion of the net proceeds of the offering of the Notes to pay their respective debts, including "warehouse" debt secured by the Receivables prior to their transfer to the issuer, and for general purposes. Any "warehouse" debt may be owed to one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay "warehouse" debt may be paid to the underwriters or their affiliates.

The following chart represents the application of proceeds from investors and the transfer of the receivables:


                                     [CHART]

                                   THE ISSUER

Limited Purpose and Limited Assets

         Hyundai Auto Receivables Trust 2003-A is a statutory trust formed August 15, 2003 under the laws of the State of Delaware by the depositor for the purpose of issuing the Notes. The issuer has been established and operated pursuant to a trust agreement. Hyundai Motor Finance Company, a California corporation ("HMFC"), will be the administrator of the issuer.

         The issuer will not engage in any activity other than:

         o acquiring, holding and managing a pool of motor vehicle retail installment sale contracts (the "Receivables") and the other assets of the issuer and proceeds from those assets;

         o  issuing the Notes and the Certificate;

         o  making payments on the Notes; and

         o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

         The issuer's principal offices are in Delaware, in care of Wilmington Trust Company, as owner trustee, at the address listed in " --The Owner Trustee" below.

Capitalization of the Issuer

         At the time the Notes are issued, the issuer will be capitalized with the proceeds of the Notes. The proceeds from the issuance of the Notes will be used to purchase the Receivables from the depositor under the sale and servicing agreement. The Certificate will be issued to the depositor.

         The following table illustrates the capitalization of the issuer as of the Closing Date, as if the issuance and sale of the Notes had taken place on that date:

Class A-1 Notes                            $170,000,000
Class A-2 Notes                            $241,000,000
Class A-3 Notes                            $130,000,000
Class A-4 Notes                            $120,618,000
Class B Notes                              $ 39,034,000
Class C Notes                              $ 11,710,000
Class D Notes                              $ 40,985,000
Overcollateralization                      $ 62,116,349
                                           ------------
     Total                                 $815,463,349
                                           ============

The Owner Trustee

         Wilmington Trust Company is the owner trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration. The owner trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The depositor, the servicer and their affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

The Indenture Trustee

         Wells Fargo Bank Minnesota, National Association, is the indenture trustee under the indenture (the indenture trustee and the owner trustee are collectively referred to herein as the trustees). Wells Fargo Bank Minnesota, National Association, is a national banking association and its principal executive offices are located at Sixth and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attention: CTS/Asset Backed Securities. You may also contact the indenture trustee by calling (612) 667-8058. The indenture trustee's duties are limited to those duties specifically set forth in the indenture. The depositor, the servicer and their affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates.

The Issuer Property

         The Notes will be collateralized by the assets of the issuer (the "Issuer Property"). The primary assets of the issuer will be the Receivables, which are amounts owed by individuals under motor vehicle retail installment sale contracts.

         In addition to the Receivables, the Issuer Property will also consist of all the right, title and interest of the issuer in and to:

         o  security interests in the Financed Vehicles;

         o  any other property securing the Receivables;

         o all recourse rights against the dealers which originated the Receivables;

         o rights to proceeds under insurance policies that cover the obligors under the Receivables or the Financed Vehicles;

         o amounts on deposit in the accounts owned by the issuer and eligible investments of those accounts;

         o certain rights under the receivables purchase agreement between the depositor and HMFC; and

         o the proceeds of the Receivables and the proceeds of any and all of the above.

                              THE RECEIVABLES POOL

         The characteristics set forth in this section are based on the Receivable balances as of the Cut-off Date. The percentages in the following tables may not add to 100.00% due to rounding.

         As of the Cut-off Date, each Receivable:

         o  had an original term to maturity of 12 months to 72 months;

         o  had a contract rate of 0.000% to 30.000%;

         o  was not more than 5 days past due; and

         o satisfied the other criteria set forth under "Description of the Receivables" in the accompanying prospectus.

         All of the Receivables are Simple Interest Receivables. See "Description of the Receivables--Calculation Methods" in the accompanying prospectus.

         The composition, distribution by annual percentage rate ("APR"), geographic distribution by state, distribution by remaining term to scheduled maturity and distribution by remaining Principal Balance in each case of the Receivables as of the Cut-off Date are set forth in the tables below.

                       Composition of the Receivables Pool

Aggregate Principal Balance                                            $815,463,348.54
Number of Receivables                                                           52,845
Average Principal Balance Outstanding                                       $15,431.23
Average Original Amount Financed                                            $17,017.75
Original Amount Financed (range)                               $2,429.25 to $41,600.01
Outstanding Principal Balances (range)                         $2,013.03 to $38,824.90
Weighted Average APR                                                            7.296%
APR (range)                                                          0.000% to 30.000%
Weighted Average Original Term                                             62.3 months
Original Term (range)                                           12 months to 72 months
Weighted Average Remaining Term                                            56.0 months
Remaining Term (range)                                           3 months to 72 months
Percentage of New Motor Vehicle Receivables                                     95.36%
Percentage of Used Motor Vehicle Receivables                                     4.64%

         The "Weighted Average APR", "Weighted Average Original Term" and "Weighted Average Remaining Term" in the preceding table are weighted by Principal Balance as of the Cut-off Date.

                     Distribution of the Receivables by APR

                                                           Aggregate           Percentage of
                                       Number of           Principal             Aggregate
Range of APRs (%)                     Receivables           Balance          Principal Balance
-----------------                     -----------       ---------------     ------------------
 0.000%                                  13,073         $229,827,322.09            28.18%
 0.001% to  0.999%                          768            9,124,866.14             1.12
 1.000% to  1.999%                        1,085           12,884,654.11             1.58
 2.000% to  2.999%                        1,091           18,067,724.41             2.22
 3.000% to  3.999%                        1,253           18,213,389.26             2.23
 4.000% to  4.999%                          542            6,922,904.19             0.85
 5.000% to  5.999%                        3,231           51,716,445.57             6.34
 6.000% to  6.999%                        2,401           33,846,442.89             4.15
 7.000% to  7.999%                        2,197           31,373,553.52             3.85
 8.000% to  8.999%                        2,832           42,805,355.65             5.25
 9.000% to  9.999%                        3,558           54,302,982.00             6.66
10.000% to 10.999%                        3,769           58,558,494.28             7.18
11.000% to 11.999%                        3,682           58,659,993.22             7.19
12.000% to 12.999%                        3,663           57,704,042.58             7.08
13.000% to 13.999%                        2,227           36,210,609.58             4.44
14.000% to 14.999%                        1,300           18,055,319.89             2.21
15.000% to 15.999%                        1,182           16,072,752.31             1.97
16.000% to 16.999%                        1,513           20,737,853.15             2.54
17.000% to 17.999%                          877           11,572,958.80             1.42
18.000% to 18.999%                        1,003           11,617,972.20             1.42
19.000% to 19.999%                          362            4,003,114.30             0.49
20.000% to 20.999%                          294            3,264,647.73             0.40
21.000% to 21.999%                          629            6,786,109.24             0.83
22.000% to 22.999%                          162            1,722,933.20             0.21
23.000% to 23.999%                          127            1,194,581.55             0.15
24.000% to 24.999%                           19              173,778.55             0.02
25.000% to 25.999%                            4               35,803.82             0.00
26.000% and over                              1                6,744.31             0.00
                                         ------         ---------------            -----
Total:                                   52,845         $815,463,348.54            100.00%
                                         ======         ===============            ======

               Geographic Distribution of the Receivables by State

                                                                               Percentage of
                                   Number of             Aggregate               Aggregate
State(1)                          Receivables        Principal Balance       Principal Balance
--------                          -----------        -----------------       -----------------
Texas                                 4,386            $68,346,137.37                 8.38%
Florida                               4,157             66,226,797.28                 8.12
New York                              3,959             60,274,036.12                 7.39
Arkansas                              3,438             57,013,100.49                 6.99
California                            3,939             56,575,166.29                 6.94
Illinois                              3,061             50,604,619.00                 6.21
Ohio                                  2,984             45,021,070.27                 5.52
Maryland                              2,505             37,016,468.58                 4.54
New Jersey                            1,899             29,015,488.46                 3.56
Georgia                               1,754             28,169,659.70                 3.45
Louisiana                             1,833             28,116,259.54                 3.45
Pennsylvania                          1,821             27,891,979.05                 3.42
Virginia                              1,511             22,118,388.45                 2.71
Nevada                                1,550             21,672,484.25                 2.66
Washington                            1,277             16,989,488.33                 2.08
Missouri                                977             15,286,359.38                 1.87
Michigan                                804             13,264,170.89                 1.63
North Carolina                          816             13,064,444.94                 1.60
Tennessee                               746             12,200,904.63                 1.50
Kentucky                                754             12,015,840.56                 1.47
Massachusetts                           746             11,276,703.42                 1.38
Wisconsin                               703             11,108,757.61                 1.36
Indiana                                 710             10,973,439.61                 1.35
Connecticut                             649              9,691,818.41                 1.19
Iowa                                    524              8,664,067.08                 1.06
Alabama                                 535              8,610,704.62                 1.06
Minnesota                               436              7,432,872.92                 0.91
Oregon                                  510              7,028,404.20                 0.86
Colorado                                458              6,988,446.80                 0.86
Hawaii                                  379              6,126,874.25                 0.75
West Virginia                           348              5,323,356.05                 0.65
Mississippi                             319              5,110,589.03                 0.63
Kansas                                  284              4,659,915.89                 0.57
South Carolina                          282              4,059,160.68                 0.50
New Mexico                              270              3,878,808.98                 0.48
New Hampshire                           244              3,600,582.30                 0.44
Utah                                    234              3,506,038.98                 0.43
Nebraska                                195              3,147,046.09                 0.39
Delaware                                183              3,005,612.15                 0.37
Oklahoma                                144              2,445,676.31                 0.30
Idaho                                   147              2,096,574.02                 0.26
North Dakota                             71              1,090,488.19                 0.13
Rhode Island                             67                995,053.65                 0.12
Vermont                                  58                925,781.21                 0.11
South Dakota                             45                844,155.30                 0.10
Alaska                                   44                704,376.56                 0.09
Montana                                  44                634,285.55                 0.08
District of Columbia                     29                394,814.89                 0.05
Wyoming                                  16                256,080.21                 0.03
                                     ------           ---------------               ------
Total                                52,845           $815,463,348.54               100.00%
                                     ======           ===============               ======

(1) Based on the state where the Financed Vehicle is titled.

     Distribution of the Receivables by Remaining Term to Scheduled Maturity

                                                                                     Percentage of
Remaining Term to Scheduled                Number of       Aggregate Principal        Aggregate
       Maturity                           Receivables            Balance          Principal Balance
---------------------------               -----------      -------------------    -----------------
6 months or less                                  4             $   17,506.86             0.00%
7 months to 12 months                            88                393,164.50             0.05
13 months to 18 months                          139                891,425.29             0.11
19 months to 24 months                          956              9,400,938.25             1.15
25 months to 30 months                          705              7,573,034.49             0.93
31 months to 36 months                        2,487             34,802,121.35             4.27
37 months to 42 months                          827              8,739,093.05             1.07
43 months to 48 months                        5,013             61,212,191.27             7.51
49 months to 54 months                       10,782            156,372,148.84            19.18
55 months to 60 months                       19,192            310,573,696.04            38.09
61 months to 66 months                        7,796            133,200,121.84            16.33
67 months to 72 months                        4,856             92,287,906.76            11.32
                                             ------           ---------------           ------
Total                                        52,845           $815,463,348.54           100.00%
                                             ======           ===============           ======



         Distribution of the Receivables by Remaining Principal Balance

                                                                                 Percentage of
Range of Remaining Principal       Number of            Aggregate                 Aggregate
          Balances                Receivables       Principal Balance         Principal Balance
----------------------------      -----------       -----------------         -----------------
$ 1,000.00 to $ 2,500.00               33              $   74,535.66                   0.01%
$ 2,500.01 to $ 5,000.00              529               2,171,458.79                   0.27
$ 5,000.01 to $ 7,500.00            1,876              12,172,833.27                   1.49
$ 7,500.01 to $10,000.00            5,290              47,121,879.13                   5.78
$10,000.01 to $15,000.00           18,308             229,264,469.59                  28.11
$15,000.01 to $20,000.00           15,999             279,179,790.90                  34.24
$20,000.01 to $25,000.00            9,264             204,105,396.35                  25.03
$25,000.01 to $30,000.00            1,479              39,255,016.33                   4.81
$30,000.01 to $35,000.00               63               1,968,425.19                   0.24
$35,000.01 to $40,000.00                4                 149,543.33                   0.02
                                   ------            ---------------                 ------
Total                              52,845            $815,463,348.54                 100.00%
                                   ======            ===============                 ======

                                  THE DEPOSITOR

         The depositor, Hyundai ABS Funding Corporation, a wholly-owned special purpose subsidiary of HMFC, was incorporated in the State of Delaware on August 14, 2001, as a Delaware corporation. The principal place of business of the depositor is at 10550 Talbert Avenue, Fountain Valley, California 92708. You may also reach the depositor by telephone at (714) 594-1579.

                          HYUNDAI MOTOR FINANCE COMPANY

         HMFC was incorporated in the State of California on September 6, 1989, and is a wholly-owned subsidiary of Hyundai Motor America ("HMA"). HMA is a wholly-owned subsidiary of Hyundai Motor Company ("HMC"). The principal activity of HMFC is operating as a finance company and providing wholesale inventory financing to motor vehicle dealers and retail and lease financing for customers of such dealers. Currently, HMFC has dealer retail agreements with over 95 percent of the approximately 620 dealers franchised by HMA and with a small number of non-Hyundai dealers, all of which are located within the United States. Credit application processing, purchasing, funding and ongoing servicing of receivables are processed on a centralized basis from HMFC's Fountain Valley headquarters.

         The principal place of business of HMFC is at 10550 Talbert Avenue, Fountain Valley, California 92708. You may also reach HMFC by telephone at (714) 965-3000. HMFC will act as the seller and the servicer.

Delinquencies, Repossessions and Loan Loss Information

         Set forth below is information concerning HMFC's experience with respect to its entire portfolio of new and used motor vehicle retail installment sale contracts, which includes contracts sold by but still being serviced by HMFC. Credit losses are an expected cost in the business of extending credit and are considered in HMFC's rate-setting process.

         Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of HMFC. There is no assurance that HMFC's delinquency, repossession and loss experience with respect to its retail installment sale contracts, or the experience of the issuer with respect to the Receivables, will be similar to that set forth below. If economic conditions in the future differ from those during the periods referenced in the tables below, HMFC's delinquency, repossession and loss experience may be adversely affected.

         The percentages in the tables below have not been adjusted to eliminate the effect of the growth of HMFC's portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of Receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.

         The following tables set forth the historical delinquency experience and net credit loss and repossession experience of HMFC's portfolio of contracts for new and used automobiles and light duty trucks.

         In the table below, the period of delinquency for the nine months ended September 30, 2003 and for the years ended December 31, 2000, 2001 and 2002 is based on the number of days more than 16% of a scheduled payment on a cumulative basis is contractually past due. Delinquency is calculated on the principal amount that is over 29 days past due. The information included below under the headings "60 + Days Delinquent" and "Total Delinquencies" excludes vehicles that have been repossessed. There is no assurance that the behavior of the Receivables will be comparable to HMFC's experience shown in the following tables.

                    Serviced Portfolio Delinquency Experience


                      Serviced At September 30,          Serviced At December 31,
                     -----------------------------     ----------------------------
                                  2003                            2002
                     -----------------------------     ----------------------------
                                         Number                         Number
                                           of                             of
                       Dollars        Receivables      Dollars        Receivables
Outstandings        $1,715,432,147      139,104    $1,488,342,319       121,131
30-59 Days
  Delinquent        $   37,692,438        3,269    $   39,916,472         3,391
60+ Days
  Delinquent        $   11,353,570        1,070    $    8,086,993           716
Total
  Delinquencies     $   49,046,008        4,339    $   48,003,465         4,107
Total
  Delinquencies (%)          2.86%         3.12%             3.23%         3.39%


                                  Serviced At December 31,
                    ---------------------------------------------------------
                               2001                            2000
                    ----------------------------    -------------------------
                                       Number                       Number
                                         of                           of
                      Dollars        Receivables    Dollars       Receivables
Outstandings        $1,168,765,844      93,122    $727,458,093       62,935
30-59 Days
  Delinquent        $   26,060,038       2,524    $ 14,705,504        1,674
60+ Days
  Delinquent        $    4,600,003         453    $  2,498,279          290
Total
  Delinquencies     $   30,660,041       2,977    $ 17,203,783        1,964
Total
  Delinquencies (%)           2.62%       3.20%           2.36%        3.12%

         The information in the table below includes contracts for new and used automobiles and light duty trucks. All amounts and percentages, except as indicated, are based on the Principal Balances of the contracts net of unearned finance and other charges. Averages are computed by taking an average of month-end outstanding amounts for each month in the periods presented in the table. The information set forth under the heading "Gross Charge-offs" represents the aggregate Principal Balance of contracts, net of unearned and other finance charges, determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than recoveries described in the next sentence.

         The information set forth under the heading "Recoveries" generally includes amounts received from customers with respect to contracts previously charged-off. The information set forth under the heading "Number of Repossessions sold" means the number of repossessed financed vehicles that have been sold by HMFC in a given period.

                       Serviced Portfolio Loss Experience

                                                      For the nine
                                                      months ended
                                                      September 30,           For the year ended December 31,
                                                     --------------  -------------------------------------------
                                                          2003           2002            2001            2000
                                                     --------------  -------------  --------------   -----------
Number of Receivables                                       139,104        121,131        93,122          62,935
Average Number of Receivables                               133,946        108,988        79,535          52,581
Period End Outstandings ($)                           1,715,432,147  1,488,342,319  1,168,765,844    727,458,093
Average Outstandings ($)                              1,635,270,746  1,339,882,173   920,588,995     541,955,196
Gross Charge-offs ($)                                    34,379,581     35,448,005    21,599,837      19,469,989
Gross Charge-Offs as a % of Period End O/S (1)(3)              2.67%          2.38%         1.85%           2.68%
Gross Charge-Offs as a % of Average O/S (1)(3)                 2.80%          2.65%         2.35%           3.59%
Recoveries ($) (2)                                        6,378,185      7,864,701     6,786,481       9,361,731
Net Charge-offs ($)                                      28,001,396     27,583,304    14,813,355      10,108,257
Net Charge-offs as a % of Period End O/S (3)                   2.18%          1.85%         1.27%           1.39%
Net Charge-offs as a % of Average O/S (3)                      2.28%          2.06%         1.61%           1.87%
Number of Repossessions sold                                  3,146          3,638         2,834           2,441
Number of Repossessions sold as a % of Average O/S (3)         3.13%          3.34%         3.56%           4.64%


          (1) Gross charge-offs are after the sale of the vehicle less any money collected for the sale, and include full balance charge-offs which occur at 120 days plus delinquent. Contracts are generally charged off after 120 days past due.

          (2) Recoveries include any money collected after the charge-off has occurred. Recoveries also include money collected on bankruptcies and insurance claims after they are charged off.

          (3) For the nine months ended September 30, 2003, these amounts are annualized.

         See "Description of the Transaction Agreements" in the accompanying prospectus for additional information regarding the servicer.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

         Prepayments on motor vehicle contracts can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or "ABS", assumes a rate of prepayment each month which is related to the original number of motor vehicle receivables in a pool of receivables. ABS also assumes that all of the motor vehicle receivables in a pool are the same size, that all of those motor vehicle receivables amortize at the same rate, and that for every month that any individual motor vehicle receivable is outstanding, payments on that particular motor vehicle receivable will either be made as scheduled or the motor vehicle receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 motor vehicle contracts, if a 1% ABS were used, that would mean that 100 motor vehicle receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of motor vehicle receivables or a prediction of the anticipated rate of prepayment on either the pool of Receivables involved in this transaction or on any pool of motor vehicle receivables. You should not assume that the actual rate of prepayments on the Receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

         The tables below which are captioned "Percent of Original Principal Balance at Various ABS Percentages" (the "ABS Tables") are based on ABS and were prepared using the following assumptions:

         o the issuer holds twelve pools of Receivables with the following characteristics:

                                                     Original Term       Remaining Term
                  Aggregate                           to Maturity         to Maturity
Pool          Principal Balance       APR             (in Months)         (in Months)
-----         -----------------      ------          -------------      ---------------
1            $    733,244.55        10.95%                31                  20
2            $  6,538,242.36        12.93%                47                  37
3            $ 30,223,485.62        12.82%                59                  47
4            $115,182,592.62        13.09%                62                  54
5            $ 85,676,136.98        11.71%                67                  59
6            $209,424,100.69        11.22%                71                  66
7            $  9,969,790.35         0.62%                33                  22
8            $ 44,576,006.53         0.65%                39                  34
9            $ 30,988,705.65         3.29%                56                  46
10           $232,949,366.99         1.07%                60                  55
11           $ 33,137,748.29         3.98%                62                  59
12           $ 16,063,927.91         5.59%                67                  64
             ---------------
Total        $815,463,348.54
             ===============


         o all prepayments on the Receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases (except as set forth below);

         o each scheduled payment on the receivables is made on the last day of each month and each month has 30 days;

         o the original principal amounts of each class of Notes are equal to the original principal amounts set forth on the front cover of this prospectus supplement;

         o payments on the Notes are paid in cash on each payment date commencing December 15, 2003, and on the 15th calendar day of each subsequent month;

         o  the Closing Date is November 7, 2003;

         o interest accrues on the notes at their respective interest rates set forth on the front cover of this prospectus supplement; and

         o the servicer exercises its opportunity to purchase the Receivables at the earliest Payment Date it is permitted to do so, except as specifically provided.

         The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original principal amounts of each class of Notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of Notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the Receivables may differ materially from the assumptions used to construct the ABS Tables.

         As used in the ABS Tables, the "Weighted Average Life" of a class of Notes is determined by:

         o multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Payment Date;

         o  adding the results; and

         o dividing the sum by the related original principal amount of the Note

   Percentage of Class A-1 and A-2 Notes Principal at Various ABS Percentages

                                         Class A-1 Notes                                 Class A-2 Notes
                          --------------------------------------------    --------------------------------------------
      Payment Date         0.00%    1.00%     1.50%    1.75%     2.00%     0.00%    1.00%     1.50%     1.75%    2.00%
----------------------    ------   ------    ------   ------    ------    ------   ------    ------    ------   ------
Closing Date             100.00%   100.00%  100.00%   100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%
December 2003             80.76%    70.88%   65.43%    62.55%    59.57%   100.00%  100.00%   100.00%   100.00%  100.00%
January 2004              71.40%    56.86%   48.82%    44.59%    40.20%   100.00%  100.00%   100.00%   100.00%  100.00%
February 2004             62.02%    43.00%   32.49%    26.96%    21.22%   100.00%  100.00%   100.00%   100.00%  100.00%
March 2004                52.62%    29.31%   16.44%     9.65%     2.62%   100.00%  100.00%   100.00%   100.00%  100.00%
April 2004                43.21%    15.79%    1.05%     0.00%     0.00%   100.00%  100.00%   100.00%    95.56%   90.18%
May 2004                  33.79%     4.82%    0.00%     0.00%     0.00%   100.00%  100.00%    92.13%    86.20%   80.04%
June 2004                 27.19%     0.00%    0.00%     0.00%     0.00%   100.00%   96.29%    83.66%    77.00%   70.10%
July 2004                 20.59%     0.00%    0.00%     0.00%     0.00%   100.00%   89.27%    75.32%    67.97%   60.35%
August 2004               13.94%     0.00%    0.00%     0.00%     0.00%   100.00%   82.31%    67.12%    59.12%   50.82%
September 2004             7.24%     0.00%    0.00%     0.00%     0.00%   100.00%   75.44%    59.06%    50.43%   41.48%
October 2004               0.49%     0.00%    0.00%     0.00%     0.00%   100.00%   68.64%    51.14%    41.91%   32.35%
November 2004              0.00%     0.00%    0.00%     0.00%     0.00%    95.54%   61.91%    43.35%    33.57%   23.43%
December 2004              0.00%     0.00%    0.00%     0.00%     0.00%    90.70%   55.27%    35.71%    25.41%   14.72%
January 2005               0.00%     0.00%    0.00%     0.00%     0.00%    85.83%   48.70%    28.21%    17.41%    6.22%
February 2005              0.00%     0.00%    0.00%     0.00%     0.00%    80.91%   42.21%    20.85%     9.60%    0.00%
March 2005                 0.00%     0.00%    0.00%     0.00%     0.00%    75.96%   35.80%    13.64%     1.97%    0.00%
April 2005                 0.00%     0.00%    0.00%     0.00%     0.00%    70.97%   29.47%     6.57%     0.00%    0.00%
May 2005                   0.00%     0.00%    0.00%     0.00%     0.00%    65.94%   23.22%     0.00%     0.00%    0.00%
June 2005                  0.00%     0.00%    0.00%     0.00%     0.00%    60.88%   17.05%     0.00%     0.00%    0.00%
July 2005                  0.00%     0.00%    0.00%     0.00%     0.00%    55.78%   10.98%     0.00%     0.00%    0.00%
August 2005                0.00%     0.00%    0.00%     0.00%     0.00%    50.65%    4.99%     0.00%     0.00%    0.00%
September 2005             0.00%     0.00%    0.00%     0.00%     0.00%    45.65%    0.00%     0.00%     0.00%    0.00%
October 2005               0.00%     0.00%    0.00%     0.00%     0.00%    40.62%    0.00%     0.00%     0.00%    0.00%
November 2005              0.00%     0.00%    0.00%     0.00%     0.00%    35.54%    0.00%     0.00%     0.00%    0.00%
December 2005              0.00%     0.00%    0.00%     0.00%     0.00%    30.42%    0.00%     0.00%     0.00%    0.00%
January 2006               0.00%     0.00%    0.00%     0.00%     0.00%    25.26%    0.00%     0.00%     0.00%    0.00%
February 2006              0.00%     0.00%    0.00%     0.00%     0.00%    20.06%    0.00%     0.00%     0.00%    0.00%
March 2006                 0.00%     0.00%    0.00%     0.00%     0.00%    14.82%    0.00%     0.00%     0.00%    0.00%
April 2006                 0.00%     0.00%    0.00%     0.00%     0.00%     9.54%    0.00%     0.00%     0.00%    0.00%
May 2006                   0.00%     0.00%    0.00%     0.00%     0.00%     4.21%    0.00%     0.00%     0.00%    0.00%
June 2006                  0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
July 2006                  0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
August 2006                0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
September 2006             0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
October 2006               0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
November 2006              0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
December 2006              0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
January 2007               0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
February 2007              0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
March 2007                 0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
April 2007                 0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
May 2007                   0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
June 2007                  0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
July 2007                  0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
August 2007                0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
September 2007             0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
October 2007               0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
November 2007              0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
December 2007              0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
January 2008               0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
February 2008              0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
March 2008                 0.00%     0.00%    0.00%     0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%
Weighted Average Life
to Maturity (years)(1)     0.45      0.29     0.24      0.23      0.21      1.82     1.22      1.00      0.91     0.83
Weighted Average Life
to Call (years)(2)         0.45      0.29     0.24      0.23      0.21      1.82     1.22      1.00      0.91     0.83

(1) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

         This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

   Percentage of Class A-3 and A-4 Notes Principal at Various ABS Percentages

                                           Class A-3 Notes                                  Class A-4 Notes
                            --------------------------------------------    --------------------------------------------
      Payment Date           0.00%    1.00%     1.50%    1.75%     2.00%     0.00%    1.00%     1.50%     1.75%    2.00%
----------------------      ------   ------    ------   ------    ------    ------   ------    ------    ------   ------
Closing Date                100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%
December 2003               100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%
January 2004                100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%
February 2004               100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%
March 2004                  100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%
April 2004                  100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%
May 2004                    100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%
June 2004                   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%
July 2004                   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%
August 2004                 100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%
September 2004              100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%
October 2004                100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%
November 2004               100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%
December 2004               100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%
January 2005                100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%   100.00%  100.00%   100.00%
February 2005               100.00%   100.00%  100.00%   100.00%    96.18%  100.00%   100.00%   100.00%  100.00%   100.00%
March 2005                  100.00%   100.00%  100.00%   100.00%    81.22%  100.00%   100.00%   100.00%  100.00%   100.00%
April 2005                  100.00%   100.00%  100.00%    89.83%    67.83%  100.00%   100.00%   100.00%  100.00%   100.00%
May 2005                    100.00%   100.00%   99.36%    76.35%    58.03%  100.00%   100.00%   100.00%  100.00%   100.00%
June 2005                   100.00%   100.00%   86.81%    65.45%    48.52%  100.00%   100.00%   100.00%  100.00%   100.00%
July 2005                   100.00%   100.00%   74.55%    56.60%    39.30%  100.00%   100.00%   100.00%  100.00%   100.00%
August 2005                 100.00%   100.00%   65.01%    47.99%    30.36%  100.00%   100.00%   100.00%  100.00%   100.00%
September 2005              100.00%    98.54%   57.04%    39.74%    21.80%  100.00%   100.00%   100.00%  100.00%   100.00%
October 2005                100.00%    87.97%   49.26%    31.72%    13.53%  100.00%   100.00%   100.00%  100.00%   100.00%
November 2005               100.00%    77.56%   41.67%    23.93%     5.54%  100.00%   100.00%   100.00%  100.00%   100.00%
December 2005               100.00%    68.28%   34.28%    16.38%     0.00%  100.00%   100.00%   100.00%  100.00%    97.67%
January 2006                100.00%    61.28%   27.08%     9.07%     0.00%  100.00%   100.00%   100.00%  100.00%    89.67%
February 2006               100.00%    54.39%   20.07%     2.01%     0.00%  100.00%   100.00%   100.00%  100.00%    81.99%
March 2006                  100.00%    47.61%   13.27%     0.00%     0.00%  100.00%   100.00%   100.00%   94.82%    74.63%
April 2006                  100.00%    40.94%    6.66%     0.00%     0.00%  100.00%   100.00%   100.00%   87.74%    67.59%
May 2006                    100.00%    34.38%    0.26%     0.00%     0.00%  100.00%   100.00%   100.00%   80.92%    60.87%
June 2006                    97.86%    27.93%    0.00%     0.00%     0.00%  100.00%   100.00%    93.59%   74.38%    54.48%
July 2006                    87.84%    21.60%    0.00%     0.00%     0.00%  100.00%   100.00%    87.13%   68.12%    48.42%
August 2006                  77.74%    15.38%    0.00%     0.00%     0.00%  100.00%   100.00%    80.90%   62.13%     0.00%
September 2006               69.10%     9.68%    0.00%     0.00%     0.00%  100.00%   100.00%    75.19%   56.65%     0.00%
October 2006                 62.64%     4.09%    0.00%     0.00%     0.00%  100.00%   100.00%    69.68%   51.42%     0.00%
November 2006                56.13%     0.00%    0.00%     0.00%     0.00%  100.00%    98.49%    64.39%   46.46%     0.00%
December 2006                49.67%     0.00%    0.00%     0.00%     0.00%  100.00%    92.76%    59.35%    0.00%     0.00%
January 2007                 43.16%     0.00%    0.00%     0.00%     0.00%  100.00%    87.15%    54.52%    0.00%     0.00%
February 2007                36.59%     0.00%    0.00%     0.00%     0.00%  100.00%    81.65%    49.90%    0.00%     0.00%
March 2007                   29.97%     0.00%    0.00%     0.00%     0.00%  100.00%    76.26%     0.00%    0.00%     0.00%
April 2007                   23.30%     0.00%    0.00%     0.00%     0.00%  100.00%    71.00%     0.00%    0.00%     0.00%
May 2007                     16.57%     0.00%    0.00%     0.00%     0.00%  100.00%    65.86%     0.00%    0.00%     0.00%
June 2007                     9.78%     0.00%    0.00%     0.00%     0.00%  100.00%    60.84%     0.00%    0.00%     0.00%
July 2007                     2.94%     0.00%    0.00%     0.00%     0.00%  100.00%    55.94%     0.00%    0.00%     0.00%
August 2007                   0.00%     0.00%    0.00%     0.00%     0.00%   95.74%    51.17%     0.00%    0.00%     0.00%
September 2007                0.00%     0.00%    0.00%     0.00%     0.00%   88.62%     0.00%     0.00%    0.00%     0.00%
October 2007                  0.00%     0.00%    0.00%     0.00%     0.00%   81.88%     0.00%     0.00%    0.00%     0.00%
November 2007                 0.00%     0.00%    0.00%     0.00%     0.00%   75.08%     0.00%     0.00%    0.00%     0.00%
December 2007                 0.00%     0.00%    0.00%     0.00%     0.00%   68.22%     0.00%     0.00%    0.00%     0.00%
January 2008                  0.00%     0.00%    0.00%     0.00%     0.00%   61.30%     0.00%     0.00%    0.00%     0.00%
February 2008                 0.00%     0.00%    0.00%     0.00%     0.00%   54.33%     0.00%     0.00%    0.00%     0.00%
March 2008                    0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%     0.00%    0.00%     0.00%
Weighted Average Life to
Maturity (years)(1)           3.16      2.40     2.00      1.82      1.66     4.42      3.88      3.38     3.06      2.75
Weighted Average Life to
Call (years)(2)               3.16      2.40     2.00      1.82      1.66     4.21      3.64      3.13     2.87      2.58

(1) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

         This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

        Percentage of Class B Notes Principal at Various ABS Percentages

                                                          Class B Notes
                                          ---------------------------------------------
Payment Date                               0.00%     1.00%    1.50%     1.75%    2.00%
------------------------------            -------   -------  -------   ------   -------
Closing Date                              100.00%   100.00%  100.00%   100.00%   100.00%
December 2003                             100.00%   100.00%  100.00%   100.00%   100.00%
January 2004                              100.00%   100.00%  100.00%   100.00%   100.00%
February 2004                             100.00%   100.00%  100.00%   100.00%   100.00%
March 2004                                100.00%   100.00%  100.00%   100.00%   100.00%
April 2004                                100.00%   100.00%  100.00%   100.00%   100.00%
May 2004                                  100.00%   100.00%  100.00%   100.00%   100.00%
June 2004                                 100.00%   100.00%  100.00%   100.00%   100.00%
July 2004                                 100.00%   100.00%  100.00%   100.00%   100.00%
August 2004                               100.00%   100.00%  100.00%   100.00%   100.00%
September 2004                            100.00%   100.00%  100.00%   100.00%   100.00%
October 2004                              100.00%   100.00%  100.00%   100.00%   100.00%
November 2004                             100.00%   100.00%  100.00%   100.00%   100.00%
December 2004                             100.00%   100.00%  100.00%   100.00%   100.00%
January 2005                              100.00%   100.00%  100.00%   100.00%   100.00%
February 2005                             100.00%   100.00%  100.00%   100.00%   100.00%
March 2005                                100.00%   100.00%  100.00%   100.00%   100.00%
April 2005                                100.00%   100.00%  100.00%   100.00%    96.08%
May 2005                                  100.00%   100.00%  100.00%   100.00%    89.43%
June 2005                                 100.00%   100.00%  100.00%    93.97%    83.62%
July 2005                                 100.00%   100.00%  100.00%    88.56%    77.98%
August 2005                               100.00%   100.00%   93.70%    83.30%    72.52%
September 2005                            100.00%   100.00%   88.83%    78.25%    67.29%
October 2005                              100.00%   100.00%   84.07%    73.35%    62.23%
November 2005                             100.00%   100.00%   79.43%    68.59%    57.35%
December 2005                             100.00%    96.74%   74.91%    63.97%    52.64%
January 2006                              100.00%    91.42%   70.51%    59.51%    48.10%
February 2006                             100.00%    87.21%   66.23%    55.19%    43.75%
March 2006                                100.00%    83.06%   62.07%    51.02%    39.57%
April 2006                                100.00%    78.98%   58.03%    47.00%    35.58%
May 2006                                  100.00%    74.97%   54.12%    43.14%    31.77%
June 2006                                 100.00%    71.03%   50.33%    39.43%    28.14%
July 2006                                 100.00%    67.16%   46.66%    35.88%    24.71%
August 2006                               100.00%    63.36%   43.13%    32.48%     0.00%
September 2006                             97.95%    59.88%   39.89%    29.37%     0.00%
October 2006                               92.25%    56.46%   36.77%    26.41%     0.00%
November 2006                              88.27%    53.11%   33.77%    23.60%     0.00%
December 2006                              84.32%    49.86%   30.91%     0.00%     0.00%
January 2007                               80.34%    46.67%   28.17%     0.00%     0.00%
February 2007                              76.33%    43.55%   25.55%     0.00%     0.00%
March 2007                                 72.28%    40.50%    0.00%     0.00%     0.00%
April 2007                                 68.20%    37.51%    0.00%     0.00%     0.00%
May 2007                                   64.09%    34.60%    0.00%     0.00%     0.00%
June 2007                                  59.94%    31.75%    0.00%     0.00%     0.00%
July 2007                                  55.76%    28.97%    0.00%     0.00%     0.00%
August 2007                                51.54%    26.26%    0.00%     0.00%     0.00%
September 2007                             47.51%     0.00%    0.00%     0.00%     0.00%
October 2007                               43.68%     0.00%    0.00%     0.00%     0.00%
November 2007                              39.82%     0.00%    0.00%     0.00%     0.00%
December 2007                              35.94%     0.00%    0.00%     0.00%     0.00%
January 2008                               32.01%     0.00%    0.00%     0.00%     0.00%
February 2008                              28.06%     0.00%    0.00%     0.00%     0.00%
March 2008                                  0.00%     0.00%    0.00%     0.00%     0.00%
Weighted Average Life to Maturity
(years)(1)                                  3.84      3.20     2.73      2.48      2.24
Weighted Average Life to Call (years)(2)    3.79      3.12     2.66      2.43      2.20

(1) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

         This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

        Percentage of Class C Notes Principal at Various ABS Percentages

                                                         Class C Notes
                                         ---------------------------------------------
Payment Date                              0.00%     1.00%    1.50%     1.75%     2.00%
-------------------------                ------    ------   ------    ------    ------
Closing Date                             100.00%   100.00%  100.00%   100.00%   100.00%
December 2003                            100.00%   100.00%  100.00%   100.00%   100.00%
January 2004                             100.00%   100.00%  100.00%   100.00%   100.00%
February 2004                            100.00%   100.00%  100.00%   100.00%   100.00%
March 2004                               100.00%   100.00%  100.00%   100.00%   100.00%
April 2004                               100.00%   100.00%  100.00%   100.00%   100.00%
May 2004                                 100.00%   100.00%  100.00%   100.00%   100.00%
June 2004                                100.00%   100.00%  100.00%   100.00%   100.00%
July 2004                                100.00%   100.00%  100.00%   100.00%   100.00%
August 2004                              100.00%   100.00%  100.00%   100.00%   100.00%
September 2004                           100.00%   100.00%  100.00%   100.00%   100.00%
October 2004                             100.00%   100.00%  100.00%   100.00%   100.00%
November 2004                            100.00%   100.00%  100.00%   100.00%   100.00%
December 2004                            100.00%   100.00%  100.00%   100.00%   100.00%
January 2005                             100.00%   100.00%  100.00%   100.00%   100.00%
February 2005                            100.00%   100.00%  100.00%   100.00%   100.00%
March 2005                               100.00%   100.00%  100.00%   100.00%   100.00%
April 2005                               100.00%   100.00%  100.00%   100.00%   100.00%
May 2005                                 100.00%   100.00%  100.00%   100.00%    89.43%
June 2005                                100.00%   100.00%  100.00%    95.29%    83.62%
July 2005                                100.00%   100.00%  100.00%    88.56%    77.98%
August 2005                              100.00%   100.00%   94.01%    83.30%    72.52%
September 2005                           100.00%   100.00%   88.83%    78.25%    67.29%
October 2005                             100.00%   100.00%   84.07%    73.35%    62.23%
November 2005                            100.00%   100.00%   79.43%    68.59%    57.35%
December 2005                            100.00%   100.00%   74.91%    63.97%    52.64%
January 2006                             100.00%    91.42%   70.51%    59.51%    48.10%
February 2006                            100.00%    87.21%   66.23%    55.19%    43.75%
March 2006                               100.00%    83.06%   62.07%    51.02%    39.57%
April 2006                               100.00%    78.99%   58.03%    47.01%    35.58%
May 2006                                 100.00%    74.98%   54.12%    43.14%    31.77%
June 2006                                100.00%    71.03%   50.33%    39.43%    28.14%
July 2006                                100.00%    67.16%   46.66%    35.88%    24.71%
August 2006                              100.00%    63.36%   43.13%    32.48%     0.00%
September 2006                           100.00%    59.88%   39.89%    29.37%     0.00%
October 2006                              92.25%    56.46%   36.77%    26.41%     0.00%
November 2006                             88.27%    53.11%   33.77%    23.60%     0.00%
December 2006                             84.32%    49.86%   30.91%     0.00%     0.00%
January 2007                              80.34%    46.67%   28.17%     0.00%     0.00%
February 2007                             76.33%    43.55%   25.55%     0.00%     0.00%
March 2007                                72.28%    40.50%    0.00%     0.00%     0.00%
April 2007                                68.20%    37.51%    0.00%     0.00%     0.00%
May 2007                                  64.09%    34.60%    0.00%     0.00%     0.00%
June 2007                                 59.94%    31.75%    0.00%     0.00%     0.00%
July 2007                                 55.76%    28.97%    0.00%     0.00%     0.00%
August 2007                               51.55%    26.26%    0.00%     0.00%     0.00%
September 2007                            47.51%     0.00%    0.00%     0.00%     0.00%
October 2007                              43.68%     0.00%    0.00%     0.00%     0.00%
November 2007                             39.83%     0.00%    0.00%     0.00%     0.00%
December 2007                             35.94%     0.00%    0.00%     0.00%     0.00%
January 2008                              32.01%     0.00%    0.00%     0.00%     0.00%
February 2008                             28.06%     0.00%    0.00%     0.00%     0.00%
March 2008                                 0.00%     0.00%    0.00%     0.00%     0.00%
Weighted Average Life to Maturity
(years)(1)                                 3.82      3.17     2.70      2.45      2.22
Weighted Average Life to Call
(years)(2)                                 3.79      3.13     2.66      2.43      2.20

(1) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

         This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

        Percentage of Class D Notes Principal at Various ABS Percentages

                                                         Class D Notes
                                         ---------------------------------------------
Payment Date                              0.00%     1.00%    1.50%     1.75%     2.00%
-------------------------                ------    ------   ------    ------    ------
Closing Date                             100.00%   100.00%  100.00%   100.00%   100.00%
December 2003                            100.00%   100.00%  100.00%   100.00%   100.00%
January 2004                             100.00%   100.00%  100.00%   100.00%   100.00%
February 2004                            100.00%   100.00%  100.00%   100.00%   100.00%
March 2004                               100.00%   100.00%  100.00%   100.00%   100.00%
April 2004                               100.00%   100.00%  100.00%   100.00%   100.00%
May 2004                                 100.00%   100.00%  100.00%   100.00%   100.00%
June 2004                                100.00%   100.00%  100.00%   100.00%   100.00%
July 2004                                100.00%   100.00%  100.00%   100.00%   100.00%
August 2004                              100.00%   100.00%  100.00%   100.00%   100.00%
September 2004                           100.00%   100.00%  100.00%   100.00%   100.00%
October 2004                             100.00%   100.00%  100.00%   100.00%   100.00%
November 2004                            100.00%   100.00%  100.00%   100.00%   100.00%
December 2004                            100.00%   100.00%  100.00%   100.00%   100.00%
January 2005                             100.00%   100.00%  100.00%   100.00%   100.00%
February 2005                            100.00%   100.00%  100.00%   100.00%   100.00%
March 2005                               100.00%   100.00%  100.00%   100.00%   100.00%
April 2005                               100.00%   100.00%  100.00%   100.00%   100.00%
May 2005                                 100.00%   100.00%  100.00%   100.00%    95.53%
June 2005                                100.00%   100.00%  100.00%   100.00%    89.32%
July 2005                                100.00%   100.00%  100.00%    94.60%    83.30%
August 2005                              100.00%   100.00%  100.00%    88.98%    77.46%
September 2005                           100.00%   100.00%   94.89%    83.59%    71.88%
October 2005                             100.00%   100.00%   89.81%    78.35%    66.48%
November 2005                            100.00%   100.00%   84.85%    73.27%    61.26%
December 2005                            100.00%   100.00%   80.02%    68.34%    56.23%
January 2006                             100.00%    97.65%   75.32%    63.57%    48.95%
February 2006                            100.00%    93.16%   70.75%    58.95%    41.07%
March 2006                               100.00%    88.73%   66.30%    54.23%    33.51%
April 2006                               100.00%    84.37%   61.99%    46.96%    26.29%
May 2006                                 100.00%    80.09%   57.81%    39.97%    19.39%
June 2006                                100.00%    75.88%   52.97%    33.26%    12.83%
July 2006                                100.00%    71.74%   46.34%    26.83%     6.61%
August 2006                              100.00%    67.68%   39.94%    20.68%     0.00%
September 2006                           100.00%    63.96%   34.08%    15.06%     0.00%
October 2006                              98.54%    60.31%   28.44%     9.70%     0.00%
November 2006                             94.29%    56.73%   23.01%     4.60%     0.00%
December 2006                             90.07%    52.12%   17.83%     0.00%     0.00%
January 2007                              85.82%    46.36%   12.87%     0.00%     0.00%
February 2007                             81.53%    40.71%    8.13%     0.00%     0.00%
March 2007                                77.21%    35.19%    0.00%     0.00%     0.00%
April 2007                                72.85%    29.79%    0.00%     0.00%     0.00%
May 2007                                  68.46%    24.51%    0.00%     0.00%     0.00%
June 2007                                 64.03%    19.36%    0.00%     0.00%     0.00%
July 2007                                 59.56%    14.33%    0.00%     0.00%     0.00%
August 2007                               55.06%     9.43%    0.00%     0.00%     0.00%
September 2007                            47.87%     0.00%    0.00%     0.00%     0.00%
October 2007                              40.95%     0.00%    0.00%     0.00%     0.00%
November 2007                             33.97%     0.00%    0.00%     0.00%     0.00%
December 2007                             26.93%     0.00%    0.00%     0.00%     0.00%
January 2008                              19.84%     0.00%    0.00%     0.00%     0.00%
February 2008                             12.68%     0.00%    0.00%     0.00%     0.00%
March 2008                                 0.00%     0.00%    0.00%     0.00%     0.00%
Weighted Average Life to Maturity
(years)(1)                                 3.80      3.12     2.65      2.41      2.18
Weighted Average Life to Call
(years)(2)                                 3.80      3.12     2.64      2.41      2.18

(1) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

         This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

                                    THE NOTES

         The following information summarizes material provisions of the Notes and the indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related indenture set forth in the accompanying prospectus, to which you should refer. See "Description of the Notes" and "Description of the Indenture" in the prospectus.

General

         The Notes will be issued pursuant to the terms of the indenture to be dated as of the Closing Date between the issuer and the indenture trustee for the benefit of the Noteholders. We will file a copy of the indenture with the Securities and Exchange Commission after we issue the Notes. Holders of the Notes will have the right to receive payments made with respect to the Receivables and other assets in the Issuer Property and certain rights and benefits available to the indenture trustee under the indenture. Wells Fargo Bank Minnesota, National Association, will be the indenture trustee. You may contact the indenture trustee at Sixth and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attention: CTS/Asset Backed Securities, or by calling (612) 667-8058.

         All payments required to be made on the Notes will be made monthly on each Payment Date, which will be the 15th day of each month or, if that day is not a Business Day, then the next Business Day beginning December 15, 2003.

         The indenture trustee will distribute principal and interest on each Payment Date to holders in whose names the Notes were registered at the latest record date.

         The original principal amount, interest rate and Stated Maturity Date for each class of the Notes is set forth on the cover page to this prospectus supplement.

Payments of Interest

         Interest on the outstanding principal amounts of the classes of the Notes will accrue at the respective per annum interest rates set forth on the cover of this prospectus supplement (each, an "Interest Rate") and will be payable to the Noteholders monthly on the 15th day of each month (or, if that date is not a Business Day, on the next succeeding Business Day) (a "Payment Date") commencing December 15, 2003.

         Interest on the outstanding principal amount of Class A-1 Notes will accrue at the related Interest Rate from and including the most recent Payment Date on which interest has been paid (or from and including the Closing Date with respect to the first Payment Date) to but excluding the current Payment Date. Interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes will accrue at the related Interest Rate from and including the 15th day of the month (or from and including the Closing Date with respect to the first Payment Date) to but excluding the 15th day of the following calendar month.

         Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Payment Date will be due on the next Payment Date, together with interest on that amount at the applicable Interest Rate, to the extent lawful. Interest payments on the Notes will generally be made from Available Amounts and from amounts on deposit in the Reserve Account, after the Servicing Fee and unreimbursed Advances have been paid.

         Under specified circumstances, the amount available for interest payments could be less than the amount of interest payable on the Class A Notes on any Payment Date, in which case the holders of the Class A Notes will receive the aggregate amount available to be distributed in respect of interest on the Class A Notes. Interest payments to holders of the Class B Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes. Interest payments to holders of the Class C Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes and the Class B Notes. Interest payments to holders of the Class D Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes, the Class B Notes and the Class C Notes.

Payments of Principal

         The issuer will generally make principal payments to the Noteholders on each Payment Date in an amount equal to the Principal Distribution Amount. The Principal Distribution Amount with respect to any Payment Date equals the sum of:

         o  the First Priority Principal Distribution Amount;

         o  the Second Priority Principal Distribution Amount;

         o  the Third Priority Principal Distribution Amount; and

         o  the Regular Principal Distribution Amount.

         The issuer will pay principal on the Notes from funds on deposit in the Collection Account including amounts, if any, from the Reserve Account, in accordance with the priorities described under "Payments on the Notes -- Payment of Distributable Amounts."

         Payments of the Principal Distribution Amount will generally be made on each Payment Date, in the following order of priority:

         1. to the Class A Notes, the Class A Principal Distributable Amount as follows:

           (a)    to the Class A-1 Notes until paid in full;

           (b)    to the Class A-2 Notes until paid in full;

           (c)    to the Class A-3 Notes until paid in full;

           (d)    to the Class A-4 Notes until paid in full;

         2. to the Class B Notes, the Class B Principal Distributable Amount until paid in full;

         3. to the Class C Notes, the Class C Principal Distributable Amount until paid in full;

         4. to the Class D Notes, the Class D Principal Distributable Amount until paid in full; and

         5. to the Certificateholder, any remaining amounts.

         The actual Payment Date on which the outstanding principal amount of any class of Notes is paid in full may be significantly earlier than its Stated Maturity Date based on a variety of factors.

         If the principal amount of a class of Notes has not been paid in full on or prior to its Stated Maturity Date, the Principal Distribution Amount for that Payment Date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Payment Date. We refer you to "Payment on the Notes --Payment of Distributable Amounts" in this prospectus supplement.

Event of Default Payment Priority

         Following the occurrence and during the continuation of an event of default described in the first, second and fifth bullets under "Description of the Indenture - Events of Default Under the Indenture; Rights Upon Event of Default" in the attached prospectus which has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any event of default, the priority of payments changes. In particular, after required payments to the trustee and the servicer, payments will generally be made on the notes on each Payment Date, in the following order of priority:

         o  interest on the Class A Notes ratably;

         o to the principal amount of the Class A-1 Notes until such principal amount is paid in full;

         o to the principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, ratably, until such principal amount is paid in full;

         o  interest on the Class B Notes;

         o to the principal amount of the Class B Notes until such principal amount is paid in full;

         o  interest on the Class C Notes;

         o to the principal amount of the Class C Notes until such principal amount is paid in full;

         o  interest on the Class D Notes; and

         o to the principal amount of the Class D Notes until such principal amount is paid in full.

Optional Prepayment

         If the servicer exercises its option to purchase on any Payment Date the Receivables when the Pool Balance declines to 10% or less of the Pool Balance as of the Cut-off Date, the holders of the outstanding Notes will receive an amount in respect of the Notes equal to the outstanding principal amount of the Notes, together with accrued but unpaid interest at the related Interest Rate. The Pool Balance on any Payment Date will equal the aggregate Principal Balance of the Receivables at the end of the related Collection Period, after giving effect to all payments of principal received from Obligors and Purchased Amounts (for this purpose, Liquidated Receivables will have a Principal Balance of zero).

Payments on the Notes

         On or before the 10th calendar day of each month (or, if the 10th day is not a Business Day, the next succeeding Business Day (each a "Determination Date"), the servicer will inform the owner trustee and the indenture trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the servicer and the Servicing Fee and other servicing compensation payable to the servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Payment Date, the servicer will also determine the following:

         1. Available Amounts;

         2. Class A Noteholders' interest distribution;

         3. Class B Noteholders' interest distribution;

         4. Class C Noteholders' interest distribution;

         5. Class D Noteholders' interest distribution;

         6. Principal Distribution Amount; and

         7. the amount to be distributed to the Class A Noteholders, Class B Noteholders, Class C Noteholders and Class D Noteholders.

         The indenture trustee or the owner trustee, as the case may be, will make payments to the Noteholders, from the Note Distribution Account, of the amounts deposited to the Note Distribution Account from the Collection

Account. The amounts to be distributed to the Noteholders will be determined in the manner described below under the heading "--Payment of Distributable Amounts".

         Sources of Funds Available for Distribution on Any Payment Date


                                    [Chart]

Payment of Distributable Amounts

         Prior to each Payment Date, except as set forth above under "The Notes -Event of Default Payment Priority", the servicer will calculate the amount to be distributed to the Class A Noteholders, Class B Noteholders, Class C Noteholders and Class D Noteholders. On each Payment Date, the servicer will allocate amounts on deposit in the Collection Account with respect to the related Collection Period as described below and will instruct the indenture trustee to make the following payments and distributions from Available Amounts on deposit in the Collection Account and amounts withdrawn from the Reserve Account, in the following amounts and order of priority:

         1. to the servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods, and unreimbursed Advances;

         2.       to the Class A Noteholders:

                  o the aggregate amount of interest accrued for the related Interest Period on each of the Class A Notes at their respective Interest Rates on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class A Noteholders on the preceding Payment Date; and

                  o the excess, if any, of the amount of interest payable to the Class A Noteholders on prior Payment Dates over the amounts actually paid to the Class A Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

         3. to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

         4.       to the Class B Noteholders:

                  o the aggregate amount of interest accrued for the related Interest Period on each of the Class B Notes at the Interest Rate on the Class B Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class B Noteholders on the preceding Payment Date; and

                  o the excess, if any, of the amount of interest payable to the Class B Noteholders on prior Payment Dates over the amounts actually paid to the Class B Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

         5. to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

         6.       to the Class C Noteholders:

                  o the aggregate amount of interest accrued for the related Interest Period on each of the Class C Notes at the Interest Rate on the Class C Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class C Noteholders on the preceding Payment Date; and

                  o the excess, if any, of the amount of interest payable to the Class C Noteholders on prior Payment Dates over the amounts actually paid to the Class C Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

         7. to the Principal Distribution Account, the Third Priority Principal Distribution Amount;

         8.       to the Class D Noteholders:

                  o the aggregate amount of interest accrued for the related Interest Period on each of the Class D Notes at the Interest Rate on the Class D Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class D Noteholders on the preceding Payment Date; and

                  o the excess, if any, of the amount of interest payable to the Class D Noteholders on prior Payment Dates over the amounts actually paid to the Class D Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

         9. to the Principal Distribution Account, the Regular Principal Distribution Amount;

         10. to the Reserve Account, from Available Amounts remaining, the amount necessary to cause the amount on deposit in that account to equal the Reserve Account Required Amount;

         11. to the indenture trustee and the owner trustee, any accrued and unpaid Trust Fees and Expenses, in each case to the extent the fees and expenses have not been previously paid by the servicer; and

         12. any remaining funds will be distributed to the Certificateholder.

         The Principal Distribution Amount will be allocated among the Notes as described above under "--Payments of Principal."

         For the purposes of this prospectus supplement, the following terms will have the following meanings:

         "Adjusted Pool Balance" means, with respect to any Payment Date, the Pool Balance as of the end of the previous Collection Period less the Yield Supplement Overcollateralization Amount with respect to such Payment Date.

         "Class A Principal Distributable Amount" means, with respect to any Payment Date, an amount equal to the greater of the outstanding principal amount of the Class A-1 Notes and the following:

                  (a) the aggregate outstanding principal amount of the Class A Notes immediately prior to such Payment Date; minus

                  (b) the lesser of:

                           (i) an amount equal to the product of:

                                    (A) the Adjusted Pool Balance as of the last
                           day of the related Collection Period; and

                                    (B) the sum of 63.00% and the percentage
                           equivalent of a fraction equal to:

                                            (x) the amount on deposit in the
                                    Reserve Account after giving effect to any withdrawals but prior to giving effect to any deposits on that Payment Date; divided by

                                            (y) the Adjusted Pool Balance as of
                                    the last day of the related Collection
                                    Period; and

                           (ii) an amount equal to the Adjusted Pool Balance as
                  of the last day of the related Collection Period minus the Target Overcollateralization Amount for the Payment Date;

provided, however, that on the Stated Maturity Date of any class of Class A Notes, the Class A Principal Distributable Amount will be at least an amount sufficient to pay that class in full; and provided further, that the Class A Principal Distributable Amount on any Payment Date will not exceed the outstanding principal amount of the Class A Notes on that Payment Date.

         "Class B Principal Distributable Amount" means, with respect to any Payment Date, an amount equal to:

                  (a) the sum of the aggregate outstanding principal amount of the Class A Notes (after taking into account the payment of the Class A Principal Distributable Amount on such Payment Date) and the aggregate outstanding principal amount of the Class B Notes immediately prior to such Payment Date; minus

                  (b) the lesser of:

                           (i) an amount equal to the product of:

                                    (A) the Adjusted Pool Balance as of the last
                           day of the related Collection Period; and

                                    (B) the sum of 74.56% and the percentage
                           equivalent of a fraction equal to:

                                            (x) the amount on deposit in the
                                    Reserve Account after giving effect to any withdrawals but prior to giving effect to any deposits on that Payment Date; divided by

                                            (y) the Adjusted Pool Balance as of
                                    the last day of the related Collection
                                    Period; and

                           (ii) an amount equal to the Adjusted Pool Balance as
                  of the last day of the related Collection Period minus the Target Overcollateralization Amount for the Payment Date;

provided, however, that on the Stated Maturity Date of any class of Class B Notes, the Class B Principal Distributable Amount will be at least an amount sufficient to pay that class in full; and provided further, that the Class B Principal Distributable Amount on any Payment Date will not exceed the outstanding principal amount of the Class B Notes on that Payment Date.

         "Class C Principal Distributable Amount" means, with respect to any Payment Date, an amount equal to:

                  (a) the sum of the aggregate outstanding principal amount of the Class A Notes and the Class B Notes (after taking into account the payment of the Class A Principal Distributable Amount and the Class B Principal Distributable Amount on such Payment Date) and the aggregate outstanding principal amount of the Class C Notes immediately prior to such Payment Date; minus

                  (b) the lesser of:

                           (i) an amount equal to the product of:

                                    (A) the Adjusted Pool Balance as of the last
                           day of the related Collection Period; and

                                    (B) the sum of 78.03% and the percentage
                           equivalent of a fraction equal to:

                                            (x) the amount on deposit in the
                                    Reserve Account after giving effect to any withdrawals but prior to giving effect to any deposits on that Payment Date; divided by

                                            (y) the Adjusted Pool Balance as of
                                    the last day of the related Collection
                                    Period; and

                           (ii) an amount equal to the Adjusted Pool Balance as
                  of the last day of the related Collection Period minus the Target Overcollateralization Amount for the Payment Date;

provided, however, that on the Stated Maturity Date of any class of Class C Notes, the Class C Principal Distributable Amount will be at least an amount sufficient to pay that class in full; and provided further, that the

Class C Principal Distributable Amount on any Payment Date will not exceed the outstanding principal amount of the Class C Notes on that Payment Date.

         "Class D Principal Distributable Amount" means, with respect to any Payment Date, an amount equal to:

                  (a) the sum of the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes (after taking into account the payment of the Class A Principal Distributable Amount, the Class B Principal Distributable Amount and the Class C Principal Distributable Amount on such Payment Date) and the outstanding principal amount of the Class D Notes immediately prior to such Payment Date; minus

                  (b) an amount equal to the Adjusted Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount for the Payment Date;

provided, however, that on the Stated Maturity Date of the Class D Notes, the Class D Principal Distributable Amount will be at least an amount sufficient to pay the Class D Notes in full; and provided further, that the Class D Principal Distributable Amount on any Payment Date will not exceed the outstanding principal amount of the Class D Notes on that Payment Date.

         "First Priority Principal Distribution Amount" means, with respect to any Payment Date, an amount not less than zero equal to (i) the aggregate outstanding principal amount of the Class A Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes on that preceding Payment Date), minus (ii) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date; provided, however, that the First Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date); and provided further, that the First Priority Principal Distribution Amount on and after the Stated Maturity Date of the Class A Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A Notes to zero.

         "Interest Period"  means:

         o with respect to the Class A-1 Notes, the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date, the Closing Date) to but excluding the next Payment Date; and

         o with respect to the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes, the period from and including the 15th day of the previous calendar month (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the 15th day of the current calendar month.

         "Principal Distribution Account" means the administrative subaccount of the Note Distribution Account established and maintained as the Principal Distribution Account pursuant to the sale and servicing agreement.

         "Principal Distribution Amount" means with respect to any Payment Date, the sum of (i) the First Priority Principal Distribution Amount, (ii) the Second Priority Principal Distribution Amount, (iii) the Third Priority Principal Distribution Amount and (iv) the Regular Principal Distribution Amount, in each case, with respect to that Payment Date.

         "Regular Principal Distribution Amount" means, with respect to any Payment Date, an amount not less than zero equal to the excess, if any, of (i) the aggregate outstanding principal amount of the Notes immediately preceding such Payment Date over (ii)(a) the Adjusted Pool Balance as of the last day of the related Collection Period minus (b) the Target Overcollateralization Amount with respect to such Payment Date; provided, however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on such Payment Date (after giving effect to any principal payments made on the Notes on such Payment Date in respect of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, and the Third Priority Principal Distribution Amount, if
any); and provided further, that the

Regular Principal Distribution Amount on or after the Class D Stated Maturity Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class D Notes to zero.

         "Second Priority Principal Distribution Amount" means, with respect to any Payment Date, an amount not less than zero equal to (i) the sum of the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on that preceding Payment Date), minus (ii) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date, minus (iii) the First Priority Principal Distribution Amount; provided, however, that the Second Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date); and provided further, that the Second Priority Principal Distribution Amount on and after the Stated Maturity Date of the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

         "Target Overcollateralization Amount" means, with respect to any Payment Date, the greater of (a) 9.00% of the Adjusted Pool Balance, minus amounts on deposit in the Reserve Account after withdrawals from the Reserve Account but prior to deposits to the Reserve Account, in each case, on such Payment Date and (b) 1.25% of the Adjusted Pool Balance as of the Cut-off Date. Notwithstanding the foregoing, the Target Overcollateralization Amount shall not exceed the Adjusted Pool Balance on such Payment Date.

         "Third Priority Principal Distribution Amount" means, with respect to any Payment Date, an amount not less than zero equal to (i) the sum of the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes, Class B Notes and Class C Notes on that preceding Payment Date), minus (ii) the Adjusted Pool Balance at the end of the Collection Period, minus (iii) the First Priority Principal Distribution Amount, minus (iv) the Second Priority Principal Distribution Amount; provided, however, that the Third Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on that Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date); and provided further, that the Third Priority Principal Distribution Amount on and after the Stated Maturity Date of the Class C Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Notes to zero.

         "Trust Fees and Expenses" means all accrued and unpaid trustees' fees and any amounts due to the trustees for reimbursement of expenses or in respect of indemnification and other administrative fees of the trust.

                               Credit Enhancement

         The protection afforded to the Class A Noteholders will be effected by the subordination of the Class B Notes, the Class C Notes and the Class D Notes, the establishment of the Reserve Account, overcollateralization and the subordination of the Certificateholder's right to receive excess interest. The protection afforded to the Class B Noteholders will be effected by the subordination of the Class C Notes and the Class D Notes, the establishment of the Reserve Account, overcollateralization and the subordination of the Certificateholder's right to receive excess interest. The protection afforded to the Class C Noteholders will be effected by the subordination of the Class D Notes, the establishment of the Reserve Account, overcollateralization and the subordination of the Certificateholder's right to receive excess interest. The protection afforded to the Class D Noteholders will be effected by the establishment of the Reserve Account, overcollateralization and the subordination of the Certificateholder's right to receive excess interest

Subordination

         The rights of the Class B Noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes to receive payments of principal so long as the Class A Notes are outstanding. The rights of the Class C Noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes and the Class B Notes to receive payments of principal so long as any of the Class A Notes or the Class B Notes are outstanding. The rights of the Class D Noteholders to receive payments of principal are subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes, the Class B Notes and the Class C Notes to receive payments of principal so long as any of the Class A Notes, the Class B Notes or the Class C Notes are outstanding.

Reserve Account

         On the Closing Date, the issuer will establish a separate account (the "Reserve Account") and will make a deposit thereto of an amount equal to $5,855,027.57. The Reserve Account shall be held by the indenture trustee for so long as it is an Eligible Institution and will be pledged to the indenture trustee for the benefit of the Noteholders. Amounts on deposit in the Reserve Account will be invested as provided in the sale and servicing agreement in Eligible Investments.

         The "Reserve Account Required Amount" with respect to any Payment Date will be 0.75% of the Adjusted Pool Balance as of the Cut-off Date. However, in no event will the Reserve Account Required Amount be more than the then outstanding principal amount of the Notes. As of any Payment Date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Reserve Account Required Amount.

         The servicer may, from time to time after the date of this prospectus supplement, request each Rating Agency to approve a formula for determining the Reserve Account Required Amount that is different from those described above or change the manner by which the Reserve Account is funded. If each Rating Agency delivers a letter to the indenture trustee to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the Notes, then the Reserve Account Required Amount will be determined in accordance with the new formula. The sale and servicing agreement will accordingly be amended, without the consent of any Noteholder, to reflect the new calculation.

         All amounts on deposit in the Reserve Account on any Payment Date will be available to the extent of any Available Amounts Shortfall on such Payment Date. Upon the occurrence of certain events specified in the sale and servicing agreement, all amounts in the Reserve Account will be deposited into the Collection Account and used to make payments of principal on the Notes. On each Payment Date, amounts on deposit in the Reserve Account in excess of the Reserve Account Required Amount shall be paid to the Certificateholder. The Noteholders will have no further interest in or rights with respect to any amounts so released from the Reserve Account.

         Amounts held from time to time in the Reserve Account will be held for the benefit of the Noteholders. On each Payment Date, funds will be withdrawn from the Reserve Account to the extent the Total Required Payment for such Payment Date exceeds the Available Amounts for such Payment Date and will be deposited in the Collection Account for distribution to the Noteholders.

         None of the Noteholders, the indenture trustee, the owner trustee or the certificateholder will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the Noteholders.

Overcollateralization

         On the Closing Date, the Adjusted Pool Balance will exceed the initial principal amount of the Notes of all classes by approximately $27,323,343.23, which is approximately 3.50% of the Adjusted Pool Balance as of the Cut-off Date. This excess (as adjusted from time to time, the "Overcollateralization Amount") represents overcollateralization. The level of overcollateralization is required to increase to, and thereafter be maintained at, a target level equal to the Target Overcollateralization Amount. The Overcollateralization Amount will be available to absorb losses on the Receivables. If each Rating Agency delivers a letter to the indenture trustee to the effect that the use of any new formula with respect to the calculation of the Target Overcollateralization Amount will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the Notes, then the Target Overcollateralization Amount will be determined in accordance with the new formula. The sale and servicing agreement will accordingly be amended, without the consent of any Noteholder, to reflect the new calculation.

                  YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT

         On the Closing Date, the initial Yield Supplement Overcollateralization Amount will be $34,793,005.31, which is approximately 4.27% of the aggregate Principal Balance of the Receivables as of the Cut-off Date. The Yield Supplement Overcollateralization Amount will decline on each Payment Date. The Yield Supplement Overcollateralization Amount is intended to compensate for the low APRs on some of the Receivables.

         With respect to any Payment Date, the "Yield Supplement
Overcollateralization Amount" is the amount specified below with respect to that Payment Date:


                                                                    Yield
                                                                  Supplement
                                                           Overcollateralization
                      Payment Date                                Amount
                      ------------                                ------
                     Closing Date                              $34,793,005.31
                     December 2003                             $32,224,734.06
                     January 2004                              $30,976,696.34
                     February 2004                             $29,752,912.74
                     March 2004                                $28,553,525.87
                     April 2004                                $27,378,679.18
                     May 2004                                  $26,228,513.33
                     June 2004                                 $25,103,173.36
                     July 2004                                 $24,002,803.55
                     August 2004                               $22,927,547.39
                     September 2004                            $21,877,542.29
                     October 2004                              $20,852,893.53
                     November 2004                             $19,853,721.28
                     December 2004                             $18,880,136.42
                     January 2005                              $17,932,261.24
                     February 2005                             $17,010,216.42
                     March 2005                                $16,114,116.40
                     April 2005                                $15,244,069.49
                     May 2005                                  $14,400,188.13
                     June 2005                                 $13,582,574.02
                     July 2005                                 $12,791,346.72
                     August 2005                               $12,026,616.70
                     September 2005                            $11,288,439.85
                     October 2005                              $10,576,285.46
                     November 2005                              $9,889,583.69
                     December 2005                              $9,228,123.15
                     January 2006                               $8,591,971.21
                     February 2006                              $7,981,209.99
                     March 2006                                 $7,395,894.02
                     April 2006                                 $6,836,094.03
                     May 2006                                   $6,301,596.65
                     June 2006                                  $5,792,064.85
                     July 2006                                  $5,307,110.80
                     August 2006                                $4,845,952.25
                     September 2006                             $4,407,562.96
                     October 2006                               $3,990,809.85
                     November 2006                              $3,595,134.25
                     December 2006                              $3,220,297.65

                                      S-47

                                                                    Yield
                                                                  Supplement
                                                           Overcollateralization
                      Payment Date                                Amount
                      ------------                                ------
                     January 2007                               $2,866,389.87
                     February 2007                              $2,533,515.53
                     March 2007                                 $2,221,775.10
                     April 2007                                 $1,931,268.98
                     May 2007                                   $1,662,019.82
                     June 2007                                  $1,413,867.80
                     July 2007                                  $1,186,559.66
                     August 2007                                  $980,005.98
                     September 2007                               $794,140.65
                     October 2007                                 $628,657.95
                     November 2007                                $483,277.42
                     December 2007                                $357,834.70
                     January 2008                                 $252,337.52
                     February 2008                                $166,812.04
                     March 2008                                   $101,238.38
                     April 2008                                    $55,530.26
                     May 2008                                      $29,206.98
                     June 2008                                     $17,161.20
                     July 2008                                     $11,032.51
                     August 2008                                    $7,006.40
                     September 2008                                 $4,408.97
                     October 2008                                   $2,899.93
                     November 2008                                  $2,026.47
                     December 2008                                  $1,359.05
                     January 2009                                     $867.80
                     February 2009                                    $527.09
                     March 2009                                       $310.54
                     April 2009                                       $183.39
                     May 2009                                         $112.95
                     June 2009                                         $63.75
                     July 2009                                         $30.94
                     August 2009                                       $12.19
                     September 2009                                     $3.69
                     October 2009                                       $0.00

         The Yield Supplement Overcollateralization Amount has been calculated for each Payment Date as the sum of the amount for each Receivable equal to the excess, if any, of (x) the scheduled payments due on that Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of that Receivable over (y) the scheduled payments due on the Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at a discount rate equal to the greater of the APR of that Receivable and 6.50%. For purposes of the preceding definition, future scheduled payments on the Receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

Accounts

         With respect to the issuer, the servicer will establish and maintain with the owner trustee or indenture trustee one or more Collection Accounts, in the name of the owner trustee or indenture trustee on behalf of the Noteholders, into which payments made on or with respect to the related Receivables and amounts released from any Reserve Account will be deposited for payment to the Noteholders. The servicer will also establish and will maintain with the indenture trustee the Reserve Account in the name of the indenture trustee on behalf of the Noteholders.

         Funds in the Collection Account and the Reserve Account (collectively, the "Accounts") will be invested as provided in the sale and servicing agreement in Eligible Investments. Eligible Investments are generally limited to investments acceptable to the Rating Agencies rating the Notes as being consistent with the rating of the Notes, including obligations of the servicer and its affiliates, to the extent consistent with that rating. Except as described below, Eligible Investments are limited to obligations or securities that mature on or before the next Payment Date. However, to the extent permitted by the Rating Agencies, funds in any Account, except the Collection Account, may be invested in obligations or securities that will not mature prior to the next Payment Date with respect to those Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in Collections on the related Receivables exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts paid to the related Noteholders or Certificateholder could result, which could, in turn, increase the average life of the Notes. Investment earnings on funds deposited in the Collection Account, net of losses and investment expenses, shall be released to the servicer on each Payment Date and shall be the property of the servicer.

         The Accounts will be maintained with the indenture trustee or the owner trustee so long as it is an "Eligible Institution," which is a depository institution or trust company,

         1. the short-term unsecured debt obligations of which have a rating of P-1 by Moody's, a rating of A-1+ by Standard & Poor's, and a rating of F1 by Fitch (the "Required Deposit Rating"); or

         2. having corporate trust powers and organized under the laws of the United States, any State, the District of Columbia or the Commonwealth of Puerto Rico which has a long-term deposit rating from Moody's of at least Baa3, Standard & Poor's of at least BBB-, or Fitch of at least BBB- (or a lower rating as any rating agency shall approve in writing).

         If the indenture trustee or the owner trustee, as the case may be, ceases to be an Eligible Institution, then the servicer shall, with the assistance of the indenture trustee or the owner trustee as may be necessary, cause each Account to be moved to an Eligible Institution.

Servicing Procedures

         The servicer will be authorized to grant, in some circumstances, rebates, adjustments or extensions with respect to a Receivable. However, if any modification of a Receivable extends the maturity of a Receivable beyond the last day of the Collection Period ending three (3) months prior to the Stated Maturity Date of the Class D Notes, the servicer will be obligated to purchase the Receivable.

Servicing Compensation

         The servicing fee for the calendar month immediately preceding any Payment Date (a Collection Period) will be one-twelfth of 1.00% of the Pool Balance as of the first day of the related Collection Period or, in the case of the first Payment Date, the Pool Balance as of the Cut-off Date (the "Servicing Fee"). The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid on each Payment Date solely to the extent of Available Amounts. The servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account. The servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period. However, if it is acceptable to each Rating Agency without a reduction in the rating of each Class of Notes, the Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid at the beginning of that Collection Period out of collections of interest on the Receivables for that Collection Period. The Servicing Fee will be paid from Available Amounts in accordance with the priority of payments set forth under "Payment on the Notes -- Payment of Distributable Amounts."

Net Deposits

         As an administrative convenience and as long as specified conditions are satisfied, for so long as HMFC is the servicer, HMFC will be permitted to make the deposit of Collections, Advances and amounts deposited in respect of purchases of Receivables by the depositor or the servicer for or with respect to the related Collection Period net of payments to be made to the servicer with respect to that Collection Period. The servicer, however, will account to the owner trustee and to the Noteholders as if all of the foregoing deposits and payments were made individually. The sale and servicing agreement will require the servicer to make all deposits of Collections received to be deposited into the Collection Account on the second Business Day following receipt thereof.

Optional Purchase

         The outstanding Notes will be redeemed in whole, but not in part, on any Payment Date on which the servicer or any successor to the servicer exercises its option to purchase the Receivables. The servicer or any successor to the servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Pool Balance as of the Cut-off Date. The redemption price for the outstanding Notes will be equal to the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest on the Notes as of the date of the optional purchase.

Removal of Servicer

         The indenture trustee or Noteholders evidencing more than 50% of the voting interests of the Controlling Class may terminate the rights and obligations of the servicer under the sale and servicing agreement upon the occurrence of a servicer default. See "Description of the Transaction Agreements--Defaults by the Servicer" in the prospectus.

         Under those circumstances, authority and power shall, without further action, pass to and be vested in the successor servicer appointed by the indenture trustee under the sale and servicing agreement. The successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer in its capacity under the sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the indenture trustee or the Noteholders from effecting a transfer of servicing. In the event that the indenture trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor servicer. The indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the servicer under the sale and servicing agreement. Notwithstanding termination of the servicer, the servicer shall be entitled to payment of amounts payable to it prior to termination, for services rendered prior to termination. Upon payment in full of the principal and interest on the Class A Notes, the Class B Noteholders will succeed to the rights of the Class A Noteholders with respect to removal of the servicer. Upon payment in full of the principal and interest on the Class B Notes, the Class C Noteholders will succeed to the rights of the Class B Noteholders with respect to removal of the servicer. Upon payment in full of the principal and interest on the Class C Notes, the Class D Noteholders will succeed to the rights of the Class C Noteholders with respect to the removal of the servicer.

                                LEGAL INVESTMENT

         The Class A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the "Investment Company Act").

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         Latham & Watkins LLP is of the opinion that, subject to the assumptions and limitations set forth in such opinions, for United States federal income tax purposes:

         o  the Notes will be characterized as indebtedness; and

         o the issuer will not be classified as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation.

         See "Material United States Federal Income Tax Consequences" in the accompanying prospectus.

         We do not anticipate issuing notes with any original issue discount. See "Material United States Federal Income Tax Consequences -- United States Holders -- Original Issue Discount" in the accompanying prospectus. The Prepayment Assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1.50% ABS. See "Weighted Average Life of the Notes" in this prospectus supplement. In using such Prepayment Assumption, no representation is made that the Receivables will prepay in accordance with such Prepayment Assumption or in accordance with any other Prepayment Assumption.

                              ERISA CONSIDERATIONS

         Subject to the following discussion, the Notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh Plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each a "benefit plan").
Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such benefit plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons and/or the fiduciaries of the benefit plan. In addition, Title I of ERISA requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

         Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased Notes if assets of the issuer were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor and found at 29 C.F.R. 2510.3-101 (the "Plan Assets Regulation"), the assets of the issuer would be treated as assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an "equity interest" in the issuer and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the Notes should not be treated as an equity interest in the issuer for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Notes for ERISA purposes could change (i.e., they could be treated as equity) if the issuer incurs losses or the rating of the Notes changes. The risk of recharacterization is enhanced for subordinate classes of Notes. The issuer has not obtained an opinion of counsel regarding the debt treatment of the Notes under local law.

         However, even if the Notes are treated as debt for purposes of the Plan Assets Regulation, the acquisition or holding of Notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if any of the issuer, the underwriters, the owner trustee, the indenture trustee or certain of their affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. In that event, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a benefit plan depending in part on the type of plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." However, there can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

         Additionally, the acquisition or holding of Notes by or on behalf of foreign plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) which are not subject to ERISA or the Code, could give rise to liabilities under foreign, federal, state or local law which may be substantially similar to liabilities imposed by Section 406 of ERISA or Section 4975 of the Code.

         By acquiring a Note, each purchaser or transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring such Note with the assets of a benefit plan or a foreign, governmental or church plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code; or (ii) the acquisition and holding of such Note by the purchaser or transferee, throughout the period that it holds such Note is, and will be, covered by a prohibited transaction exemption under Section 406(a) of ERISA or Section 4975 of the Code or, in the case of a foreign, governmental or church plan subject to applicable law that is substantially similar to
Section 406 of ERISA or Section 4975 of the Code, a similar type of exemption or other applicable relief. Each investor in a Note will be deemed to covenant that it will not sell, pledge or otherwise transfer such Note in violation of the foregoing.

         A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

         The sale of Notes to a benefit plan is in no respect a representation that this investment meets all the relevant legal requirements with respect to investment by benefit plans generally or by a particular benefit plan, or that this investment is appropriate for benefit plans generally or any particular benefit plan.

         See "ERISA Considerations" in the prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement relating to the Notes, the depositor has agreed to sell to the underwriters, and the underwriters severally have agreed to purchase the Notes, subject to the satisfaction of certain conditions precedent.

                      Principal    Principal     Principal    Principal    Principal     Principal    Principal
                      Amount of    Amount of     Amount of    Amount of    Amount of     Amount of    Amount of
                      Class A-1    Class A-2     Class A-3    Class A-4     Class B       Class C      Class D
   Underwriters         Notes        Notes         Notes        Notes        Notes         Notes        Notes
-----------------   ------------  ------------ ------------ ------------ ------------- ------------  ------------
Banc One Capital
Markets, Inc.        $47,175,000   $66,877,500  $36,075,000  $33,471,495   $19,517,000   $5,855,000   $20,492,500

Citigroup Global
Markets Inc.         $47,175,000   $66,877,500  $36,075,000  $33,471,495   $19,517,000   $5,855,000   $20,492,500

ABN AMRO
Incorporated         $44,200,000   $62,660,000  $33,800,000  $31,360,680            $0           $0            $0

Deutsche Bank
Securities Inc.      $15,725,000   $22,292,500  $12,025,000  $11,157,165            $0           $0            $0

SG Cowen
Securities
Corporation          $15,725,000   $22,292,500  $12,025,000  $11,157,165            $0           $0            $0

Total                $170,000,000 $241,000,000  $130,000,000 $120,618,000  $39,034,000  $11,710,000   $40,985,000

         The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Notes and as an aggregate dollar amount, shall be as follows:

                            Selling
                          Concessions       Reallowance
                         not to exceed     not to exceed
                         -------------     -------------
Class A-1 Notes.......     0.130000%         0.065000%
Class A-2 Notes.......     0.155000%         0.077500%
Class A-3 Notes.......     0.180000%         0.090000%
Class A-4 Notes.......     0.217500%         0.108750%
Class B Notes.........     0.300000%         0.150000%
Class C Notes.........     0.350000%         0.175000%
Class D Notes.........     0.450000%         0.225000%

         Until the distribution of the Notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Notes.

         The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the "Exchange Act"). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an "overallotment" option to purchase additional Notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase Notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that would adversely affect investors who purchase the offering. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

         HMFC and the depositor have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act of 1933 (as amended, the "Securities Act"), or contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

         In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuer and their affiliates.

         As discussed under "Use of Proceeds" above, the seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the receivables prior to their contribution to the issuer. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a "warehouse lender" to its affiliates, and may receive a portion of the proceeds as a repayment of the warehouse debt.

         The administrator, on behalf of the issuer, may from time to time invest the funds in accounts and Eligible Investments acquired from the underwriters or their affiliates.

         The underwriters tell us that they intend to make a market in the Notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the Notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the Notes.

         The issuer will receive aggregate proceeds of approximately $751,860,403.72 from the sale of the Notes after paying the aggregate underwriting discount of $1,433,413.65 on the Notes. Additional offering expenses are estimated to be $500,000.00. The underwriters have agreed with HMFC and the depositor to pay certain expenses incurred in connection with the issuance and distribution of the Notes.

                           FORWARD-LOOKING STATEMENTS

         This prospectus supplement includes words such as "expects", "intends", "anticipates", "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties including, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the issuer or the depositor. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The depositor has no obligation to update or revise any such forward-looking statement.

                                 LEGAL OPINIONS

         Certain legal opinions with respect to the Notes will be given for the depositor by Latham & Watkins LLP. Certain legal opinions with respect to the Notes will be given for the underwriters by McKee Nelson LLP.

                                    GLOSSARY

         "Administrative Purchase Payment" means, for an Administrative Receivable, an amount equal to such Receivable's unpaid Principal Balance, plus interest on such Receivable at a rate equal to such Receivable's APR as of the last day of the Collection Period such Receivable is purchased.

         "Administrative Receivable" means a Receivable that the servicer is required to purchase from the issuer because of the servicer's breach of a covenant contained in the sale and servicing agreement.

         "Available Amounts" for a Payment Date will equal the sum of the following amounts (without duplication) with respect to the related Collection
Period: (i) all Collections on Receivables (ii) the Purchased Amount of each Receivable that became a Purchased Receivable (iii) Advances and (iv) Recoveries.

         "Available Amounts Shortfall" means the positive difference, if any, of Total Required Payment minus Available Amounts.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of California, Delaware, Minnesota or New York are authorized or obligated by law, executive order or government decree to be closed.

         "Certificate" means the certificate issued by the issuer, which represents the residual interest in the issuer and is not offered hereby. The depositor will initially retain the Certificate.

         "Certificateholder" means the holder of the Certificate.

         "Class A Noteholders" means the holders of record of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

         "Class B Noteholders" means the holders of record of the Class B Notes.

         "Class C Noteholders" means the holders of record of the Class C Notes.

         "Class D Noteholders" means the holders of record of the Class D Notes.

         "Closing Date" means November 7, 2003.

         "Collection" means, with respect to any Receivable and to the extent received by the servicer after the applicable Cut-off Date for that Receivable,
(i) any monthly payment by or on behalf of the Obligor thereunder, (ii) full or partial prepayment of that Receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the Principal Balance of that Receivable; provided, however, that the term "Collections" in no event will include (1) any amounts in respect of any Receivable purchased by the servicer or the depositor on a prior Payment Date, or (2) any late fees, extension fees, non-sufficient funds charges and any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable and payable to the servicer.

         "Collection Account" means an account, held in the name of the indenture trustee, into which the servicer is required to deposit Collections.

         "Collection Period" means each fiscal month of the servicer during the term of the sale and servicing agreement. With respect to any Determination Date or Payment Date, the "related Collection Period" means the Collection Period preceding the fiscal month in which such Determination Date or Payment Date occurs.

         "Controlling Class" means with respect to any outstanding Notes, the Class A Notes (voting together as a single class) as long as any Class A Notes are outstanding, then the Class B Notes for so long as any Class B Notes are outstanding, then the Class C Notes for so long as any Class C Notes are outstanding and then the Class D Notes for so long as any Class D Notes are outstanding, excluding, in each case, Notes held by the depositor, the servicer or their affiliates.

         "Cut-off Date" means September 30, 2003.

         "Defaulted Receivable" means a Receivable (a) with respect to which any payment is unpaid more than sixty (60) days past its original due date or (b) the Obligor of which has suffered an insolvency event.

         "Eligible Investments" shall mean any one or more of the following types of investments:

         o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

         o demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+, from Fitch of F1, and from Moody's of P-1;

         o commercial paper (including commercial paper of any affiliate of depositor, the servicer, the indenture trustee or the owner trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+, from Fitch of F1, and from Moody's of P-1;

         o investments in money market funds (including funds for which the depositor, the servicer, the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa;

         o banker's acceptances issued by any depository institution or trust company referred to in the second bullet point above;

         o repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above; and

         o any other investment with respect to which each Rating Agency has provided written notice that such investment would not cause such Rating Agency to downgrade or withdraw its then current rating of any class of Notes.

         "Financed Vehicles" means the vehicles financed by the Receivables.

         "Fitch" means Fitch, Inc.

         "Liquidation Proceeds" means, with respect to any Liquidated Receivable, all proceeds of the liquidation of such Liquidated Receivable, net of the sum of any out-of-pocket expenses of the servicer reasonably allocated to the repossession, transport and liquidation and any amounts required by law to be remitted or allocated to the account of the Obligor on such Liquidated Receivable.

         A "Liquidated Receivable" means a Receivable with respect to which the earliest of the following shall have occurred:

         o  the related Financed Vehicle has been repossessed and liquidated;

         o the related Financed Vehicle has been repossessed in excess of 90 days and has not yet been liquidated;

         o the servicer has determined in accordance with its collection policies that all amounts that it expects to receive with respect to the Receivable have been received; or

         o the end of the Collection Period in which the Receivable becomes more than 120 days past due.

         "Moody's" means Moody's Investors Service, Inc.

         "Note Distribution Account" means the account designated as such, established and maintained as such pursuant to the sale and servicing agreement from which distributions to the Noteholders will be made.

         "Noteholders" means the Class A Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders.

         "Notes" means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes.

         "Obligors" means persons who obtained credit for installment purchases of new and used automobiles and light duty trucks the terms of which are evidenced by motor vehicle retail installment sale contracts.

         "Pool Balance" means at any time, the aggregate Principal Balance of the Receivables at such time calculated in accordance with the customary servicing practices.

         "Principal Balance" means, as of any time, for any Receivable, the principal balance of that Receivable as of the last day of the preceding Collection Period under the terms of the Receivable determined in accordance with the customary servicing practices.

         "Purchased Amount" means any Administrative Purchase Payments or Warranty Purchase Payments made with respect to Purchased Receivables.

         "Purchased Receivable" means a Warranty Receivable or an Administrative Receivable, respectively.

         "Rating Agency" means Standard & Poor's, Moody's or Fitch.

         "Receivable Pool" means the pool of Receivables.

         "Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect of that Liquidated Receivable (other than Liquidation Proceeds), from whatever source, net of the sum of any amounts expended (and not otherwise reimbursed) by the servicer for the account of the Obligor and any amounts required by law to be remitted or allocated to the account of the Obligor.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

         "Stated Maturity Date" means, for each class of Notes, the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

         "Total Required Payment" means, with respect to any Payment Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, unreimbursed Advances, the accrued and unpaid interest on the Notes, an amount equal to the change in the Adjusted Pool Balance during the related Collection Period, and on or after the Stated Maturity Date of any class of Notes, an amount necessary to reduce the outstanding principal amount of such class of Notes to zero; provided, however, that following the occurrence and during the continuation of an event of default which has resulted in an acceleration of the Notes, on any Payment Date until the Payment Date on which the outstanding principal amount of all the Notes has been paid in full, the Total Required Payment shall mean the sum of the specified amounts payable to the indenture trustee, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, unreimbursed Advances, the accrued and unpaid interest on the Notes and the amount necessary to reduce the outstanding principal amount of all the Notes to zero.

         "Warranty Purchase Payment" means, for a Warranty Receivable, an amount equal to such Receivable's unpaid Principal Balance, plus interest on such Receivable at a rate equal to such Receivable's APR as of the last day of the Collection Period such Receivable is repurchased.

         "Warranty Receivable" means a Receivable that the depositor is required to repurchase from the issuer because of the depositor's breach of a covenant contained in the sale and servicing agreement.

                                      INDEX

Term                                                                              Page
--------------------------------------------------------------------------------------
ABS...............................................................................S-29
ABS Tables........................................................................S-29
Accounts..........................................................................S-49
Adjusted Pool Balance.............................................................S-42
Administrative Purchase Payment...................................................S-55
Administrative Receivable.........................................................S-55
APR...............................................................................S-23
Available Amounts.................................................................S-55
Available Amounts Shortfall.......................................................S-55
benefit plan......................................................................S-51
Business Day......................................................................S-55
Certificate.......................................................................S-55
Certificateholder.................................................................S-55
Class A Noteholders...............................................................S-55
Class A Principal Distributable Amount............................................S-42
Class B Noteholders...............................................................S-55
Class B Principal Distributable Amount............................................S-42
Class C Noteholders...............................................................S-55
Class C Principal Distributable Amount............................................S-43
Class D Noteholders...............................................................S-55
Class D Principal Distributable Amount............................................S-44
Closing Date......................................................................S-55
Code..............................................................................S-51
Collection........................................................................S-55
Collection Account................................................................S-55
Collection Period.................................................................S-55
Controlling Class.................................................................S-55
Cut-off Date......................................................................S-56
Defaulted Receivable..............................................................S-56
Determination Date................................................................S-38
Eligible Institution..............................................................S-49
Eligible Investments..............................................................S-56
ERISA.............................................................................S-51
Exchange Act......................................................................S-53
Financed Vehicles.................................................................S-56
First Priority Principal Distribution Amount......................................S-44
Fitch.............................................................................S-56
HMA...............................................................................S-27
HMC...............................................................................S-27
HMFC..............................................................................S-21
Interest Period...................................................................S-44
Interest Rate.....................................................................S-36
Investment Company Act............................................................S-51
Issuer Property...................................................................S-22
Liquidated Receivable.............................................................S-57
Liquidation Proceeds..............................................................S-56
Moody's...........................................................................S-57
Note Distribution Account.........................................................S-57
Noteholders.......................................................................S-57
Notes.............................................................................S-57
Obligors..........................................................................S-57
Overcollateralization Amount......................................................S-46

Term                                                                              Page
--------------------------------------------------------------------------------------
Payment Date......................................................................S-36
Plan Assets Regulation............................................................S-51
Pool Balance......................................................................S-57
Principal Balance.................................................................S-57
Principal Distribution Account....................................................S-44
Principal Distribution Amount.....................................................S-44
PTCE..............................................................................S-52
Purchased Amount..................................................................S-57
Purchased Receivable..............................................................S-57
Rating Agency.....................................................................S-57
Receivable Pool...................................................................S-57
Receivables.......................................................................S-21
Recoveries........................................................................S-57
Regular Principal Distribution Amount.............................................S-44
Required Deposit Rating...........................................................S-49
Reserve Account...................................................................S-46
Reserve Account Required Amount...................................................S-46
Second Priority Principal Distribution Amount.....................................S-45
Securities Act....................................................................S-54
Servicing Fee.....................................................................S-49
Standard & Poor's.................................................................S-57
Stated Maturity Date..............................................................S-57
Target Overcollateralization Amount...............................................S-45
Third Priority Principal Distribution Amount......................................S-45
Total Required Payment............................................................S-58
Trust Fees and Expenses...........................................................S-45
Warranty Purchase Payment.........................................................S-58
Warranty Receivable...............................................................S-58
Weighted Average APR..............................................................S-23
Weighted Average Life.............................................................S-30
Weighted Average Original Term....................................................S-23
Weighted Average Remaining Term...................................................S-23
Yield Supplement Overcollateralization Amount.....................................S-47

                                   Prospectus

                             ASSET-BACKED SECURITIES

                         HYUNDAI ABS FUNDING CORPORATION

         You should consider carefully the risk factors beginning on page 1 of this prospectus and the risk factors in the applicable prospectus supplement.

         The notes will represent obligations of the issuer only and are not guaranteed by any person including Hyundai ABS Funding Corporation, Hyundai Motor Finance Company, or any of their respective affiliates, and neither the notes nor the underlying receivables are insured or guaranteed by any governmental entity.

         This prospectus may be used to offer and sell notes only if accompanied by an applicable prospectus supplement for the related issuer.

         The issuers may periodically issue asset-backed notes in one or more series with one or more classes, and each issuer will own:

         o motor vehicle retail installment sale contracts secured by a combination of new or used automobiles, light-duty trucks or other types of motor vehicles;

         o  collections on the receivables;

         o liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

         o  funds in the accounts of the issuer; and

         o  any credit enhancement issued in favor of the issuer.

         The notes:

         o  will represent indebtedness of the issuer that issued those notes;

         o will be paid only from the assets of the issuer that issued those notes;

         o will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

         o  may benefit from one or more forms of credit enhancement; and

         o will be issued as part of a designated series, which may include one or more classes of notes.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these notes or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is October 24, 2003

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                 OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                    AND THE APPLICABLE PROSPECTUS SUPPLEMENT

         We provide information about your notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

         o  the type of notes offered;

         o  certain risks relating to an investment in the notes;

         o the timing and amount of interest and principal payments on the notes;

         o  the receivables underlying your notes;

         o  the credit enhancement for each class of notes;

         o  the credit ratings for each class of notes; and

         o  the method of selling the notes.

         Whenever information in the applicable prospectus supplement is more specific or different than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

         You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any jurisdiction where the offer is not permitted.

         We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in the applicable prospectus supplement provide the pages on which these captions are located.

         To understand the structure of these notes, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

                                TABLE OF CONTENTS


                                                                         Page
                                                                         ----
RISK FACTORS...............................................................1
CAPITALIZED TERMS..........................................................6
DESCRIPTION OF THE ISSUERS.................................................6
DESCRIPTION OF THE OWNER TRUSTEE...........................................7
DESCRIPTION OF THE RECEIVABLES.............................................7
ORIGINATION AND SERVICING PROCEDURES.......................................8
PREFUNDING ARRANGEMENT....................................................13
MATURITY AND PREPAYMENT CONSIDERATIONS....................................14
POOL FACTORS, NOTE FACTORS AND POOL INFORMATION...........................14
USE OF PROCEEDS...........................................................15
DESCRIPTION OF THE DEPOSITOR..............................................15
DESCRIPTION OF THE NOTES..................................................15
DESCRIPTION OF THE TRANSACTION AGREEMENTS.................................25
DESCRIPTION OF THE INDENTURE..............................................34
MATERIAL LEGAL ASPECTS OF THE RECEIVABLES.................................39
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES....................44
STATE AND LOCAL TAX CONSEQUENCES..........................................49
ERISA CONSIDERATIONS......................................................49
UNDERWRITING..............................................................53
FORWARD-LOOKING STATEMENTS................................................54
RATING OF THE NOTES.......................................................54
REPORTS TO NOTEHOLDERS....................................................54
WHERE YOU CAN FIND MORE INFORMATION.......................................55
INCORPORATION BY REFERENCE................................................55
LEGAL MATTERS.............................................................55
GLOSSARY..................................................................56
INDEX.....................................................................58

                                  RISK FACTORS

         An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

You must rely for repayment           Your notes are secured solely by the
only upon the issuer's assets,        assets of the related issuer. Your notes
which may not be sufficient to        will not represent an interest in or
make full payments on your            obligation of us, Hyundai Motor Finance
notes.                                Company or any other person. We, the
                                      seller or another entity may have a
                                      limited obligation to repurchase some
                                      receivables under some circumstances as
                                      described in the applicable prospectus
                                      supplement. Distributions on any class
                                      of notes will depend solely on the
                                      amount of and timing of payments and
                                      other collections in respect of the
                                      related receivables and any credit
                                      enhancement for the notes specified in
                                      the applicable prospectus supplement. We cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on your notes. The notes and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement.

The issuer's interest in the          To the extent that physical contracts
receivables could be defeated         exist for any receivable, the servicer
because the contracts will not        will maintain possession of any and all
be delivered to the issuer.           original contracts for that receivable.
                                      If the servicer sells or pledges and
                                      delivers original contracts for the
                                      receivables to another party, in
                                      violation of its obligations under the
                                      agreements for the notes, this party
                                      could acquire an interest in the
                                      receivable having a priority over the
                                      issuer's interest. Furthermore, if the
                                      servicer becomes the subject of a
                                      bankruptcy proceeding, competing claims
                                      to ownership or security interests in
                                      the receivables could arise. These
                                      claims, even if unsuccessful, could
                                      result in delays in payments on the
                                      notes. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the notes.

The issuer's security interest        Upon the origination of a receivable,
in the financed vehicles will         the seller takes a security interest in
not be noted on the                   the financed vehicle by placing a lien
certificates of title, which          on the title to the financed vehicle. In
may cause losses on your              connection with each sale of receivables
notes.                                to the depositor, the seller will assign
                                      its security interests in the financed
                                      vehicles to the depositor, who will
                                      further assign them to the issuer.
                                      Finally, the issuer will pledge its
                                      interest in the financed vehicles to the trustee for the notes. Except in limited circumstances, the lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuer as the new secured party. In the absence of an amendment or reissuance, the issuer may not have a perfected security interest in the financed vehicles securing the receivables in some states. The seller may be obligated to repurchase any receivable sold to the issuer which did not have a perfected security interest in the financed vehicle in the name of the seller. The servicer or the seller may be required to purchase or repurchase, as applicable, any receivable sold to the issuer as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the interests of the noteholders in any receivable and are subject to the expiration of a cure period. If the issuer has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of that holder of a perfected security interest.
                                      If the issuer elects to attempt to
                                      repossess the
                                      related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the notes.

The failure of receivables to         Federal and state consumer protection
comply with consumer                  laws regulate the creation, collection
protection laws may result in         and enforcement of consumer loans such as
losses on your investment.            the receivables. These laws impose
                                      specific statutory liabilities upon
                                      creditors who fail to comply with their
                                      provisions. These laws may also make an
                                      assignee of a receivable, such as the
                                      issuer, liable to the obligor for any
                                      violation by the lender. In some cases,
                                      this liability could affect an assignee's ability to enforce its rights related to secured loans such as the receivables.
                                      The seller may be obligated to repurchase from the issuer any receivable that fails to comply with these legal requirements.
                                      If the seller fails to repurchase that
                                      receivable, you might experience delays
                                      or reductions in payments on your notes.
                                      See "Material Legal Aspects of the
                                      Receivables--Consumer Protection Law" in this prospectus.

Bankruptcy of the depositor or        The seller intends that each sale of
the seller could result in            receivables to the depositor will be a
delays in payments or losses          valid transfer and assignment of the
on your notes.                        receivables to the depositor. The
                                      depositor intends that its sale of the
                                      receivables to the issuer will be a valid transfer and assignment of the receivables to the issuer. If the seller or the depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the depositor or the seller (or the depositor itself) were to take the position that the sale of receivables by the seller to the depositor or by the depositor to the issuer, as the case may be, should instead be treated as a pledge of the receivables to secure a borrowing of the depositor or the seller, then delays in payments of collections on the receivables to you could occur. If a court ruled in favor of any such trustee, debtor or creditor, the court could reduce the amount payable to the issuer, which could result in losses on the notes. If the transfer of receivables by the seller to the depositor or by the depositor to the issuer is treated as a pledge instead of a sale, a tax or governmental lien on the property of the seller or the depositor, as applicable, arising before the transfer of the receivables to the issuer may have priority over the issuer's interest in those receivables. If the transactions are treated as a sale, the receivables would not be part of the seller's or the depositor's bankruptcy estate, as applicable, and would not be available to the depositor's or the seller's creditors.

The seller, the servicer and          The seller, the servicer, the depositor
the depositor have limited            and their affiliates are not obligated to
obligations to the issuer and         make any payments to you on your notes.
will not make payments on the         The seller, the servicer, the depositor
notes.                                and their affiliates do not guarantee
                                      payments on the receivables or your
                                      notes. However, the seller will and the
                                      depositor may make representations and
                                      warranties about the characteristics of
                                      the receivables.

                                      If a representation or warranty made by
                                      the seller with respect to a receivable
                                      is untrue, or if the seller breaches a
                                      covenant with respect to a receivable,
                                      then the seller may be required to
                                      repurchase that receivable. If the seller fails to repurchase that receivable, you might experience delays and/or reductions in payments on the notes. In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your notes.

                                      See "Description of the Transaction
                                      Agreements--Payments and Distributions on the Notes" in this prospectus.

If Hyundai Motor Finance              If Hyundai Motor Finance Company is
Company is no longer the              removed as the servicer or is no longer
servicer, you may experience          able to act as the servicer, there may
delays in payment or losses on        be delays in processing payments or
your notes.                           losses on the receivables because of the
                                      disruption of transferring servicing to
                                      the successor servicer, or because the
                                      successor servicer is not as experienced in servicing as Hyundai Motor Finance
                                      Company. This might cause you to
                                      experience delays in payments or losses
                                      on your notes.

Interests of other persons in         The issuer could lose the priority of
the receivables and financed          its security interest in a financed
vehicles could be superior to         vehicle due to, among other things,
the issuer's interest, which          liens for repairs or storage of a
may result in reduced payments        financed vehicle or for unpaid taxes of
on your notes.                        an obligor. Neither the servicer nor the
                                      seller will have any obligation to
                                      purchase or repurchase, respectively, a
                                      receivable if these liens result in the
                                      loss of the priority of the security
                                      interest in the financed vehicle after
                                      the issuance of notes by the issuer.
                                      Generally, no action will be taken to
                                      perfect the rights of the issuer in
                                      proceeds of any insurance policies
                                      covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuer prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the notes. See "Material
                                      Legal Aspects of the Receivables--
                                      Security Interests in the Financed
                                      Vehicles" in this prospectus.

The servicer's commingling of         Hyundai Motor Finance Company, as the
funds with its own funds could        servicer, may be able to commingle funds
result in a loss.                     relating to a transaction such as
                                      collections from the receivables and
                                      proceeds from the disposition of any
                                      repossessed financed vehicles with its
                                      own funds during each collection period
                                      and may make a single deposit to the
                                      collection account on each payment date.
                                      Commingled funds may be used or invested by the servicer at its own risk and for its own benefit. If the servicer were unable to remit those funds or the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to you may occur.

Extensions and deferrals of           In some circumstances, the servicer may
payments on receivables could         permit an extension on payments due on
increase the average life of          receivables on a case-by-case basis. In
the notes.                            addition, the servicer may offer
                                      obligors an opportunity to defer
                                      payments. Any of these extensions or
                                      deferrals may extend the maturity of the receivables and increase the weighted average life of the notes. The weighted average life and yield on your notes may be adversely affected by extensions and deferrals on the receivables. However, the servicer may be required to purchase the receivable from the issuer if it extends the term of the receivable beyond the latest final scheduled payment date for any class of related notes.

The geographic concentration          Economic conditions in the states where
of the obligors and                   obligors reside may affect
performance of the receivables        delinquencies, losses and prepayments on
may increase the risk of loss         the receivables. The following economic
on your investment.                   conditions may affect payments on the
                                      receivables: unemployment, interest
                                      rates, inflation rates, and consumer
                                      perceptions of the economy. If a large
                                      number of obligors are located in a
                                      particular state, these conditions could increase the delinquency, credit loss or repossession experience of the receivables. If there is a concentration of obligors and receivables in particular states, any adverse economic conditions in those states may affect the performance of the notes more than if this concentration did not exist.

The application of the                In some circumstances, the Soldiers' and
Soldiers' and Sailors' Civil          Sailors' Civil Relief Act of 1940, as
Relief Act may lead to delays         amended, and similar state legislation
in payment or losses on your          may limit the interest rate payable on a
notes.                                receivable during an obligor's period of
                                      active military duty. The response of
                                      the United States to the terrorist
                                      attacks on September 11, 2001 in New
                                      York City and Washington, D.C.,
                                      including the military operations in
                                      Afghanistan and Iraq, has included
                                      rescue efforts and military operations - that have increased and may in the future increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. In addition, some states allow members of their national guards to extend payments on any contract obligation if called into active service by the governor for a period exceeding seven days. Both the federal legislation and the laws of some states impose limitations that would impair the ability of the servicer to repossess the related financed vehicle during the obligor's period of active duty status and, in some cases, during an additional three-month period thereafter. Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the issuer's rights with respect to the receivable and the related financed vehicle in a timely fashion. The foregoing legislation could adversely affect the ability of the servicer to collect full amounts of interest on these receivables as well as to foreclose on an affected receivable during and in certain circumstances after the obligor's period of active military duty. Such legislation may thus cause delays in payments and losses to holders of the notes. See "Material Legal Aspects of the Receivables--Soldiers' and Sailors'
                                      Civil Relief Act of 1940" in this
                                      prospectus.

The absence of a secondary            If you want to sell your notes you must
market for the notes could            locate a purchaser that is willing to
limit your ability to resell          purchase those notes. The underwriters
your notes.                           intend to make a secondary market for
                                      the notes. The underwriters will do so
                                      by offering to buy the notes from
                                      investors that wish to sell. However,
                                      the underwriters will not be obligated
                                      to make offers to buy the notes and may
                                      stop making offers at any time. In
                                      addition, the prices offered, if any,
                                      may not reflect prices that other
                                      potential purchasers would be willing to pay, were they to be given the opportunity.

                                      There have been times in the past where
                                      there have been very few buyers of
                                      asset-backed notes, and there may be
                                      these times again in the future. As a
                                      result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

You may not be able to                Each class of notes of a given series
exercise your rights as a             will be initially represented by one or
noteholder directly.                  more certificates registered in the name
                                      of Cede & Co., or any other nominee for
                                      The Depository Trust Company set forth
                                      in the applicable prospectus supplement, and will not be registered in the names of the holders of the notes of any series or their nominees. Persons acquiring beneficial ownership interests in any series of notes may hold their interests through The Depository Trust
                                      Company in the United States or
                                      Clearstream Banking, societe anonyme or
                                      Euroclear in Europe. Because of this,
                                      unless and until definitive notes for a
                                      series are issued, holders of the notes
                                      will not be recognized by the issuer or
                                      any trustee or indenture trustee as
                                      noteholders. Hence, until definitive
                                      notes are issued, holders of the notes
                                      will only be able to exercise the rights of noteholders indirectly through The
                                      Depository Trust Company and its
                                      participating organizations. See
                                      "Description of the Notes-- Book-Entry
                                      Registration, Global Clearance,
                                      Settlement and Tax Documentation
                                      Procedures" in this prospectus.

The ratings for the notes are         We will offer a class of notes only if
limited in scope, may not             that class receives the rating specified
continue to be issued and do          in the applicable prospectus supplement.
not consider the suitability          The rating considers only the likelihood
of an investment in the notes         that the issuer will pay interest on
for you.                              time and will ultimately pay principal
                                      in full or make full distributions of
                                      the outstanding principal balance of the notes. A security rating is not a recommendation to buy, sell or hold the notes. The rating agencies may revise or withdraw the ratings at any time.
                                      Ratings on the notes do not address the
                                      timing of distributions of principal on
                                      the notes prior to the applicable final
                                      scheduled payment date. The ratings do
                                      not consider the prices of the notes or
                                      their suitability to a particular
                                      investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

                                CAPITALIZED TERMS

         The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.

                           DESCRIPTION OF THE ISSUERS

         With respect to each series of notes, the depositor, Hyundai ABS Funding Corporation, a wholly-owned special purpose, bankruptcy remote subsidiary of Hyundai Motor Finance Company, a California corporation ("HMFC"), will establish a separate issuer that will issue the notes of that series. Each issuer will be either a limited liability company formed pursuant to a limited liability company agreement or a trust formed pursuant to a trust agreement between the depositor and the trustee specified in the applicable prospectus supplement for that issuer. The depositor will sell and assign the receivables and other specified issuer property to the issuer in exchange for the notes of that issuer.

         The issuer may issue asset-backed notes in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. Any notes that are issued will represent indebtedness of the issuer and will be issued and secured pursuant to an indenture between the issuer and the indenture trustee specified in the applicable prospectus supplement.

         In addition to and to the extent specified in the applicable prospectus supplement, the property of each issuer may include:

         o the receivables identified on the schedule of receivables acquired on the Closing Date and on each funding date and all monies received on the receivables after the applicable cut-off date;

         o  the security interests in the financed vehicles;

         o rights under any interest rate swap agreement and payments made by the swap counterparty under that interest rate swap agreement;

         o any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or refunds in connection with extended service agreements relating to Liquidated Receivables from the applicable cut-off date;

         o  any other property securing the receivables;

         o  certain rights under dealer agreements;

         o  rights of the issuer under the applicable transaction documents;

         o the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

         o any other property specified in the applicable prospectus supplement; and

         o  all proceeds of the foregoing.

         To the extent specified in the applicable prospectus supplement, an insurance policy, reserve account, spread account or other form of credit enhancement or liquidity may be a part of the property of any given issuer or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related notes. To the extent specified in the applicable prospectus supplement, an interest rate or currency swap or other hedge agreement may also be a part of the property of any given issuer or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related notes.

         If so provided in the applicable prospectus supplement, the property of an issuer may also include a pre-funding account, into which the depositor will deposit cash and which will be used by the issuer to purchase receivables from HMFC during a specified period following the Closing Date for the related issuer. Any receivables so conveyed to an issuer will also be issuer property of the issuer.

         Prior to formation, each issuer will have no assets or obligations. After formation, each issuer will not engage in any activity other than acquiring and holding the related receivables and the issuer property, issuing the related notes, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement or limited liability company agreement of the issuer, as applicable. Each issuer will not acquire any receivables or assets other than the issuer property.

                        DESCRIPTION OF THE OWNER TRUSTEE

         The owner trustee for any issuer that is a trust will be specified in the applicable prospectus supplement. The owner trustee's liability in connection with the issuance and sale of the related notes is limited solely to the express obligations of the owner trustee set forth in the related trust agreement. The owner trustee may resign at any time, in which event the administrator or the servicer (as specified in the applicable prospectus supplement), will be obligated to appoint a successor owner trustee. The servicer or administrator (as specified in the applicable prospectus supplement) of each issuer may also remove the owner trustee if:

         o the owner trustee ceases to be eligible to continue as owner trustee under the related trust agreement; or

         o  the owner trustee becomes insolvent.

         In either of these circumstances, the servicer or administrator must appoint a successor owner trustee. If the owner trustee resigns or is removed, the resignation or removal and appointment of a successor owner trustee will not become effective until the successor owner trustee accepts its appointment.

         The principal offices of each issuer and the related owner trustee will be specified in the applicable prospectus supplement.

                         DESCRIPTION OF THE RECEIVABLES

The Receivables

         The receivables consist of motor vehicle retail installment sale contracts. These contracts are secured by a combination of new and used automobiles and light-duty trucks. The receivables to be transferred to any issuer have been or will be purchased or originated by HMFC. See "Origination and Servicing Procedures" in this prospectus.

The Receivables Pools

         The receivables to be purchased by each issuer, also known as the "receivables pool", will be selected by the depositor based upon the satisfaction of several criteria, including that each receivable:

         o was originated out of the sale of or is secured by a new vehicle or a used vehicle;

         o  has a remaining term of not more than 72 months;

         o provides for level monthly payments that fully amortize the amount financed over the original term of the applicable receivable;

         o has an obligor which is not an affiliate of HMFC, is not a government or governmental subdivision or agency and is not shown on the servicer's records as a debtor in a pending bankruptcy proceeding;

         o  is not more than 30 days past due on the related cut-off date;

         o  has a current principal balance of at least $1,000.00; and

         o satisfies any additional criteria specified in the applicable prospectus supplement.

         The depositor will sell or transfer receivables having an aggregate outstanding principal balance specified in the applicable prospectus supplement as of the applicable cut-off date to the applicable issuer. The purchase price paid by each issuer for each receivable included in the issuer property of the issuer will either reflect the outstanding principal balance of the receivable as of the cut-off date calculated under the Simple Interest Method or another method as specified in the applicable prospectus supplement.

         Additional information with respect to the receivables pool securing each series of notes will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution of annual percentage rate, the distribution by the states where the receivables were originated and the portion of the receivables pool secured by new vehicles and used vehicles.

Calculation Methods

         Each of the receivables included in the issuer property of an issuer will be a contract where the allocation of each payment between interest and principal is calculated using the Simple Interest Method.

         "Simple Interest Method" means the method of calculating interest due on a motor vehicle retail installment sale contract on a daily basis based on the actual outstanding principal balance of the receivable on that date.

         "Simple Interest Receivables" means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. For these receivables, the obligor's payment is first applied to interest accrued as of the actual due date and then the remaining payment is applied to the unpaid outstanding principal balance and then to other charges. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, may result in the obligor making a greater--or smaller--number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment.

                      ORIGINATION AND SERVICING PROCEDURES

         The following is a description of the origination, underwriting and servicing of motor vehicle receivables by HMFC as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of receivables transferred to the related issuer. HMFC originates or acquires receivables through a variety of origination channels across a wide spectrum of credit quality obligors. HMFC will act as servicer for each transaction unless another servicer is specified in the applicable prospectus supplement.

General

         HMFC was incorporated in California on September 6, 1989 and is a wholly-owned subsidiary of Hyundai Motor America ("HMA"). HMA is a wholly-owned subsidiary of Hyundai Motor Company ("HMC"). The principal activity of HMFC is acting as a finance company and providing wholesale inventory financing to motor vehicle dealers and retail and lease financing for customers of such dealers. Currently, HMFC has retail dealer agreements with over 95 percent of the approximately 620 dealers franchised by HMA and with a small number of non-Hyundai dealerships, all of which are located within the United States. Credit application processing, purchasing, funding and ongoing servicing of receivables are processed on a centralized basis from HMFC's Fountain Valley headquarters.

         The principal offices of HMFC are located at 10550 Talbert Avenue, Fountain Valley, California 92708. Its telephone number is (714) 965-3000.

Origination

         HMFC purchases motor vehicle retail installment sale contracts directly from vehicle dealers who regularly originate and sell such contracts to HMFC and other finance sources. Contracts are purchased by HMFC in accordance with its established underwriting procedures and guidelines. Contracts originated by a vehicle dealer are acquired by HMFC in accordance with an agreement between HMFC and each such dealer which obligates such dealer to repurchase the contract for the outstanding principal balance in the event of breach by such dealer of certain representations and warranties made therein. The representations and warranties typically relate to the origination of the contract and the security interest in the related financed vehicle and do not relate to the creditworthiness of the obligor under the contract.

         Dealer sales and marketing is done by a team of regional dealer finance managers ("Dealer Finance Managers") covering the entire network of approximately 620 authorized Hyundai dealers. Dealer Finance Managers make dealer visits to provide current rate sheets, communicate credit criteria and guidelines, advise of current promotional financing programs, resolve any customer service problems the dealers may have, and communicate back to HMFC any information they might learn about competitors' finance programs.

         While financing is primarily offered on new Hyundai vehicles, approximately 10% of written contracts are for new non-Hyundai and used vehicles sold through vehicle dealers. Used vehicle sales include any make or model sold by such dealers.

Underwriting Procedures

         The underwriting procedures of HMFC are intended to assess the applicant's ability to repay the amounts due on the contract and the adequacy of the financed vehicle as collateral. Each application for a contract must list the applicant's expenses, income, credit and employment history, and other personal information. HMFC obtains and reviews a credit report on each applicant from an independent credit bureau, reviews the applicant's current and past credit relationships with HMFC as well as other creditors and, where necessary, verifies the employment and income of an applicant.

         Applications are transmitted by facsimile to HMFC from dealerships. The applications are automatically imaged into the loan processing system and loan data entered. In addition, HMFC receives a significant portion of applications directly entered into the loan processing system by dealers.

         Once entered, the application file is forwarded electronically to a credit analyst for underwriting and approval. The system pulls one of the three major credit bureaus (Experian, EquiFax or Trans Union), based on zip code to evaluate the potential debtor. If necessary a second credit bureau is accessed. Applications are then classified as either (a) clean (approved as submitted),
(b) conditional (approved but on modified terms such as a shorter term or higher down payment), or (c) declined.

         For applications directly entered by dealers, the system can automatically approve or decline those falling below or above certain credit standards.

         If an application is approved, the credit analyst typically calls the dealer to notify him or her of the approval, and faxes the details and asks if the contract is expected to be funded. If not, the analyst uses this opportunity to inquire as to the reason for the non-acceptance in order to provide HMFC with some competitive feedback. If the approval is accepted, the dealer processes the contract through its back office, adds in the dealer fees, creates a document package, and sends the package via overnight mail to the funding department.

         The funding department reviews the document package for completeness and verifies all calculations in the package, including dealer fees, interest rates, compliance with statutory usury laws, and other terms of the contract. It contacts the dealer to resolve any incomplete or incorrect information and, once completed, authorizes funds to be paid to the dealer.

         The credit scoring system segregates applicants into tiers based upon Fair Isaac Companies Scoring derived from external credit bureau reports as opposed to a company-derived internal credit score. The score assigns a level A through D rating based on the credit evaluation.

Servicing and Collections

         The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by the issuer and will, consistent with the applicable sale and servicing agreement, follow the collection procedures it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself and others.

         In addition, the servicer will covenant that, except as otherwise contemplated in the applicable sale and servicing agreement (including the provisions in the immediately preceding paragraph) and except as permitted by the servicer's credit and collection policies:

         1. it will not release any financed vehicle from the security interest granted in the related receivable;

         2. it will do nothing to materially impair the rights of the noteholders in the receivables;

         3. except as required by law, it will not alter the APR of any receivable; and

         4. it will not alter the amount financed under a receivable.

         The servicer shall inform the indenture trustee promptly upon the discovery of any breach by the servicer of the above obligations that would materially and adversely affect the interests of the noteholders in any receivable. Unless the breach is cured by the last day of the second Collection Period following the discovery (or, if the servicer so elects, the last day of the first Collection Period following the discovery), the servicer is required to purchase any receivable materially and adversely affected by the breach (an "Administrative Receivable") from the issuer at a price equal to the Administrative Purchase Payment for that receivable. The "Administrative Purchase Payment" for an Administrative Receivable will be equal to its unpaid principal balance, plus interest on that receivable at a rate equal to that receivable's APR as of the last day of the Collection Period that receivable is repurchased.

         Upon the purchase of any Administrative Receivable, the servicer will for all purposes of the applicable sale and servicing agreement, be deemed to have released all claims for the reimbursement of outstanding Advances (as defined in "Description of the Transaction Agreements--Advances" in this prospectus) made in respect of that Administrative Receivable. This purchase obligation will constitute the sole remedy available to the noteholders or the issuer for any uncured breach by the servicer.

         If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to recover all amounts due upon that receivable, including repossessing and disposing of the related financed vehicle at a public or private sale, or taking any other action permitted by applicable law.

         The applicable prospectus supplement may include a description of more specific servicing requirements than the requirements set forth above.

Collection and Repossession Procedures

         The customer billing process is initiated by the mailing of invoices on a monthly basis. Due dates are spread throughout the month and invoices are sent approximately 20 days in advance of the due date.

         All payments are directed to a lockbox account although occasionally payments are mailed directly to HMFC, and some payments remitted as a result of the collection process are sent directly to HMFC's general account. It should be noted that payments over $2,000 are generally prepayments, which are sent directly to HMFC to reconcile the amount of the prepayment with the pay-off amount, and provide necessary title processing.

         A nightly interface is run between the lockbox account and HMFC's servicing system for the application of payments. This reconciliation results in a daily listing of unapplied payments that fail to match and automatically post to a specific account. These exceptions are researched and resolved by the payment processing department. As part of the payment processing step, daily cash reconciliations are run between (a) the cash received at the lockbox, the local deposit account and via certain other channels, (b) the cash applied in the servicing system, and (c) the cash recognized in the accounting systems, which includes any suspense activity.

         HMFC measures delinquency by the number of days elapsed from the date a payment is due under the contract (the "Payment Due Date"). Collection activities with respect to delinquent contracts generally begin 5 to 15 days after the Payment Due Date.

         HMFC's collectors are assigned to specific delinquencies and attempt to contact the delinquent obligor by telephone or by letter based on the term of delinquency and the history of the account. Delinquencies and credit losses can fluctuate due to seasonal factors. Historically, delinquencies increase in November and December, which may continue into January and February of the following year.

         Repossession procedures will typically begin no later than when a contract becomes 75 days delinquent but may occur sooner if conditions warrant. Repossession is carried out pursuant to specific procedures adopted by HMFC.

         The collection process is divided into primary and secondary collection teams. The primary collection team starts at 5 days delinquent (or earlier in the case of the first payment default) and continues through 29 days.

         The primary collection team is divided into a group dedicated to outbound calls using a predictive dialer, and a separate group for inbound calls. Individual names cycle through the predictive dialer continuously until the contact is made. All contacts with a customer are made according to collection laws and follow a rigid five-step process:

     (1)  Standard opening statement, identifying the call as coming from HMFC;

     (2) Verification of the information on the account (e.g., customer's demographic information);

     (3) Determination of the reason for delinquency (why the payment was not received by HMFC on or before the due date);

     (4)  Agreement or arrangements to bring the account current; and

     (5)  Educate the customer to avoid a recurring delinquent situation.

         Once contact is made, the customer is cycled back into the system and, if payment is not received by the date promised, the customer is called again until such time as either the payment is received, or the account exceeds 24 days past due.

         The secondary collection team continues the collection effort, beginning at 30 days past due and continuing until it is brought current, repossessed, paid off or charged off at 120 days past due.

         The secondary collection team employs more experienced collectors. The secondary collectors have what is called "ownership" of particular accounts so that the customer is contacted by the same secondary collector each time until the delinquency is cured.

         During the time the account is handled by the secondary collection team, the first goal is to stop the account from rolling to 30 days, as it is difficult for many debtors to recover from two consecutive delinquent payments. The collector follows the same five-step process as the primary contact, but the collector will no longer accept the payment by check in the regular mail. At this point in the process, arrangements for payments include Western Union, Pay by Phone, EasyPay and ACH. Should the account exceed 30 days past due, the secondary collector shifts to a more urgent message, "payment is due today". Often accounts reach this level of delinquency due to difficulties in contacting the customer by phone. Accordingly, the collector will also try to get the customer to call in by sending system generated letters. Around 45 days of delinquency, the secondary collector examines the account history to assess whether the situation can be corrected or whether the customer is unlikely to be able to work their way out and catch up on multiple past due payments.

         Once the account has reached 60 days past due, the team leader is responsible for establishing if the customer has "the will to pay" and the "means". These criteria are critical to the decision to repossess a vehicle. The repossession process is outsourced, but the management process (including, but not limited to, skip tracing and continued attempts to collect/resolve the delinquency) remains with HMFC personnel. Voluntary repossession usually consists of having the automobile returned to a dealer. For involuntary repossessions, an account is contracted out to a repossession vendor, which seizes the vehicle, tows it to its facility where an assessment is made of the condition, and upon HMFC's instruction, and as permitted by applicable law, transports it to an auction site chosen by HMFC for disposal. HMFC then makes sure the automobile is ready for sale or contracts with a remarketing company to sell the vehicle at auction under terms determined by HMFC. If the vehicle cannot be auctioned at an acceptable price, a decision on how to proceed is made by HMFC; the legal staff handles the legal aspects of the process.

         In situations where the automobile cannot be located, the account is transferred to the recovery department for further skip tracing activity. The recovery department also handles bankruptcies, other legal issues and deficiency recoveries. Deficiency recovery activity is also sent to outside agencies for collection work.

         The current policy of HMFC is to charge off a contract in the month during which the contract becomes 120 days delinquent or, if the financed vehicle securing the delinquent contracts is repossessed, to charge off the contract on the earlier to occur of the last day of the month during which the contract becomes 120 days delinquent or the date on which the financed vehicle is sold and the deficiency is determined (in which case the amount of deficiency is charged off).

         Deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the installment contract may be pursued by or on behalf of HMFC to the extent practicable and legally permitted. See "Material Legal Aspects of the Receivables--Deficiency Judgments and Excess Proceeds" in this prospectus.

Extensions

         HMFC follows specific procedures with respect to extensions or deferments of contracts. Generally, an extension requires the demonstration of temporary financial difficulties based on extraordinary circumstances and only with the approval of a senior collections or management employee. Generally, a contract may be extended for at most one month per extension, and there may not be more than six extensions during the life of the contract.

Insurance

         Each applicant for a contract is required to obtain insurance with respect to the to the financed vehicle, and information on such insurance must be provided by the Hyundai dealer originating the contract before the contract is purchased by HMFC. The issuer will be entitled to proceeds from any insurance policies relating to the financed vehicles to the extent received by HMFC. There is no formal follow-up for written evidence of insurance or for evidence of continued coverage. HMFC does not maintain a back-up or blanket insurance policy which would take effect if the insurance coverage maintained by a financed vehicle's owner is terminated, nor does HMFC purchase insurance for the account of a financed vehicle owner upon such a termination. HMFC self-insures for total loss and significant partial loss physical damage, and reserves an appropriate amount. Self-insurance in this manner is viewed by HMFC to be a more economical procedure than monitoring the maintenance of third party insurance. However, HMFC will not be obligated to make payments to the issuer with respect to any loss as to which third party insurance has not been maintained. These losses are not expected to be material.

Lockbox Arrangements; Collection Account

         The obligors with respect to all motor vehicle retail installment sale contracts serviced by the servicer, including the receivables, are directed to remit their payments under their respective contracts directly to a post office box maintained on behalf of the servicer by Citibank, N.A. All such collections received in the post office box are to be deposited in a lockbox account maintained by the servicer at Citibank, N.A. The servicer shall, no later than the second Business Day after the receipt of such collections in the lockbox account, direct Citibank, N.A. to remit such collections to the collection account maintained in the name of the indenture trustee with the account bank (the "Collection Account"). Payments received directly at the office of the servicer are to be deposited in the applicable Collection Account within two (2) Business Days after receipt.

         The servicer will be required to transfer all collections received into the Collection Account to the applicable distribution account (to the extent practicable) on the Business Day immediately preceding each distribution date.

         The Collection Account will be established by the servicer in accordance with the terms of the applicable sale and servicing agreement.

Set-Off

         Pursuant to the terms of the applicable receivables purchase agreement, HMFC will provide an undertaking to the depositor whereby HMFC will pay to the depositor an amount equal to the amount of any reduction in or cancellation of any payment due under a contract as a result of any exercise or purported exercise of any right of set-off or other similar right, not arising from the financial inability of the obligor to pay, by any obligor against the amount due thereunder with respect to any receivable sold to the depositor. The depositor will transfer its right to enforce such undertaking by HMFC to the issuer under the applicable sale and servicing agreement.

                             PREFUNDING ARRANGEMENT

         To the extent provided in the applicable prospectus supplement for a series of notes, the related sale and servicing agreement or indenture may provide for a prefunding arrangement which will be limited to a period not to exceed twelve months. Under the prefunding arrangement, the related issuer commits to purchase additional receivables from the depositor following the date on which the issuer is established and the related notes are issued. With respect to a series of notes, the prefunding arrangement will require that any subsequent receivables transferred to the issuer conform to the requirements and conditions in the related sale and servicing agreement, including all of the same credit and underwriting criteria as the initial receivables. If a prefunding arrangement is used in connection with the issuance of a series of notes, an account, known as the prefunding account, will be established in the name of the indenture trustee for the benefit of the noteholders. A portion of the net proceeds received from the sale of the notes will be deposited into the prefunding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent receivables from the depositor. Upon each conveyance of subsequent receivables to the applicable issuer, an amount equal to the purchase price paid by the depositor to HMFC for the subsequent receivables will be released from the prefunding account and paid to the depositor. If funds remain in the prefunding account at the end of the funding period, those funds will be applied to prepay the notes in the manner set forth in the applicable prospectus supplement. Information regarding the subsequent receivables will be included under Item 5 in a Current Report filed by the issuer on Form 8-K with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), with respect to each addition of subsequent receivables.

         The use of a prefunding arrangement for a series of notes is intended to improve the efficiency of the issuance of the notes and the sale of the receivables to the related issuer through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of notes. Prefunding arrangements allow for a more even accumulation of the receivables by the depositor and HMFC and the issuance of a larger principal amount of notes than would be the case without a prefunding arrangement.

         Although subsequent receivables will be subject to the same credit criteria and underwriting guidelines applied with respect to the origination of the initial receivables, subsequent receivables may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuer. Accordingly, less historical performance information may be available with respect to the subsequent contracts. Moreover, following the transfer of subsequent receivables to the applicable issuer, the characteristics of the entire pool of receivables included in the issuer property may vary from those of the receivables initially transferred to the issuer.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         The weighted average life of the notes of any series will generally be influenced by the rate at which the outstanding principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle retail installment sale contracts included in the issuer property of an issuer will be paid or distributed to the related noteholders on the next payment date following the Collection Period in which they are received. To the extent that any receivable included in the issuer property of an issuer is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by HMFC or otherwise, the actual weighted average life of the receivables included in the issuer property of the issuer will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the depositor as a result of the failure of a receivable to meet the criteria set forth in the related transaction documents or as a result of a breach of covenants with respect to the receivables or purchases made by the servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents. In addition, early retirement of the notes may be effected at the option of the servicer or the depositor, as described in the applicable prospectus supplement, to purchase the remaining receivables included in the issuer property of the issuer when either the outstanding balance of the related notes or of the related receivables (as specified in the applicable prospectus supplement) has declined to or below the level specified in the applicable prospectus supplement. See "Description of the Transaction Agreements--Termination" in this prospectus.

         The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor's ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

         HMFC can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuer property of any issuer in either stable or changing interest rate environments. Noteholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuer property of the related issuer.

                 POOL FACTORS, NOTE FACTORS AND POOL INFORMATION

         For each transaction, each month the servicer will compute either a Pool Factor or a Note Factor or both a Pool Factor and a Note Factor.

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



         For transactions in which the servicer will compute a Pool Factor, the Pool Factor will be a seven-digit decimal indicating the Pool Balance at the end of the month as a fraction of (1) the Original Pool Balance of receivables as of the initial cut-off date plus (2) the Original Pool Balance of any subsequent receivables added to the issuer property as of the applicable subsequent cut-off date. The Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a noteholder's pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder's note by the Pool Factor for that month.

         For transactions in which the servicer will compute a Note Factor, the Note Factor will be a seven-digit decimal indicating the outstanding principal balance of the notes at the end of the month as a fraction of the original principal balance of the notes as of the Closing Date. The Note Factor will be
1.0000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the outstanding principal balance of the notes or a class of notes, as applicable. The amount of a noteholder's pro rata share of the outstanding principal balance of the notes or a class of notes, as applicable, for a given month can be determined by multiplying the original denomination of the holder's note by the Note Factor for that month.

         With respect to each issuer, the noteholders of record will receive monthly reports from the owner trustee or indenture trustee, as applicable, concerning payments received on the receivables, the Pool Balance and/or the Note Balance, the Pool Factor and/or the Note Factor, and other relevant information. If the notes are issued in book-entry form, then The Depository Trust Company ("DTC") (or its successors) will supply these reports to noteholders in accordance with its procedures. Since owners of beneficial interests in a global note of a given series will not be recognized as noteholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note by a request in writing addressed to the owner trustee or indenture trustee, as applicable. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by applicable law. See "Description of the Notes--Statements to Noteholders" in this prospectus.

                                 USE OF PROCEEDS

         The net proceeds from the sale of notes of a given series will be applied by the depositor (1) to purchase the receivables from HMFC pursuant to the related transaction documents, (2) to deposit any amounts, if applicable, to a prefunding account or a collateral account, and (3) to pay other expenses in connection with the issuance of the notes. Any remaining amounts will be added to the depositor's general funds and may be dividended or paid as a return of capital to HMFC, as the sole equity holder of the depositor. In addition, HMFC or its affiliates may apply all or any portion of the net proceeds of an offering to the repayment of debt.

                          DESCRIPTION OF THE DEPOSITOR

         The depositor, Hyundai ABS Funding Corporation, a wholly-owned special purpose, bankruptcy remote subsidiary of HMFC, was formed as a corporation under the laws of the State of Delaware on August 14, 2001. The depositor was organized solely for the limited purpose of purchasing portfolios of secured motor vehicle retail installment sale contracts from HMFC and entering into securitization programs with respect to such assets. The depositor's certificate of incorporation limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. The principal offices of the depositor are located at 10550 Talbert Avenue, Fountain Valley, California 92708 and its telephone number is (714) 594-1579.

                            DESCRIPTION OF THE NOTES

         A series of notes may include one or more classes of notes. Each issuer will issue the notes for a particular series to the holders of record of the notes. The following summary, together with the summary contained under "The Notes" in the applicable prospectus supplement, describes all of the material terms of the offered notes. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the other transaction documents and the applicable prospectus supplement.

The Notes

         With respect to each issuer that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.

         Unless the applicable prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Noteholders will be able to receive notes in definitive registered form only in the limited circumstances described herein or in the applicable prospectus supplement. See "Description of the Notes--Definitive Notes" in this prospectus.

         The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series, as described in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, payments of interest on the notes of a series will be made prior to payments of principal thereon.

         Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a prefunding period or as a result of the depositor's, servicer's or another entity's exercising of its option to purchase the receivables.

         Further, if the depositor, the servicer or another entity exercises its option to purchase the receivables of an issuer in the manner and on the respective terms and conditions described under "Description of the Transaction Agreements--Termination" in this prospectus, the outstanding notes will be redeemed as set forth in the applicable prospectus supplement.

         To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the applicable prospectus supplement. Noteholders of these notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to their notes, in the manner and to the extent set forth in the applicable prospectus supplement.

         If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for those payments could be less than the amount of interest payable on the notes on any payment date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to that class of noteholders, of the aggregate amounts available to be distributed on the notes of that series.

         With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of notes, the order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the applicable prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified events with respect to that series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that class.

         If specified in the applicable prospectus supplement, the issuer may issue notes from time to time and use the proceeds of such issuance to make principal payments with respect to other classes of notes of that series.

Ratings of the Notes

         It will be a condition to the issuance of each class of notes specified as being offered by the applicable prospectus supplement that each class of notes be rated in one of the four highest generic rating categories established for the notes by at least one nationally recognized statistical rating agency and receive the rating specified in the applicable prospectus supplement by at least one rating agency.

Revolving Period and Amortization Period

         If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes of a series and ending on the date set forth on the applicable prospectus supplement during which no principal payments will be made to one or more classes of notes of the related series as are identified in the applicable prospectus supplement (the "Revolving Period"). During the Revolving Period, all collections of principal otherwise allocated to the notes may be:

         o used by the issuer to acquire additional receivables which satisfy the criteria described under "Description of the Receivables--The Receivables Pools" in this prospectus and the criteria set forth in the applicable prospectus supplement;

         o held in an account and invested in Eligible Investments for later distribution to noteholders;

         o applied to those notes of the related series as then are in amortization, if any; or

         o otherwise applied as specified in the applicable prospectus supplement.

         An "Amortization Period" is the period during which an amount of principal is payable to holders of a series of notes which, during the Revolving Period, were not entitled to those payments. If so specified in the applicable prospectus supplement, during an Amortization Period all or a portion of principal collections on the receivables may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of notes. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

         Each issuer which has a Revolving Period may also issue to the depositor a certificate evidencing a retained interest in the issuer not represented by the notes issued by that issuer. As further described in the applicable prospectus supplement, the value of that retained interest will fluctuate as the amount of issuer property fluctuates and the amount of notes of the related series of notes outstanding is reduced.

Series of Notes

         Each issuer will issue only one series of notes; however, each series may contain one or more classes of notes. The terms of each class of notes will be fully disclosed in the applicable prospectus supplement for each series.

Book-Entry Registration, Global Clearance, Settlement and
Tax Documentation Procedures

         Unless specified otherwise in the applicable prospectus supplement, the notes will be available only in book-entry form. Investors in the notes may hold their notes through any of DTC, in the United States, or Clearstream or Euroclear in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The notes will be issued as fully-registered notes registered in the name of Cede & Co. (DTC's partnership nominee) or other name as may be requested by an authorized representative of DTC. One fully-registered definitive note will be issued for each class of notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any class exceeds $500,000,000, one definitive note will be issued with respect to each $500,000,000 of principal amount, and an additional definitive note will be issued with respect to any remaining principal amount of such class.

         The notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement. Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

         Non-U.S. holders of global notes will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         Initial Settlement. All notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

         Investors electing to hold their notes through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Secondary Market Trading. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to asset-backed securities issues in same-day funds.

         Trading between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream or Euroclear Participants. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the notes against payment. Payment will include interest accrued on the notes from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the notes.

After settlement has been completed, the notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The notes credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the notes are credited to their account one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing notes would incur overdraft charges for one day, assuming they cleared the overdraft when the notes were credited to their accounts. However, interest on the notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which notes are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the notes to the DTC participant's account against payment. Payment will include interest accrued on the notes from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system's customary procedures;

         o borrowing the notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Because of time zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent notes settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         The Depository Trust Company. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC's participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC participants' accounts. This eliminates the need for physical movement of definitive notes. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. DTC has Standard & Poor's highest rating: AAA. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

         Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual purchaser, or "beneficial owner", of each note is in turn to be recorded on the DTC direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive definitive notes representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued. See "--Definitive Notes" in this prospectus.

         To facilitate subsequent transfers, all notes deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co., or other DTC nominee, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC's records reflect only the identity of the DTC participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults and proposed amendments to the transaction documents. For example, beneficial owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

         Redemption notices will be sent to DTC. If less than all of the notes within a class are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

         Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to notes unless authorized by a DTC participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to the related issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

         Redemption proceeds and payments on the notes will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit DTC participants' accounts upon DTC's receipt of funds and corresponding detail information from the issuer or its agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participant and not of DTC nor its nominee, or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments to Cede & Co. (or other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer, disbursement of the payments to DTC participants will be the responsibility of DTC and disbursements of the payments to the beneficial owners will be the responsibility of participants.

         Clearstream Banking, Luxembourg. Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank ("Clearstream, Luxembourg"), is incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of definitive notes. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant.

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



Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

         Euroclear. Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of financial intermediaries, the ability of an owner to pledge book-entry notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry notes, may be limited due to the lack of physical notes for such book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of such notes in the secondary market since certain potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We, the servicer, the trustee and the indenture trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         U.S. Federal Income Tax Documentation Requirements. A beneficial owner of global notes holding notes through Clearstream, Euroclear or DTC will be required to pay the U.S. withholding tax at the currently applicable rate that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons (as defined below), unless:

         o each clearing system, bank or other financial institution that holds customers' notes in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         o that beneficial owner, unless otherwise able to establish an exemption from withholding, takes one of the following steps to obtain an exemption or reduced withholding tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global notes that are non-U.S. Persons generally can, if such non-U.S. Person does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of the issuer's or depositor's equity, obtain a complete exemption from the withholding tax by providing a properly completed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by providing a properly completed Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of global notes residing in a country that has a tax treaty with the United States and that are eligible for the benefits of such tax treaty can obtain an exemption or reduced tax rate, depending on the treaty terms, by providing a properly completed Form W-8BEN.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can generally obtain a complete exemption from the withholding tax by providing a properly completed Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global note files by submitting the appropriate form to the person through whom it holds the note, or the clearing agency in the case of persons holding directly on the books of the clearing agency. A Form W-8BEN, if furnished with a taxpayer identification number ("TIN"), will generally remain in effect until a change in circumstances makes any information on the form incorrect, provided at least one payment is reported at least annually to the beneficial owner on IRS Form 1042-S. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI, will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

         The term "U.S. Person" means:

         o  a citizen or resident of the United States;

         o an entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

         o an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

         o a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust or a trust that has validly elected to be treated as a U.S. Person.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to holders of the global notes who are not U.S. Persons. Beneficial owners of notes are advised to consult their own tax advisers for specific tax advice regarding withholding and certification matters in light of their specific circumstances and in connection with the disposition of the notes.

Definitive Notes

         Unless otherwise specified in the applicable prospectus supplement, the notes of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global note or their nominees rather than to DTC or its nominee, only if:

         o the depositor, the administrator, the owner trustee or the indenture trustee, as applicable, advises the owner trustee and indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the notes, and the depositor, the trustee or indenture trustee or the administrator are unable to locate a qualified successor; or

         o after a default under the applicable transaction documents, beneficial owners representing in the aggregate not less than a majority of the aggregate outstanding principal amount of the notes, voting together as a single class, advise the owner trustee and the indenture trustee through DTC and its participating members in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the owner trustee or the indenture trustee will be required to notify all owners of beneficial interests in a global note, through DTC participants, of the availability through DTC of notes in definitive registered form. Upon surrender by DTC of the definitive global notes representing the notes and instructions for re-registration, the owner trustee or the indenture trustee will reissue the notes in definitive registered form, and thereafter the owner trustee or the indenture trustee, as applicable, will recognize the holders of the definitive registered notes as noteholders.

         Payments or distributions of principal of, and interest on, the notes will be made by a paying agent directly to holders of notes in definitive registered form in accordance with the procedures set forth herein and in the related indenture or the related trust agreement. Payments or distributions on each payment date and on the final scheduled payment date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive notes were registered at the close of business on the Record Date. Payments or distributions will be made by check mailed to the address of each noteholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any note, whether notes in definitive registered form or notes registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.

         Notes in definitive registered form will be transferable and exchangeable at the offices of the trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the owner trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Access to Noteholder Lists

         If definitive notes are issued in the limited circumstances set forth above, or if the owner trustee or the indenture trustee is not the registrar for the notes, the issuer will furnish or cause to be furnished to the owner trustee or the indenture trustee, as applicable, a list of the names and addresses of the noteholders:

         o  as of each Record Date, within five days of that Record Date; and

         o within 30 days after receipt by the issuer of a written request from the owner trustee or indenture trustee for that list, as of not more than ten days before that list is furnished.

         Neither the trust agreement nor any applicable indenture will provide for the holding of annual or other meetings of noteholders.

Statements to Noteholders

         Unless otherwise specified in the applicable prospectus supplement, with respect to each series of notes, on each payment date the owner trustee or indenture trustee will include with each payment or distribution to each noteholder a statement setting forth for that payment date and the related Collection Period the following information (and any additional information so specified in the applicable prospectus supplement) to the extent applicable to that series of notes:

         o the amount of the distribution on or with respect to each class of the notes allocable to principal;

         o the amount of the distribution on or with respect to each class of the notes allocable to interest;

         o  the aggregate distribution amount for that payment date;

         o the payments to any credit enhancement provider with respect to any credit or liquidity enhancement on that payment date;

         o the aggregate servicing fee paid to the servicer with respect to that Collection Period;

         o the amount of collections on the receivables for that Collection Period;

         o the amount of funds available for payment of the aggregate amount payable or distributable on the notes, the amount of any principal or interest shortfall with respect to each class of notes and the amount required from any applicable credit enhancement provider to pay any shortfall;

         o  the Pool Factor and/or the Note Factor;

         o  the Pool Balance and/or the Note Balance; and

         o  the amount remaining of any credit enhancement.

         Unless definitive notes are issued, DTC (or its successors) will supply these reports to noteholders in accordance with its procedures. Since owners of beneficial interests in a global note of a given series will not be recognized as noteholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note by a request in writing addressed to the trustee or indenture trustee, as applicable.

         Within a reasonable period of time after the end of each calendar year during the term of each issuer, but not later than the latest date permitted by applicable law, the owner trustee or indenture trustee will furnish any required tax information with respect to the notes to each person who on any Record Date during the calendar year was a registered noteholder. See "Material United States Federal Income Tax Consequences" in this prospectus.

                    DESCRIPTION OF THE TRANSACTION AGREEMENTS

         The following summary describes the material terms of:

         o each "purchase agreement" or "transfer agreement" or "receivables purchase agreement" pursuant to which the depositor will purchase receivables from HMFC (collectively, the "transfer agreements");

         o each "contribution agreement" and "servicing agreement" or each "sale and servicing agreement", pursuant to which an issuer will purchase receivables from the depositor and the servicer will agree to service those receivables (collectively, the "sale and servicing agreements" ); and

         o each "administration agreement", if any, pursuant to which HMFC or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuer.

         Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable receivables purchase agreement, sale and servicing agreement and administration agreement and the applicable prospectus supplement.

Sale of the Receivables

         Sale by HMFC. Prior to the issuance of a series of notes by the related issuer, pursuant to the relevant transfer agreement, HMFC will sell and assign to the depositor, without recourse except for breaches of representations and warranties, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Prior to such sale and assignment, HMFC may have acquired all or a portion of the transferred receivables from Hyundai dealers or another originator.

         Sale by the Depositor. Prior to the issuance of a series of notes by the related issuer, the depositor will sell and assign to that issuer, without recourse, pursuant to the relevant sale and servicing agreements, the depositor's entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Neither the owner trustee nor the indenture trustee will independently verify the existence and qualification of any receivables. The trustee or indenture trustee in respect of the issuer will, concurrently with the sale and assignment of the receivables to the issuer, execute, authenticate and deliver the notes representing the related notes. The net proceeds received from the sale of the related notes will be applied to the purchase of the receivables from the depositor and to make the required initial deposit into the reserve account.

         Representations and Warranties of HMFC and the Depositor. Pursuant to each transfer agreement, HMFC will represent to the depositor, and the depositor will assign the representations pursuant to the sale and servicing agreements to the issuer and owner trustee or the indenture trustee, as applicable, for the benefit of holders of notes, that:

         o the information provided in the schedule of receivables is true and correct in all material respects;

         o at the time of origination of each receivable, the obligor on each receivable is required to maintain physical damage insurance covering the financed vehicle in accordance with HMFC's normal requirements;

         o as of the applicable Closing Date, each of those receivables is or will be secured by a first priority perfected security interest in favor of HMFC in the financed vehicle;

         o to the best of its knowledge, as of the applicable Closing Date, the receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; and

         o each receivable, at the time it was originated, complied and, as of the applicable Closing Date, complies in all material respects with applicable federal and state laws, including consumer credit, truth-in-lending, equal credit opportunity and disclosure laws.

         As of the last day of the second (or, if the depositor so elects, the first) Collection Period following the discovery by or notice to the depositor of a breach of any representation or warranty of the depositor that materially and adversely affects the interests of the noteholders in any receivable, the depositor, unless the breach is cured, will repurchase that receivable (a "Warranty Receivable") from the issuer and, pursuant to the applicable receivables purchase agreement, HMFC will purchase that Warranty Receivable from the depositor, at a price equal to the Warranty Purchase Payment for that receivable. The "Warranty Purchase Payment" for a Warranty Receivable will be equal to its unpaid principal balance, plus interest on that receivable at a rate equal to that receivable's APR as of the last day of the Collection Period that receivable is repurchased.

         This repurchase obligation will constitute the sole remedy available to the noteholders or the issuer for any uncured breach by the depositor. The obligation of the depositor to repurchase a receivable will not be conditioned on performance by HMFC of its obligation to purchase that receivable from the depositor pursuant to the applicable receivables purchase agreement.

         Pursuant to the applicable sale and servicing agreement, the depositor and the issuer will designate the servicer as custodian to maintain possession as the issuer's agent of the related motor vehicle retail installment sale contracts and any other documents relating to the receivables. To assure uniform quality in servicing both the receivables and the servicer's own portfolio of motor vehicle retail installment sale contracts, as well as to facilitate servicing and reduce administrative costs, the documents evidencing the receivables will not be physically segregated from other motor vehicle retail installment sale contracts of the servicer, or those which the servicer services for others, or marked to reflect the transfer to the issuer as long as HMFC is servicing the receivables. However, Uniform Commercial Code ("UCC") financing statements reflecting the sale and assignment of the receivables by HMFC to the depositor and by the depositor to the issuer will be filed, and the respective accounting records and computer files of HMFC and the depositor will reflect that sale and assignment. Because the receivables will remain in the servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the issuer, if a subsequent purchaser were able to take physical possession of the receivables without knowledge of the assignment, the issuer's interest in the receivables could be defeated. In addition, in some cases, the issuer's security interest in collections that have been received by the servicer but not yet remitted to the related Collection Account could be defeated

Collections

         The servicer will deposit all payments on receivables received from obligors and all proceeds of receivables collected during the Collection Period into the Collection Account not later than two Business Days after receipt. However, if each condition to making monthly deposits as may be required by the applicable sale and servicing agreement (including the satisfaction of specified ratings criteria by the servicer and the absence of any servicer default) is satisfied, the servicer may retain these amounts until the Business Day immediately preceding the related payment date. The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in some circumstances described in the applicable sale and servicing agreement, pending deposit into the Collection Account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

         The servicer or the depositor, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of receivables to be purchased from the issuer, if any, to the Collection Account on the Business Day immediately preceding the related payment date.

         If the servicer were unable to remit the funds as described above, noteholders might incur a loss. The servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of issuer to secure timely remittances of collections on the related receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to receivables required to be repurchased by the depositor or the servicer, as applicable.

         Collections on or in respect of a receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or other similar fees or charges will be applied in accordance with the applicable sale and servicing agreement.

Note Distribution Account

         On or prior to the applicable Closing Date, the indenture trustee will establish and maintain initially with itself an account into which amounts transferred from the Collection Account and the reserve account for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the "Note Distribution Account"). The Note Distribution Account will be maintained at an Eligible Institution.

The Collection Account and Eligible Investments

         With respect to each issuer, the servicer, owner trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the Collection Account, in the name of the related owner trustee or indenture trustee on behalf of the related noteholders into which all payments made on or with respect to the related receivables will be deposited. Funds in the Collection Account will be invested in Eligible Investments by the indenture trustee, acting at the direction of the servicer. Eligible Investments are limited to investments acceptable to each rating agency rating the applicable notes and which are consistent with the rating of those notes. Eligible Investments made with respect to the Collection Account will mature no later than the next following payment date and income from amounts on deposit in the Collection Account which are invested in Eligible Investments will be applied as set forth in the applicable prospectus supplement.

Other Accounts

         The Collection Account and any other Issuer Accounts to be established with respect to an issuer will be described in the applicable prospectus supplement. For any series of notes, funds in any related reserve account or any other Issuer Accounts as may be identified in the applicable prospectus supplement will be invested in Eligible Investments as provided in the related sale and servicing agreement, trust agreement or indenture.

Payments on Receivables

         Unless otherwise specified in the applicable prospectus supplement, each sale and servicing agreement will require the servicer to make deposits of an amount equal to all collections received on or in respect of the receivables during any Collection Period (net of any amounts which otherwise would be paid to the servicer or its affiliates) into the Collection Account on the following payment date. However, if the monthly remittance condition is not satisfied, the servicer will be required to deposit an amount equal to all collections into the Collection Account within two Business Days after receipt. The monthly remittance condition will be satisfied if (i)(A) the short-term debt of HMFC is rated in the highest rating category of, or is otherwise acceptable to, each rating agency rating the notes and (B) no servicer termination event has occurred or (ii)(A) HMFC obtains a letter of credit, surety bond or insurance policy under which demands for payment may be made to secure the timely remittance of collections to the Collection Account and (B) the indenture trustee and the owner trustee are provided with confirmation from each rating agency rating the notes to the effect that the use of such alternative remittance schedule will not result in the qualification, reduction or withdrawal of its then-current rating on any class of notes. Pending deposit into the Collection Account, collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

Payments and Distributions on the Notes

         With respect to each series of notes, beginning on the payment date specified in the applicable prospectus supplement, payments and distributions of principal of and interest on, or, where applicable, of principal or interest only, each class of notes entitled thereto will be made by the indenture trustee or the owner trustee to the noteholders of that series, as specified in the applicable prospectus supplement. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of notes of the series will be set forth in the applicable prospectus supplement.

         With respect to each issuer, on each payment date, collections on the related receivables will be withdrawn from the related Collection Account and will be paid and distributed to the related noteholders and certain other parties (such as the servicer) as provided in the applicable prospectus supplement. Credit enhancement may be available to cover any shortfalls in the amount available for payment or distribution to the noteholders on that payment date to the extent specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of notes of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of notes of that series.

Credit and Cash Flow Enhancement

         The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of notes of a given series will be set forth in the applicable prospectus supplement. If and to the extent provided in the applicable prospectus supplement, credit and cash flow enhancement with respect to an issuer or any class or classes of notes may include any one or more of the following: subordination of one or more classes of notes to one or more other classes of notes, a reserve account, an insurance policy, a spread account, a yield maintenance account, overcollateralization, letters of credit, credit or liquidity facilities, guarantees on the notes, guarantees on the receivables, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, cash deposits, other agreements or arrangements with respect to third party payments or any other credit or cash flow support as may be described in the applicable prospectus supplement, or any combination of the foregoing. Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities Act of 1933, as amended (the "Securities Act"), unless exempt from registration under the Securities Act. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of notes may cover one or more other classes of notes of the same series, and credit or cash flow enhancement for a series of notes may cover one or more other series of notes.

         The presence of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood of receipt by the noteholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those noteholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of notes will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders may suffer a loss on their investment in those notes, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of notes, noteholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other classes or series.

Servicer Reports

         The servicer will perform monitoring and reporting functions with respect to the related receivables pool, including the preparation and delivery of a statement described under "Description of the Notes--Statements to Noteholders" in this prospectus, as described in the transaction documents for a series and the related prospectus supplement.

Purchase of Receivables by the Servicer

         To the extent described in the applicable prospectus supplement, the servicer may be required to purchase receivables as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the noteholders or any other party.

Servicing Fee

         The servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each sale and servicing agreement. The precise calculation of this monthly servicing fee will be specified in the applicable prospectus supplement and the related transaction documents. Unless otherwise specified in the applicable prospectus supplement, the servicer or its designee will also be entitled to retain, as additional compensation, all late fees, extension fees, non-sufficient funds charges and all other administrative fees or similar charges allowed by applicable law with respect to any receivable. To the extent specified in the applicable prospectus supplement, the servicer or its designee may also be entitled to receive net investment income from Eligible Investments as additional servicing compensation. The servicer will not be entitled to reimbursement for any expenses incurred by it in connection with its servicing activities under the sale and servicing agreements, except to the extent specified in the applicable prospectus supplement and the related transaction documents.

Advances

         If and to the extent specified in the applicable prospectus supplement, the servicer may elect to make a payment with respect to the aggregate amount of interest to be paid by obligors during the related Collection Period that remained unpaid at the end of such Collection Period. We refer to such a payment herein as an "Advance". The servicer shall not make an Advance with respect to any Defaulted Receivable. Advances made by the servicer with respect to any receivable shall be repaid from subsequent payments on, or liquidation proceeds or other payments with respect to, such receivable. In the event that the servicer does not make an Advance, any payment deficiency on the notes resulting therefrom will be funded by the application of available credit enhancement.

Evidence as to Compliance

         Each sale and servicing agreement will provide for the delivery to each of the rating agencies, the owner trustee, the indenture trustee and, if applicable, the related credit enhancement provider of an annual certificate, signed by an officer of the servicer, stating that the servicer has performed in all material respects its obligations under that sale and servicing agreement throughout the year. If there has been a material default in the servicer's performance of any obligation under the applicable sale and servicing agreement during that year, the report will describe the nature and status of that default.

Material Matters Regarding the Servicer

         The servicer may not resign from its obligations and duties under any sale and servicing agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable legal requirements and that the continuance of those duties would cause the servicer to be in violation of those legal requirements in a manner that would have a material adverse effect on the servicer or its financial condition. No such resignation will become effective until a successor servicer has assumed the servicer's servicing obligations. The servicer may not assign any sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except in connection with a consolidation, merger, conveyance or transfer of substantially all of its assets or assignment. However, unless otherwise specified in the applicable prospectus supplement, the servicer may delegate (i) any or all of its duties to any of its affiliates or (ii) specific duties to sub-contractors who are in the business of performing those duties. However, the servicer will remain responsible for any duties it has delegated.

         Upon the termination or resignation of the servicer, the servicer will continue to perform its functions as servicer, until a newly appointed servicer for the applicable receivables pool has assumed the responsibilities and obligations of the resigning or terminated servicer.

         Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the related receivables pool (other than the obligation of the predecessor servicer to indemnify against certain events arising before its replacement); provided, however, that a successor servicer may not have any responsibilities with respect to making Advances. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent the indenture trustee, the owner trustee and the noteholders from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding Advances, if any, made with respect to the related receivables pool to the extent funds are available therefore in accordance with the applicable priority of payments.

Defaults by the Servicer

         Unless otherwise specified in the applicable prospectus supplement, a default by the servicer under any sale and servicing agreement will include the following (each, a "servicer default"):

         o any failure by the servicer to deliver or cause to be delivered any required payment to the related trustee or indenture trustee for distribution to the noteholders, which failure continues unremedied for five Business Days after discovery of that failure by the servicer or after the receipt by the servicer of notice of that failure;

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         o  any failure by the servicer to duly observe or perform in any material respect any other covenants or agreements in the applicable sale and servicing agreement, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days after written notice of that failure is given to the servicer by (a) the related indenture trustee or (b) the holders of the notes representing more than 50% of the Controlling Class;

         o any representation or warranty of the servicer made in the applicable sale and servicing agreement, any other transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the applicable sale and servicing agreement proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuer or the noteholders, and that failure continues unremedied for 60 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the owner trustee, indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the notes, voting together as a single class; and

         o the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the servicer.

         Each applicable prospectus supplement may set forth servicer defaults that are in addition to or different from the servicer defaults set forth above.

         Upon the occurrence of any servicer default, the sole remedy available to the related issuer and noteholders will be to remove the servicer and appoint a successor servicer. However, if the commencement of a bankruptcy or similar case or proceeding were the only servicer default, the servicer or its trustee-in-bankruptcy might have the power to prevent that removal.

Rights Upon Default by the Servicer

         Matters relating to the termination of the related servicer's rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be described in the applicable prospectus supplement.

Amendment

         The parties to each of the transfer agreements and the sale and servicing agreements may amend any of the agreements, without the consent of the related noteholders and certificateholders, to cure any ambiguity, to correct or supplement any provisions in the agreements or to add any provisions to or change or eliminate any of the provisions of the agreements or modify the rights of the noteholders or the certificateholders; provided that the action will not adversely affect the interests of any noteholder or certificateholder, as evidenced by an opinion of counsel. The transfer agreements and the sale and servicing agreements may also be amended by the parties thereto with the consent of the holders of the notes evidencing at least a majority of the principal amount of the notes, and the holders of the certificates evidencing at least a majority of the certificate balance, to add any provisions to or change or eliminate any of the provisions of the agreements or modify the rights of the noteholders or the certificateholders; provided that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on related receivables or distributions that are required to be made for the benefit of noteholders or the certificateholders or (ii) reduce the percentage of the notes or the certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates.

Termination

         To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the depositor, the servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the issuer property of an issuer on any payment date as of which the related Pool Balance has declined to the percentage of the Original Pool Balance specified in the applicable prospectus supplement at a price equal to the aggregate of the outstanding

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


principal amounts of the receivables, plus accrued interest, calculated in accordance with the servicer's customary practice, thereof as of the end of the preceding Collection Period, provided that such price is sufficient to redeem each note issued by such issuer at a redemption price equal to its outstanding principal amount plus accrued and unpaid interest at the applicable interest rate. In no event will any noteholders or the related issuer be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity's purchase of the receivables.

         As more fully described in the applicable prospectus supplement, any outstanding notes of the related issuer will be redeemed concurrently with occurrence of the event specified in the preceding paragraph.

Duties of the Owner Trustee and the Indenture Trustee

         The owner trustee will make no representations as to the validity or sufficiency of the applicable trust agreement, the notes or of any receivables or related documents and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes or the receivables, or the investment of any monies by the servicer before those monies are deposited into the Collection Account. The owner trustee will not independently verify the receivables. If no servicer default has occurred, the owner trustee is required to perform only those duties specifically required of it under the applicable trust agreement. In addition to making distributions to the depositor, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the applicable trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the applicable trust agreement. The applicable trust agreement may say that the owner trustee will not be responsible for knowing about any event unless an officer of the owner trustee has actual knowledge of the event or has received written notice of the event.

         The indenture trustee will make no representations as to the validity or sufficiency of the applicable indenture, the notes (other than authentication of the notes) or of any receivables or related documents, and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes or the receivables, or the investment of any monies by the servicer before those monies are deposited into the Collection Account. The indenture trustee will not independently verify the receivables. If no event of default or servicer default has occurred, the indenture trustee is required to perform only those duties specifically required of it under the applicable indenture. In addition to making distributions to the noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the applicable indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the applicable indenture. The applicable indenture may say that the indenture trustee will not be responsible for knowing about any event unless an officer of the indenture trustee has actual knowledge of the event or has received written notice of the event.

         The indenture trustee will be under no obligation to exercise any of the rights or powers vested in it by the applicable indenture or to make any investigation of matters arising under the applicable indenture or to institute, conduct or defend any litigation under the applicable indenture or in relation to the indenture or that litigation at the request, order or direction of any of the noteholders, unless those noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the indenture trustee in connection with the exercise of those rights. No noteholder will have any right under the applicable indenture to institute any proceeding with respect to the indenture, other than with respect to the failure by the depositor or the servicer, as applicable, to remit payment. A noteholder's right to institute any proceeding with respect to the indenture trustee is conditioned upon the noteholder providing the indenture trustee with written notice of the event of default and the holders of the Controlling Class evidencing not less than 25% of the voting interests of the Controlling Class, voting together as a single class, having made written request upon the indenture trustee to institute that proceeding in its own name as the indenture trustee under the applicable indenture. No proceeding shall commence unless the noteholders have offered to the indenture trustee reasonable indemnity and the indenture trustee for 60 days has neglected or refused to institute that proceeding.


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The Owner Trustee and the Indenture Trustee

         Each of the owner trustee and the indenture trustee, if applicable, for any series of notes will be identified in the prospectus supplement for that series. The owner trustee, the indenture trustee and any of their respective affiliates may hold notes in their own names or as pledgees.

         For the purpose of meeting the legal requirements of some jurisdictions, the servicer and the owner trustee or the servicer and the indenture trustee, in each case acting jointly (or in some instances, the owner trustee or the indenture trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the issuer. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the applicable sale and servicing agreement and the applicable trust agreement or the indenture trustee by the applicable indenture will be conferred or imposed upon the owner trustee or the indenture trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the owner trustee or the indenture trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee.

         The owner trustee and the indenture trustee may resign at any time, in which event the servicer will be obligated to appoint a successor owner trustee or indenture trustee, as applicable. The servicer may also remove the owner trustee or the indenture trustee if either ceases to be eligible to continue as trustee under the applicable trust agreement or the applicable indenture, as the case may be, becomes legally unable to act or becomes insolvent. In those circumstances, the servicer will be obligated to appoint a successor owner trustee or indenture trustee, as applicable. Any resignation or removal of the owner trustee or the indenture trustee and appointment of a successor owner trustee or indenture trustee, as applicable, will not become effective until acceptance of the appointment by the successor.

         The servicer will be obligated to pay the fees of the owner trustee and the indenture trustee in connection with their duties under the applicable trust agreement and the applicable indenture, respectively. The owner trustee and the indenture trustee will be entitled to indemnification by HMFC and the depositor for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the owner trustee or the indenture trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the applicable trust agreement or the applicable indenture, as the case may be). The depositor will be obligated to indemnify the owner trustee and the indenture trustee for specified taxes that may be asserted in connection with the transaction.

         HMFC, the servicer and the depositor may maintain commercial banking and investment banking relationships with each owner trustee and indenture trustee and their respective affiliates.

The Administrator

         HMFC or another party specified in the applicable prospectus supplement, in its capacity as administrator under an administration agreement to be dated as of the Closing Date, will agree, to the extent provided in such administration agreement, to provide the notices and to perform other administrative obligations required to be performed under the indenture or trust agreement, as applicable, and the other transaction documents. The administrator shall not be paid a separate fee for the performance of its duties as administrator.



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                          DESCRIPTION OF THE INDENTURE

         The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.

Modification of Indenture

         The issuer and the indenture trustee may, subject to the rights, if any, of the applicable credit enhancement provider described in the applicable prospectus supplement, with the consent of the noteholders of the related series evidencing not less than a majority of the principal amount of those notes then outstanding acting as a single class, and with the consent of the related credit enhancement provider, if any, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the related indenture, or modifying (except as provided below) in any manner the rights of the related noteholders.

         Unless otherwise specified in the applicable prospectus supplement, with respect to the notes of a given series, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

         o change the due date of any installment of principal of, or interest on, any note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment or the coin or currency in which any note or any interest thereon is payable;

         o impair the right to institute suit for the enforcement of specified provisions of the related indenture regarding payment;

         o reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the related indenture or of defaults thereunder and their consequences as provided for in the indenture;

         o modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable issuer, any other obligor on the notes, the depositor or an affiliate of any of them;

         o reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of the series;

         o decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of the series necessary to amend the indenture or the other related agreements;

         o affect the calculation of the amount of interest on or principal of any note payable on any payment date or to affect the rights of noteholders to the benefit of any provisions for the mandatory redemption of the notes;

         o permit the creation of any lien ranking prior to or pari passu with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture; or


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


         o to the extent provided in the applicable prospectus supplement, add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related noteholders, relating to any other matters specified in the applicable prospectus supplement.

         The related issuer and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series but with the consent of the related credit enhancement provider, if any, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of those noteholders; provided that the action will not, as evidenced by an opinion of counsel satisfactory to the indenture trustee, materially and adversely affect the interest of any noteholder.

Events of Default Under the Indenture; Rights Upon Event of Default

         With respect to the notes of a given series, an "event of default" under the related indenture may consist of:

         o a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and that default continues for a period of thirty-five days;

         o a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

         o any failure by the issuer to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 30 days after receipt by the issuer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes of the Controlling Class;

         o any representation or warranty of the issuer made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuer or the noteholders, and which failure continues unremedied for 30 days after receipt by the issuer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes of the Controlling Class;

         o the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuer; and

         o the occurrence of certain events which do or will make it unlawful for the issuer to perform or comply with any of its obligations under or in respect of the notes or the trust agreement.

         However, the amount of principal required to be paid to noteholders under the related indenture will be limited to amounts available to be deposited in the Note Distribution Account. Therefore, the failure to pay any principal on any class of notes will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes. The failure to pay interest to holders of a subordinated class of notes (unless it is the Controlling Class of notes) on a particular payment date will generally not constitute an event of default. In addition, as described below, following the occurrence of an event of default and acceleration of the maturity of the notes, the indenture trustee is not required to sell the assets of the issuer, and the indenture trustee may sell the assets of the issuer only after meeting requirements specified in the related indenture. Under those circumstances, even if the maturity of the notes has been accelerated, there may not be any funds to pay the principal owed on the notes.

         If an event of default should occur and be continuing with respect to a class of notes, the indenture trustee or holders of a majority in principal amount of the Controlling Class of notes then outstanding may declare the notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the Controlling Class of notes then outstanding (or relevant class or classes of notes).


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


         If the class of notes are due and payable following an event of default on those notes, the indenture trustee may:

         o institute proceedings to collect amounts due or foreclose on the issuer property;

         o  exercise remedies as a secured party;

         o  sell the assets of the issuer; or

         o elect to have the issuer maintain possession of the receivables and continue to apply collections on the receivables as if there had been no declaration of acceleration.

         The indenture trustee is prohibited from selling the assets of the issuer following an event of default (other than a default in the payment of any principal on the most senior class of notes or a default for thirty-five days or more in the payment of any interest on the most senior class of notes), unless:

         o  the holders of the notes then outstanding consent to the sale; or

         o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes at the date of the sale; or

         o the indenture trustee determines that the proceeds from the sale of the issuer estate will not be sufficient on an ongoing basis to make all payments on the outstanding notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the most senior class of notes then outstanding.

         Subject to the provisions of the related indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and other limitations contained in the related indenture, the holders of a majority of the principal amount of the most senior notes then outstanding will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of at least 51% of the aggregate principal amount of the most senior notes then outstanding may, in some cases, waive a default, except a default in the deposit of collections or other required amounts, any required payment from amounts held in the trust accounts in respect of amounts due on the notes, payment of principal or interest or a default in respect of a covenant or provision of the related indenture which cannot be modified without the waiver or consent of all the holders of the outstanding notes.

         No holder of a note will have the right to institute any proceeding with respect to the related indenture, unless:

         1. the holder of a note or notes previously has given to the indenture trustee written notice of a continuing event of default;

         2. the event of default arises from the servicer's failure to remit payments when due or the holders of not less than 25% of the aggregate principal amount of the most senior notes then outstanding have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee;

         3. the holder or holders of notes have offered the indenture trustee reasonable indemnity;

         4. the indenture trustee has for 60 days failed to institute a proceeding; and

         5. no direction inconsistent with such written request has been given to the indenture trustee during such 60 day period by the holders of a majority of the aggregate principal amount of the most senior notes then outstanding.


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


         In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to the issuer, neither the indenture trustee nor the trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in that issuer nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuer contained in the related indenture.

         Each applicable prospectus supplement may set forth indenture events of defaults that are in addition to or different from the events of default set forth above.

         With respect to each series of notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Material Covenants

         Except to the extent otherwise specified in the applicable prospectus supplement, each indenture will provide that each issuer will not, among other things:

         o except as expressly permitted by the related indenture, the applicable sale and servicing agreement, the applicable trust agreement, the applicable administration agreement or the other related documents with respect to the issuer, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

         o claim any offset from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the "Code"), or applicable state or local law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuer;

         o  dissolve or liquidate in whole or in part;

         o consolidate with or merge into any other entity, unless, among other things, (i) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state; (ii) that entity expressly assumes the trustee's obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of the issuer under the indenture; (iii) no event of default shall have occurred and be continuing immediately after the merger or consolidation; (iv) each rating agency delivers a letter to the indenture trustee to the effect that the consolidation or merger will not result in a qualification, reduction or withdrawal of its then current rating on any class of notes; (v) that issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any related noteholder; (vi) the parties take any action necessary to maintain the lien and security interest created by the indenture; and (vii) the indenture trustee has received an officer's certificate and an opinion of counsel stating that the consolidation or merger comply with the terms of the indenture and all conditions precedent provided in the indenture have been complied with;

         o permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby;

         o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part thereof, or any interest therein or the proceeds thereof; or


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


         o incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture, or otherwise in accordance with the related documents with respect to the issuer.

         The issuer may not engage in any activity other than as specified in the applicable indenture.

Annual Compliance Statement

         Each issuer will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee's Annual Report

         The indenture trustee for each issuer will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the related indenture, the amount, interest rate and maturity date of specified indebtedness owing by the issuer to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the related notes or the issuer property and that has not been previously disclosed.

Satisfaction and Discharge of Indenture

         An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

Notices

         Noteholders will be notified in writing by the indenture trustee of any event of default, servicer default or termination of, or appointment of a successor to, the servicer promptly upon a responsible officer (as defined in the applicable transfer and servicing agreements) obtaining actual knowledge of such events.

         If notes are issued other than in book-entry form, those notices will be mailed to the addresses of the related noteholders as they appear in the register maintained by the indenture trustee prior to mailing. Such notices will be deemed to have been given on the date of that publication or mailing.

Governing Law

         The related indenture and the related notes will be governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

The Indenture Trustee

         The indenture trustee of notes for each issuer will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuer may resign at any time, in which event the servicer will be obligated to appoint a successor trustee for such issuer. The servicer will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the servicer will be obligated to appoint a successor trustee for the notes of the applicable issuer. In addition, unless otherwise specified in the applicable prospectus supplement, a majority of the noteholders, voting together as a single class, may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the issuer does not become effective until acceptance of the appointment by the successor trustee for such issuer.


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


         Additional matters relating to the indenture trustee are described under "Description of the Transaction Agreements--The Owner Trustee and the Indenture Trustee" in this prospectus.

                    MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

         The transfer of the receivables by HMFC to the depositor, and by the depositor to the applicable issuer, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the UCC and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuer and the indenture trustee in the receivables.

         Under each sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuer or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have physical possession of the receivables. While the receivables will not be physically marked to indicate the ownership interest thereof by the issuer, appropriate UCC financing statements reflecting the transfer and assignment of the receivables by HMFC to the depositor and by the depositor to the issuer will be filed to perfect that interest and give notice of the issuer's ownership interest in, and the indenture trustee's security interest in, the receivables. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased the receivables in the ordinary course of its business and took possession of the original physical contracts (or "chattel paper") for the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuer and the indenture trustee if the purchaser acquired the receivables for value and without actual knowledge of the issuer's and the indenture trustee's interests in the receivables, which could cause investors to suffer losses on their notes.

         Generally, the rights held by assignees of the receivables, including without limitation the issuer and the indenture trustee, will be subject to:

         o all the terms of the contracts related to or evidencing the receivable; and

         o any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because the depositor is not obligated to give the obligors notice of the assignment of any of the receivables, the issuer and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

Security Interests in the Financed Vehicles

         Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sale contracts such as the receivables evidence the credit sale or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles. The receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle is perfected by obtaining the certificate of title to the financed vehicle or the notation of the secured party's lien on the vehicle's certificate of title. In certain other states, certificates of title and the notation of the related lien may be maintained in the electronic records of the applicable Department of Motor Vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the applicable prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. HMFC will warrant to the depositor that the originating vehicle dealer has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the receivables and that the security interest has been assigned to the issuer or that all steps will be taken to obtain such security interest and other such assignments. If, because of clerical errors or otherwise, the notation of the security interest on the certificate of title relating to a financed vehicle is not effected or maintained, the issuer may not have a first priority security interest in that financed vehicle.

         If the originating vehicle dealer did not take the steps necessary to cause its security interest to be noted on the certificate of title for a financed vehicle until after 20 days after the date such security interest was created and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case HMFC, and subsequently, the depositor, the issuer and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

         Perfection of Security Interests in Financed Vehicles. HMFC will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the related issuer. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuer, except where applicable law requires, will not amend any certificate of title to identify the issuer as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, HMFC will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the receivables purchase agreements or sale and servicing agreements relating to each issuer are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor's rights as the secured party. However, there exists a risk in not identifying the related issuer as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the issuer could be released or another person could obtain a security interest in the applicable vehicle that is higher in priority than the interest of the issuer.

         In the absence of fraud, forgery or neglect by the financed vehicle owner or the servicer or administrative error by state recording officials, notation of the lien of HMFC generally will be sufficient to protect the related issuer against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which HMFC has failed to perfect the security interest assigned to the related issuer, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

         Under the laws of most states, the perfected security interest in a financed vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, HMFC would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle retail installment sale contracts, HMFC takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien.

         Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. The Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. With respect to each issuer, HMFC will represent and warrant to the depositor in each receivables purchase agreement and the depositor will represent and warrant in each sale and servicing agreement that, as of the initial issuance of the notes of the related series, each security interest is prior to all other present liens. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. No notice will be given to the owner trustee, any indenture trustee or any noteholders in respect of a given issuer if a lien arises or confiscation occurs that would not give rise to the depositor's or the servicer's, as the case may be, repurchase obligation under any sale and servicing agreement or HMFC's repurchase obligation under any receivables purchase agreement.

Repossession

         In the event of a default by an obligor, the holder of the related motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except as specifically limited by other state laws. Among the UCC remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In many states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

         In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the repossession of the vehicle and be given a time period within which the obligor may cure the default and resume performance of the contract prior to liquidation. Generally, this right of reinstatement may be exercised on a limited number of occasions during the term of the related contract.

         The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due on the contract. In most states, the obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid outstanding principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses. In some other states, the obligor may redeem the collateral by payment of delinquent installments on the unpaid outstanding principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

         The proceeds of resale (except where state law may require crediting the account with the fair market value of the vehicle) of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment.

         The UCC also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. In particular, if the collateral is consumer goods, the UCC grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the UCC permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

         On rare occasions, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of loan terms and limitations on loan terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Gramm-Leach-Bliley Act, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, retail installment sale acts, unfair or deceptive practices acts including requirements regarding the adequate disclosure of loan terms and limitations on loan terms, collection practices and creditor remedies and other similar laws. Many states have adopted "lemon laws" which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer's warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the receivables described above.

         With respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles ("FTC Rule") requires all sellers of used vehicles to prepare, complete and display a "Buyers' Guide" which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

         The so-called "holder-in-due-course" rule of the Federal Trade Commission (the "HDC Rule") has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though. In Alabama, for example, claims under Alabama consumer protection laws against the assignee are limited to the amount owing to the assignee at the time the claim or defense is asserted against the assignee.

         Most of the receivables will be subject to the requirements of the HDC Rule. Accordingly, each issuer, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle


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


Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related financed vehicle, an obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the depositor's and servicer's representations and warranties under the sale and servicing agreement and a breach of HMFC's warranties under the receivables purchase agreement and would, if the breach materially and adversely affects the interests of the noteholders in such receivable, create an obligation of the depositor or the servicer, as the case may be, and HMFC, respectively, to repurchase the receivable unless the breach is cured. HMFC will represent in each receivables purchase agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

         Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

         Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Certain Matters Relating to Bankruptcy

         General. The depositor has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the depositor's organizational documents, the depositor is limited in its ability to file a voluntary petition under the United States Bankruptcy Code (the "Bankruptcy Code") or any similar applicable state law.

         The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to HMFC should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of HMFC's insolvency or otherwise. The depositor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by HMFC under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the depositor with those of HMFC. These steps include the creation of the depositor as a wholly owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing limitations, including restrictions on the nature of the depositor's business and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.

         HMFC and the depositor believe that subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of HMFC will at all times be maintained separately from those relating to the assets and liabilities of the depositor, the depositor will prepare its own balance sheets and financial statements, there will be no commingling of the assets of HMFC with those of the depositor and neither HMFC nor the depositor will hold itself out as having agreed to pay, or to be liable for, the debts of the other) the assets and liabilities of the depositor should not be substantively consolidated with the assets and liabilities of HMFC in the event of a petition for relief under the Bankruptcy Code with respect to HMFC.

         However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of HMFC.


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


Repurchase Obligation

         HMFC will make representations and warranties in the applicable transaction documents that each receivable complies with all requirements of law in all material respects. If any representation or warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, HMFC will be required under the applicable transaction documents to repurchase the affected receivables. HMFC is subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of HMFC's representations or warranties.

Soldiers' and Sailors' Civil Relief Act of 1940

         The Soldiers' and Sailors' Civil Relief Act of 1940 and similar laws of many states may provide relief, including reduction of the interest rate, to members of the military on active duty, including reservists, who have entered into an obligation, such as a receivable with respect to a vehicle, before entering into active military service. No information can be provided as to the number of receivables that may be affected by these laws. The response of the United States to the terrorist attacks on September 11, 2001, and the war in Iraq, have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a defaulted vehicle during the obligor's period of active duty status. Thus, if that receivable goes into default, there may be delays, losses and additional costs occasioned by the inability to unilaterally exercise the lender's rights with respect to the receivable and to recover the related vehicle in a timely fashion.

Other Limitations

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable insolvency laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, leaving the creditor as a general unsecured creditor for the remainder of the term of the loan. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes of any series. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There can be no assurance that the Internal Revenue Service (the "IRS") will not challenge the conclusions set forth below, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth below or in the applicable prospectus supplement.

         The following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders in light of their particular circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:

         o  banks;

         o  financial institutions;

         o  broker-dealers;


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


         o  life insurance companies;

         o  tax-exempt organizations;

         o persons that hold the notes as a position in a "straddle" or as part of a synthetic security or "hedge," "conversion transaction" or other integrated investment;

         o United States Holders (defined below) that have a "functional currency" other than the U.S. dollar; and

         o  investors in pass-through entities.

         This information is directed to prospective purchasers who purchase notes at their issue price in the initial distribution thereof, and who hold the notes as "capital assets" within the meaning of Section 1221 of the Code. The tax consequences to a partner of a partnership holding the notes generally depend on the status of the partner and the activities of the partnership. Such partner should consult its own tax advisor as to such tax consequences.

         PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE UNITED STATES FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, IN ADDITION TO THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

         Upon the issuance of each series of notes, except for any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, Special Tax Counsel will advise that, in their opinion, the notes will be treated as debt for federal income tax purposes. This opinion is based in part on the fact that the depositor and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. The following discussion assumes that the notes will be treated as debt for federal income tax purposes. To the extent the federal income tax consequences relating to the ownership and disposition of a specific series of notes is different from that set forth below, these additional federal income tax consequences will be described in the applicable prospectus supplement.

United States Holders

         For purposes of this discussion, "United States Holder" means a beneficial owner of notes who or that is:

         o an individual that is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under
            Section 7701(b) of the Code;

         o an entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

         o an estate, the income of which is subject to United States federal income tax regardless of its source; or

         o a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or, that has validly elected to be treated as a United States person.

         Stated Interest. Except to the extent indicated in the applicable prospectus supplement, each issuer will take the position that the possibility that payments of stated interest on the notes would be deferred pursuant to the terms of the notes is remote and such payments will be treated as "qualified stated interest" for purposes of determining the applicability of the OID (as defined below) rules to the notes, and the following discussion assumes that such position is respected. Payments of stated interest on the notes (other than Short-Term Notes (as defined below)) generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such holder's method of accounting for United States federal income tax purposes. If the possibility of interest deferral on all or certain classes of notes is determined to be not remote as of


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


the issue date, or if interest with respect to a class of notes is not timely paid, then all stated interest on such notes, or interest accruing on such notes after the date on which interest is not timely paid, as the case may be, should be treated as original issue discount ("OID") which would be required to be accrued annually into taxable income by all holders regardless of whether they use the accrual or cash method of accounting.

         Original Issue Discount. Except to the extent indicated in the applicable prospectus supplement and as discussed below with respect to Short-Term Notes, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note's stated redemption price at maturity is the aggregate of all payments required to be made on the note except "qualified stated interest." Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at an interest rate or rates that satisfy requirements under the Treasury Regulations. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers.

         If a note were treated as being issued with OID, a United States Holder would be required to include OID in income over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash payment on a note (other than qualified stated interest) would be treated as an amount already included in income to the extent of the accrued OID that has not been allocated to prior payments, or as a repayment of principal. Even if a note has OID that is subject to the de minimis exception, a United States Holder must include such OID in income (which will be treated as gain from a taxable disposition subject to the rules discussed below in "--Disposition of Notes") proportionately as principal payments are made on that note.

         If payments under the notes may be accelerated by reason of prepayments of other obligations securing such notes, Section 1272(a)(6) of the Code may apply to such notes, in which case the issuer will, in computing OID with respect to the notes, determine the amount of OID to be included in income annually by United States Holders under an income accrual method using an assumption as to the expected prepayments on the notes. If the notes are issued with OID and the issuer determines that Section 1272(a)(6) of the Code applies to the notes, additional discussion will be provided as to the computation of OID accruals in the applicable prospectus supplement.

         Notes that have a fixed maturity date of not more than one year from the issue date ("Short-Term Notes") will be treated as "short-term obligations" that are subject to special rules under the Code. No interest on a Short-Term Note will be considered "qualified stated interest" and all payments on such note in excess of such note's issue price will be treated as OID. United States Holders that use an accrual method of accounting for United States federal income tax purposes and certain other United States Holders, including certain pass-through entities, generally are required to accrue such OID on a straight-line basis. However, United States Holders accruing OID on Short-Term Notes may irrevocably elect (on an obligation-by-obligation basis) to accrue OID under a constant yield method based on daily compounding. A United States Holder that uses the cash method of accounting and is not otherwise required under the rules applicable to short-term obligations to accrue interest in respect of a Short-Term Note, may recognize OID when payments thereof are actually or constructively received. However, such taxpayers may elect to accrue OID (on a straight-line basis unless an election is made to accrue on a constant yield basis as described above), and this election will apply to all short-term obligations acquired by the taxpayer on or after the first day of the taxable year to which such election applies, unless revoked with the consent of the IRS. If a United States Holder is not required, and does not elect, to accrue OID with respect to its short-term obligations, any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a Short-Term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, the OID accrued on a constant yield method based on daily compounding) through the date of sale, exchange, redemption, retirement or other taxable disposition. In addition, United States Holders that are not required, and do not elect, to accrue OID on a Short-Term Note are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount equal to the deferred income with respect to such note (which includes both the accrued OID and accrued interest that are payable but that have not been included in gross income), until such deferred income is recognized.

         Amortizable Bond Premium. Except to the extent indicated in the applicable prospectus supplement, no series of notes will be issued with amortizable bond premium. If a United States Holder purchases a note for an amount in excess of the stated redemption price at maturity, the holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to the excess. Generally, a United States Holder may elect to amortize the premium as an offset to interest income otherwise required to be included in income in respect of the note during the taxable year, using a constant yield method, over the remaining term of the note (ignoring any issuer option to redeem the notes at 100% of the principal amount). If the notes are subject to call provisions at the issuer's option, a United States Holder will calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if the use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. If such holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss it would otherwise recognize on disposition of the note. A United States Holder who elects to amortize bond premium must reduce the holder's tax basis in the note by the amount of the premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the United States Holder and may be revoked only with the consent of the IRS. If the notes are subject to Section 1272(a)(6) of the Code, it is unclear whether a Prepayment Assumption should be taken into account in determining the term of the notes. United States Holders should note that the Treasury Regulations on amortizing bond premium do not apply to notes that are subject to Section 1272(a)(6) of the Code and should consult their own tax advisors regarding the amortization of any such bond premium.

         Disposition of Notes. If a United States Holder sells a note or otherwise disposes of a note in a taxable transaction, such holder will recognize gain or loss in an amount equal to the difference between the amount realized for the note and such holder's adjusted tax basis in the note. The adjusted tax basis of the note will equal such holder's cost for the note, increased by any OID previously included by such holder in income from the note and decreased by any bond premium previously amortized and any payments previously received by such holder on the note other than qualified stated interest. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued OID not previously included in income. Capital gain or loss will be long-term if the note was held by the United States Holder for more than one year. The deductibility of capital losses by a United States Holder is subject to limitations.

         Information Reporting and Backup Withholding. Each issuer, its paying agent, or in certain circumstances, an intermediary, generally will be required to report annually to the IRS, and to each United States Holder of record, the amount of interest (and OID) relating to the notes, and the amount withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, or individual retirement accounts. Each United States Holder will be required to provide to the issuer, its paying agent or, in certain circumstances, an intermediary, IRS Form W-9 or other similar form signed under penalties of perjury and containing such holder's name, address, correct federal taxpayer identification number and a statement that such holder is not subject to backup withholding. If a nonexempt United States Holder fails to provide the required certification, backup withholding at the currently applicable rate will apply to amounts otherwise payable to such holder. The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such holder's United States federal income tax liability and may entitle the United States Holder to a refund, provided that the required information is furnished to the IRS. United States Holders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Non-United States Holders

         A "Non-United States Holder" is a beneficial owner of the notes who or that is not a United States Holder.

         Interest. Interest (including OID, if any) paid to a Non-United States Holder will not be subject to United States federal withholding tax of 30% (or, if applicable, a lower treaty rate) provided that:

         o such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of the issuer's or depositor's equity;

         o such holder is not a controlled foreign corporation that is related to the issuer or depositor through stock ownership and is not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

         o either (1) the Non-United States Holder certifies in a statement provided to the issuer or its paying agent, under penalties of perjury, that it is not a "United States person" within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-United States Holder certifies to the issuer or its paying agent under penalties of perjury that it, or the financial institution between it and the Non-United States Holder, has received from the Non-United States Holder a statement, under penalties of perjury, that such holder is not a "United States person" and provides the issuer or its paying agent with a copy of such statement or (3) the Non-United States Holder holds its notes directly through a "qualified intermediary" and certain conditions are satisfied.

         Even if the above conditions are not met, a Non-United States Holder may be entitled to an exemption from withholding tax if the interest is effectively connected to a United States trade or business as described below, or to a reduction in, or an exemption from, withholding tax on interest under a tax treaty between the United States and the Non-United States Holder's country of residence. To claim a reduction or exemption under a tax treaty, a Non-United States Holder must generally complete IRS Form W-8BEN and claim this exemption on the form. In some cases, a Non-United States Holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

         The certification requirements described above may require a Non-United States Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its United States taxpayer identification number. The applicable regulations generally also require, in the case of a note held by a foreign partnership, that:

         o  the certification described above be provided by the partners and

         o  the partnership provide certain information.

Further, a look-through rule will apply in the case of tiered partnerships. Special rules are applicable to intermediaries. Prospective investors should consult their tax advisors regarding the certification requirements applicable to their specific situation.

         Sale or Other Taxable Disposition of the Notes. A Non-United States Holder will generally not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note so long as (i) the gain is not effectively connected with the conduct by the Non-United States Holder of a trade or business within the United States (or if a tax treaty applies, the gain is not attributable to a United States permanent establishment maintained by such Non-United States Holder) and (ii) in the case of a Non-United States Holder who is an individual, such Non-United States Holder is not present in the United States for 183 days or more in the taxable year of the disposition or certain other conditions are met.

         United States Trade or Business. If interest or gain from a disposition of the notes is effectively connected with a Non-United States Holder's conduct of a United States trade or business, or if an income tax treaty applies and the Non-United States Holder maintains a United States "permanent establishment" to which the interest or gain is generally attributable, the Non-United States Holder may be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a United States Holder. If interest income received with respect to the notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

         Backup Withholding and Information Reporting. Backup withholding will likely not apply to payments of principal or interest made by the issuer or its paying agents, in their capacities as such, to a Non-United States Holder of a note if the holder is exempt from withholding tax on interest as described above. However, information reporting on IRS Form 1042-S may still apply with respect to interest payments. Payments of the proceeds from a disposition by a Non-United States Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

         o  a United States person;

         o a controlled foreign corporation for United States federal income tax purposes;

         o a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

         o a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business.

         Payment of the proceeds from a disposition by a Non-United States Holder of a note made to or through the United States office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

         Non-United States Holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of, and procedure for obtaining, an exemption from withholding and backup withholding under current Treasury Regulations. In this regard, the current Treasury Regulations provide that a certification may not be relied on if the issuer or its agent (or other payor) knows or has reasons to know that the certification may be false. Any amounts withheld under the backup withholding rules from a payment to a Non-United States Holder will be allowed as a credit against the holder's United States federal income tax liability and any excess may be refundable, provided the required information is furnished timely to the IRS.

                        STATE AND LOCAL TAX CONSEQUENCES

         The above discussion of material United States federal income tax consequences does not address any state or local tax matters. Prospective investors are urged to consult with their tax advisors regarding the state and local tax consequences to them of purchasing, holding and disposing of notes.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specific types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a "benefit plan") from engaging in specified transactions, such as direct or indirect sales or exchanges or extensions of credit, with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to that benefit plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons and/or the fiduciaries of the benefit plan.

Exemptions Available to Debt Instruments

         In addition, transactions involving the operation and management of the issuer and its assets might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuer were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor and found at 29 C.F.R. 2510.3-101 (the "Plan Assets Regulation"), the assets of the issuer would be treated as assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an "equity interest" in the issuer and none of the exceptions contained in the Plan Assets Regulation applied. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. Although there is little guidance on the subject, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. For additional information regarding the equity or debt treatment of notes, see "ERISA Considerations" in the applicable prospectus supplement.

         Even if the notes are treated as debt for purposes of the Plan Assets Regulation, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if an underwriter, the issuer, the owner trustee, the indenture trustee, any swap counterparty, any insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type of plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers". However, there can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

         Additionally, the acquisition or holding of notes by or on behalf of foreign plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) which are not subject to ERISA or the Code, could give rise to liabilities under federal, state or local law which may be substantially similar to liabilities imposed by
Section 406 of ERISA or Section 4975 of the Code (a "Similar Law").

         The notes should also not be purchased with the assets of a benefit plan if the servicer, the depositor, an underwriter, any swap counterparty, any insurer, the indenture trustee, the owner trustee or any of their affiliates is a fiduciary or gives investment advice with respect to such benefit plan or is an employer maintaining or contributing to such benefit plan, unless such purchase and holding of the notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

         By acquiring a note, each purchaser or transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring such note with the assets of a benefit plan or a foreign, governmental or church plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code; or (ii) the acquisition and holding of such note by the purchaser or transferee, throughout the period that it holds such note is, and will be, covered by a prohibited transaction exemption under Section 406(a) of ERISA or Section 4975 of the Code or, in the case of a foreign, governmental or church plan subject to applicable law that is substantially similar to
Section 406 of ERISA or Section 4975 of the Code, a similar type of exemption or other applicable relief. Each investor in a note will be deemed to covenant that it will not sell, pledge or otherwise transfer such note in violation of the foregoing.

Underwriter Exemption

         The notes may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the United States Department of Labor to specified underwriters. These underwriter exemptions provide relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter exemptions. The receivables covered by the underwriter exemptions include motor vehicle retail installment sale contracts securing the notes offered by this prospectus.

         The underwriter exemptions will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter exemptions to apply to the acquisition of the notes by a benefit plan are the following:

                  (1) The acquisition of notes by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm's-length transaction with an unrelated party.

                  (2) The notes acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor's, Moody's or Fitch.

                  (3) The sum of all payments made to the underwriter in connection with the distribution of the notes represents not more than reasonable compensation for underwriting the notes. The sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the issuer represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services as servicer under the related agreements and reimbursement of the servicer's reasonable expenses in connection with these services.

                  (4) The owner trustee is a substantial financial institution and is not an affiliate, as defined in the exemption, of any other member of the "restricted group", other than the underwriter. The restricted group consists of the underwriter, any trustee, the depositor, the servicer, any subservicer, any insurer, any swap counterparty, any obligor with respect to motor vehicle retail installment sale contracts constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets of the issuer as of the date of initial issuance of the notes and any affiliate of these parties.

                  (5) The benefit plan investing in the notes is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

                  (6) The issuer satisfies the following requirements:

                           (a) the corpus of the issuer consists solely of
                  assets of the type which have been included in other investment pools;

                           (b) securities in these other investment pools have
                  been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan's acquisition of the notes; and

                           (c) securities evidencing interests in these other
                  investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan's acquisition of the notes.

                  (7) The legal document establishing the issuer contains restrictions necessary to ensure that the assets of the issuer may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency, the receivables sale and servicing agreements prohibit all parties from filing an involuntary bankruptcy or insolvency petition against the issuer and a true sale opinion is issued in connection with the transfer of assets to the issuer.

                  (8) The acquisition of additional receivables during the prefunding period must satisfy the following requirements:

                           (a) all additional receivables must meet the same
                  terms and conditions for determining eligibility as the initial receivables;

                           (b) the additional receivables do not result in a
                  lower credit rating;

                           (c) the characteristics of the additional receivables
                  are substantially similar to those of the motor vehicle retail installment sale contracts described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional receivables must be monitored by an independent accountant or a credit support provider or other insurance provider independent of the depositor;

                           (d) the prefunded amount must not exceed 25% of the
                  original aggregate note balance of the offered notes; and

                           (e) the prefunding period must end the earlier of:

                                    (x) three months or ninety days after the
                           Closing Date for that transaction;

                                    (y) the date on which an event of default
                           occurs; or

                                    (z) the date the amount in the prefunding
                           account is less than the minimum dollar amount specified in the indenture, if any.

         Some transactions are not covered by the underwriter exemptions or any other exemption. The underwriter exemptions do not exempt the acquisition and holding of securities by benefit plans sponsored by the depositor, the underwriters, the owner trustee, the indenture trustee, the servicer, any insurer, any swap counterparty or any "obligor" (as defined in the exemption) with respect to receivables included in the issuer constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets in the issuer, or any affiliates of these parties. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

         o a benefit plan's investment in the notes does not exceed 25% of all of the notes outstanding at the time of the acquisition;

         o immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuer containing assets sold or serviced by the same entity; and

         o in the case of the acquisition of notes in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related issuer is acquired by persons independent of the restricted group.

         The underwriter exemptions will also apply to transactions in connection with the servicing, management and operation of the issuer, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes issued by the issuer. All transactions relating to the servicing, management and operations of the issuer will be carried out in accordance with the administration agreement, indenture and receivables sale and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.

         Each purchaser that is purchasing the notes in reliance on an underwriter exemption will be deemed to represent that it qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act. In addition, each prospective purchaser of notes in reliance on an underwriter exemption should consider the possibility that the rating of a note may change during the period that note is held. If the rating were to decline below BBB- (or the equivalent rating), the note could no longer be transferred to a benefit plan in reliance on the exemption. If the ratings decline below one of the four highest generic rating categories from Standard & Poor's, Moody's or Fitch, each transferee will be deemed to represent that either (a) it is not purchasing the notes with the assets of a benefit plan, or
(b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the notes and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

         If you are a benefit plan fiduciary considering the purchase of notes, you should consult with your counsel with respect to whether the issuer will be deemed to hold plan assets and the applicability of an underwriter exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes are an appropriate investment for a benefit plan under ERISA and the Code.

         The sale of notes to a benefit plan is in no respect a representation that this investment meets all the relevant legal requirements with respect to investment by benefit plans generally or by a particular benefit plan, or that this investment is appropriate for benefit plans generally or any particular benefit plan.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the notes of a series, the depositor will agree to sell or cause the related issuer to sell to one or more underwriters named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the depositor or will be sold in private placement.

         In the underwriting agreement with respect to any given series of notes, each applicable underwriter will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the notes offered by the applicable prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

         Each applicable prospectus supplement will either:

         o set forth the price at which each class of notes being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the notes; or

         o specify that the related notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes, the public offering prices and concessions may be changed.

         Each underwriting agreement will provide that HMFC and the depositor will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act or contribute to payments the several underwriters may be required to make in respect thereof. Each issuer may invest funds in its Issuer Accounts in Eligible Investments acquired from the underwriters or from HMFC, the depositor or any of their affiliates.

         Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an "overallotment" option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the note so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

         Pursuant to each underwriting agreement with respect to a given series of notes, the closing of the sale of any class of notes subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of notes of that series.

         The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

         This prospectus includes words such as "expects", "intends", "anticipates", "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which include, among other things, declines in general economic and business conditions, increased competitions, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of HMFC, the servicer or the depositor. The forward-looking statements made in this prospectus are accurate as of the date stated on the cover of this prospectus. Neither the depositor nor any other person has an obligation to update or revise any such forward-looking statement.

                               RATING OF THE NOTES

         Any class of offered notes will initially be:

         o rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the depositor; and

         o identified in the applicable prospectus supplement as being in one of the rating agency's four highest rating categories, which are referred to as "investment grade".

         The note ratings of the offered notes should be evaluated independently from similar ratings on other types of notes. A notes rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments on a class of notes other than to say that principal will be returned no later than the final maturity date for that class of notes. There is no assurance that the ratings initially assigned to any offered notes will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any notes is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the applicable prospectus supplement.

                             REPORTS TO NOTEHOLDERS

         Unless and until notes in definitive registered form are issued, monthly and annual reports containing information concerning the issuer and prepared by the servicer will be sent on behalf of the issuer to Cede & Co., as nominee of DTC and the registered holder of the related global notes, pursuant to the related sale and servicing agreement or other applicable transaction document. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of HMFC to noteholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuer.

                       WHERE YOU CAN FIND MORE INFORMATION

         Hyundai ABS Funding Corporation, as depositor, has filed a registration statement with the SEC relating to the notes. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC's offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

                           INCORPORATION BY REFERENCE

         The SEC allows us to "incorporate by reference" information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuer of that series.

         As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Hyundai ABS Funding Corporation, 10550 Talbert Avenue, Fountain Valley, California 92708 or calling us at: (714) 594-1579.

                                  LEGAL MATTERS

         Relevant legal matters relating to the issuance of the notes of any series will be passed upon for the depositor by Latham & Watkins LLP.

                                    GLOSSARY

         "APR" means the annual percentage rate of a receivable.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of California, Delaware, Minnesota or New York are authorized or obligated by law, executive order or government decree to be closed.

         "Closing Date" means, with respect to any series of notes, the date of initial issuance of that series of notes.

         "Collection Period" means, unless otherwise set forth in the applicable prospectus supplement, a fiscal month of the servicer immediately preceding the month in which the related payment date occurs; however, the initial Collection Period will begin and end on the dates specified in the applicable prospectus supplement.

         "Controlling Class" means, with respect to any issuer, the class or classes of notes designated as the initial "controlling class" in the applicable prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes in the order of priority designated in the applicable prospectus supplement.

         "Defaulted Receivable" has the meaning set forth in the applicable prospectus supplement.

         "Eligible Institution" has the meaning set forth in the applicable prospectus supplement.

         "Eligible Investments" has the meaning set forth in the applicable prospectus supplement.

         "financed vehicle" means a vehicle financed by the receivables.

         "financial institution" means any securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business.

         "Fitch" means Fitch, Inc.

         "Issuer Accounts" means the Collection Account and any other accounts to be established with respect to an issuer, including any note distribution account, prefunding account, reserve account, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.

         "issuer property" means, to the extent specified in the applicable prospectus supplement, the property of each issuer, which will include all right, title and interest of the issuer in and to:

         o the receivables identified on the schedule of receivables acquired on the Closing Date and on each funding date and all monies received on the receivables after the applicable cut-off date;

         o  the security interests in the financed vehicles;

         o rights under any interest rate swap agreement and payments made by the swap counterparty under that interest rate swap agreement;

         o any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or refunds in connection with extended service agreements relating to Liquidated Receivables from the applicable cut-off date;

         o  any other property securing the receivables;

         o  certain rights under dealer agreements;

         o  rights of the issuer under the applicable transaction documents;

         o the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

         o any other property specified in the applicable prospectus supplement; and

         o  all proceeds of the foregoing.

         "Liquidated Receivable" has the meaning set forth in the applicable prospectus supplement.

         "Moody's" means Moody's Investors Service, Inc.

         "Note Balance" means, with respect to any issuer as of any date of determination, the aggregate outstanding principal amount of the related notes.

         "Note Factor" means, with respect to any class of notes issued by an issuer, a seven-digit decimal which the servicer may compute each month indicating the Note Balance of that class of notes at the end of the month as a fraction of the original outstanding principal balance of that class of notes.

         "Original Pool Balance" means, with respect to any issuer, the aggregate outstanding principal balance of the related receivables as of the applicable cut-off date.

          "payment date" means, with respect to any series of notes, the day on which a principal or interest payment is to be made on those notes (or if that day is not a Business Day on the next succeeding Business Day).

          "Pool Balance" means, with respect to any issuer as of any date of determination, the aggregate outstanding principal balance of the related receivables.

         "Pool Factor" means, with respect to any issuer, a seven-digit decimal which the servicer may compute each month indicating the Pool Balance at the end of the month as a fraction of the Original Pool Balance plus the aggregate outstanding principal balance of any subsequent receivables added to the issuer as of the applicable subsequent cut-off date.

         "Prepayment Assumption" means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

         "Record Date" means, unless otherwise specified in any prospectus supplement or any transaction document, with respect to any payment date or redemption date, (i) for any definitive notes, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs and (ii) for any book-entry notes, the close of business on the Business Day immediately preceding such payment date or redemption date.

         "SEC" means the Securities and Exchange Commission.

         "Special Tax Counsel" means Latham & Watkins LLP, as special tax counsel to the depositor.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

                                      INDEX

Term                                                                Page
------------------------------------------------------------------------
administration agreement..............................................26
Administrative Purchase Payment.......................................10
Administrative Receivable.............................................10
Advance...............................................................30
Amortization Period...................................................17
APR...................................................................56
Bankruptcy Code.......................................................43
benefit plan..........................................................49
Business Day..........................................................56
Clearstream, Luxembourg...............................................21
Closing Date..........................................................56
Code..................................................................37
Collection Account....................................................13
Collection Period.....................................................56
Controlling Class.....................................................56
Dealer Finance Managers................................................9
Defaulted Receivable..................................................56
disqualified persons..................................................49
DTC...................................................................15
Eligible Institution..................................................56
Eligible Investments..................................................56
ERISA.................................................................49
event of default......................................................35
Exchange Act..........................................................13
financed vehicle......................................................56
financial institution.................................................56
Fitch.................................................................56
FTC Rule..............................................................42
HDC Rule..............................................................42
HMA....................................................................9
HMC....................................................................9
HMFC...................................................................6
IRS...................................................................44
Issuer Accounts.......................................................56
issuer property.......................................................56
Liquidated Receivable.................................................57
Moody's...............................................................57
Non-United States Holder..............................................47
Note Balance..........................................................57
Note Distribution Account.............................................28
Note Factor...........................................................57
OID...................................................................46
Original Pool Balance.................................................57
parties in interest...................................................49
payment date..........................................................57
Payment Due Date......................................................11
Plan Assets Regulation................................................50
Pool Balance..........................................................57
Pool Factor...........................................................57
Prepayment Assumption.................................................57
prohibited transaction................................................49
PTCE..................................................................50

qualified stated interest.............................................46 receivables pool.......................................................7
Record Date...........................................................57
restricted group......................................................51
Revolving Period......................................................17
sale and servicing agreements.........................................25
SEC...................................................................57
Securities Act........................................................29
servicer default......................................................30
Short-Term Notes......................................................46
Similar Law...........................................................50
Simple Interest Method.................................................8
Simple Interest Receivables............................................8
Special Tax Counsel...................................................57
Standard & Poor's.....................................................57
TIN...................................................................23
transfer agreements...................................................25
U.S. Person...........................................................23
UCC...................................................................27
United States Holder..................................................45
Warranty Purchase Payment.............................................26
Warranty Receivable...................................................26




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



================================================================================


         No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus, respectively.

                                  ------------


                               Hyundai ABS Funding
                                   Corporation
                                    Depositor

                              Hyundai Motor Finance
                                     Company
                               Seller and Servicer

                                  ------------


         Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================


================================================================================



                            Hyundai Auto Receivables
                                  Trust 2003-A
                                     Issuer

                                 Class A-1 Notes
                                  $170,000,000

                                 Class A-2 Notes
                                  $241,000,000

                                 Class A-3 Notes
                                  $130,000,000

                                 Class A-4 Notes
                                  $120,618,000

                                  Class B Notes
                                   $39,034,000

                                  Class C Notes
                                   $11,710,000

                                  Class D Notes
                                   $40,985,000

                                  ------------

                                   PROSPECTUS
                                   SUPPLEMENT

                                  ------------



               Joint Bookrunners of the Class A, B, C and D Notes

                         Banc One Capital Markets, Inc.

                                    Citigroup

                        Co-Managers of the Class A Notes

                              ABN AMRO Incorporated

                            Deutsche Bank Securities

                                    SG Cowen



================================================================================